 Exhibit (a)(1)
TO THE COMMON UNITHOLDERS OF Höegh lng PARTNERS LP
MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
Dear Common Unitholder of Höegh LNG Partners LP:
We cordially invite you to attend a special meeting (the “Special Meeting”) of common unitholders (the “Common Unitholders”) of Höegh LNG Partners LP, a Marshall Islands limited partnership (“MLP” or the “Company”), at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda on September 20, 2022 at 12:00 noon (local time).
On May 25, 2022, MLP, Höegh LNG GP LLC, a Marshall Islands limited liability company and the general partner of MLP (the “General Partner”), Höegh LNG Holdings Ltd., a Bermuda exempted company (“Parent”), and Hoegh LNG Merger Sub LLC, a Marshall Islands limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into MLP, with MLP surviving as a Marshall Islands limited partnership (such entity, the “Surviving Entity”) and as a direct subsidiary of Parent (the “Merger”).
Upon completion of the Merger, each common unit representing a limited partner interest in MLP (the “Common Units”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than those Common Units held by Parent (the “Sponsor Units”), will be converted into the right to receive $9.25 per Common Unit in cash (the “merger consideration”), which will be paid without interest and reduced by any applicable tax withholding. The General Partner’s general partner interest in MLP and each of MLP’s 8.75% Series A Cumulative Redeemable Preferred Units (the “Preferred Units”) will remain outstanding upon completion of the Merger, and no consideration will be delivered in respect thereof. The General Partner will remain the sole general partner of MLP. The Sponsor Units will remain outstanding after the Merger. MLP’s outstanding incentive distribution rights (the “Incentive Distribution Rights”) issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist, and no consideration will be delivered in exchange for such cancellation.
The conflicts committee (the “Conflicts Committee”) of the board of directors of MLP (the “MLP Board”), consisting of three directors who meet the requirements for membership on the Conflicts Committee set forth in the Second Amended and Restated Agreement of Limited Partnership of MLP (the “Partnership Agreement”), has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and Common Unitholders other than Parent and its affiliates (the “Unaffiliated Unitholders”), (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting Special Approval (as defined in the Partnership Agreement)), (iii) recommended to the MLP Board that the MLP Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) recommended to the MLP Board that the MLP Board recommend approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders.
Your vote is very important regardless of the number of Common Units you own.   The Merger cannot be completed unless holders of at least a majority of the outstanding Common Units, subject to a cutback for unitholders beneficially owning more than 4.9% of the outstanding Common Units to the extent described in the proxy statement (the “Cutback”), including those held by Parent, approve the Merger Agreement and transactions contemplated thereby, including the Merger. Common Units held by Parent are not subject to the Cutback. Accordingly, the Common Unitholders will be asked to consider and vote on a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Merger Proposal”), and the Common Unitholders will be asked to consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and transactions contemplated thereby, including the Merger, at the time of the Special Meeting (the “Adjournment Proposal”). Pursuant to the Voting and Support Agreement, dated as of May 25, 2022 (the “Support Agreement”), by and between Parent and MLP, a copy of which is attached as Annex D to this proxy statement, Parent has agreed to appear at the Special Meeting and vote in favor of the Merger Agreement and transactions contemplated thereby, including the Merger, and against any competing proposals. Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022).
The MLP Board, acting upon the recommendation of the Conflicts Committee, has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders. The MLP Board has also called this Special Meeting. Accordingly, the MLP Board recommends that the Common Unitholders vote “FOR” the Merger Proposal and that the Common Unitholders vote “FOR” the Adjournment Proposal.
Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and returning the enclosed proxy card to MLP by mail or, if the option is available to you, by granting your proxy electronically over the Internet or by telephone. If your Common Units are held in “street name,” you must follow the instructions provided by your broker in order to vote your Common Units. The failure to instruct your bank, brokerage firm or other nominee to vote your Common Units “FOR” approval of the Merger Proposal will have the same effect as voting “against” approval of the Merger Proposal.
More information about MLP and the Merger is contained in the accompanying proxy statement. We encourage you to read carefully the accompanying proxy statement (and the documents incorporated by reference into the accompanying proxy statement) before voting.
If you have any questions or need assistance voting your Common Units, please contact D.F. King & Co., Inc., our proxy solicitor, by calling toll-free at (800) 431-9633.
Thank you in advance for your cooperation and continued support.
By Order of the Board of Directors of Höegh LNG Partners LP
Sincerely,
/s/ Håvard Furu

Håvard Furu
Chief Executive Officer and Chief Financial Officer of Höegh LNG Partners LP
The accompanying proxy statement is dated August 25, 2022, and is first being mailed to Common Unitholders on or about August 29, 2022.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits of fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS
TO BE HELD ON SEPTEMBER 20, 2022
Notice is hereby given that Höegh LNG Partners LP will hold a special meeting of its common unitholders (the “Common Unitholders”) at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda, on September 20, 2022, beginning at 12:00 noon (local time) (the “Special Meeting”), for the purpose of considering and voting on the following matters:
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Merger Proposal:   To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 25, 2022 (the “Merger Agreement”), by and among Höegh LNG Partners LP (“MLP”), Höegh LNG GP LLC, the general partner of MLP (the “General Partner”), Höegh LNG Holdings Ltd. (“Parent”), and Hoegh LNG Merger Sub LLC, a direct wholly owned subsidiary of Parent (“Merger Sub”), a copy of which is attached as Annex A to the proxy statement accompanying this notice, as such agreement may be amended from time to time, and the transactions contemplated thereby, including the merger of Merger Sub with and into MLP, with MLP surviving as a Marshall Islands limited partnership and as a direct subsidiary of Parent (the “Merger”); and

•
Adjournment Proposal:   To consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at the time of the Special Meeting.

These items of business are more fully described in the accompanying proxy statement.
The conflicts committee (the “Conflicts Committee”) of the board of directors of MLP (the “MLP Board”), consisting of three directors who meet the requirements for membership on the Conflicts Committee set forth in the Second Amended and Restated Agreement of Limited Partnership of MLP (the “Partnership Agreement”), has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and Common Unitholders other than Parent and its affiliates (the “Unaffiliated Unitholders”), (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting Special Approval (as defined in the Partnership Agreement), (iii) recommended to the MLP Board that the MLP Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) recommended to the MLP Board that the MLP Board recommend approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders.
Only Common Unitholders of record as of the close of business on August 22, 2022 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of Common Unitholders entitled to vote at the Special Meeting will be available in MLP’s offices located at Canon’s Court, 22 Victoria Street, Hamilton, HM 12 Bermuda during regular business hours for a period of ten days before the Special Meeting, and at the place of the Special Meeting during the meeting.
The Merger cannot be completed unless holders of at least a majority of the outstanding Common Units (subject to the Cutback (as defined below)), including those held by Parent, approve the Merger Agreement and transactions contemplated thereby, including the Merger. Accordingly, the Common Unitholders will be asked to consider and vote on a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the “Merger Proposal”), and the Common Unitholders will be asked to consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and transactions contemplated thereby, including the Merger, at the time of the Special Meeting (the “Adjournment Proposal”). Pursuant to the Voting and Support Agreement, dated as of May 25, 2022 (the “Support Agreement”), by and between Parent and MLP, a copy of which is attached as Annex D to the proxy statement accompanying this notice, Parent has agreed to appear at the Special Meeting and vote in favor of the Merger Agreement and transactions contemplated thereby, including the Merger, and against any competing proposals. Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022).
The MLP Board, acting upon the recommendation of the Conflicts Committee, has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders. Accordingly, the MLP Board recommends that the Common Unitholders vote “FOR” the Merger Proposal and that the Common Unitholders vote “FOR” the Adjournment Proposal.
Your vote is very important. Your failure to vote your Common Units will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
You can cause your Common Units to be voted by completing and returning a proxy card. Most Common Unitholders can also submit a proxy over the Internet or by telephone. If Internet and telephone proxy submission are available to you, you can find voting instructions in the materials accompanying the proxy statement. You can revoke a proxy at any time prior to its exercise at the Special Meeting by following the instructions in the enclosed proxy statement. The MLP Board has called the Special Meeting.
By Order of the Board of Directors of Höegh LNG Partners LP,
Sincerely,
/s/ Håvard Furu

Håvard Furu
Chief Executive Officer and Chief Financial Officer of Höegh LNG Partners LP
August 25, 2022
Hamilton, Bermuda

YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE PREPAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the Special Meeting. If your Common Units are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished to you by such record holder.
We urge you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the Merger Proposal, the Adjournment Proposal, the Special Meeting or the accompanying proxy statement or would like additional copies of the accompanying proxy statement or need help voting your Common Units, please contact MLP’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokerage Firms, please call: (212) 269-5550
Common Unitholders, please call toll free: (800) 431-9633
E-mail: hoegh@dfking.com

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates by reference important business and financial information about MLP from other documents that are not included in or delivered with the proxy statement. For a more detailed discussion of the information about MLP incorporated by reference into the proxy statement, see “Where You Can Find More Information.” This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement by requesting them in writing or by telephone from MLP at the following address and telephone number:
Höegh LNG Partners LP
Canon’s Court
22 Victoria Street
Hamilton, HM 12 Bermuda
Phone: +1 441 298 3300
To obtain timely delivery of these documents, you must request them no later than five business days before the date of the Special Meeting. This means that Common Unitholders requesting documents must do so by September 13, 2022 in order to receive them before the Special Meeting.
ABOUT THIS DOCUMENT
This document constitutes a notice of meeting and a proxy statement with respect to the Special Meeting of Common Unitholders, during which Common Unitholders will be asked to consider and vote on, among other matters, a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.
You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated August 25, 2022. The information contained in this proxy statement is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement to the Common Unitholders nor the payment of the merger consideration pursuant to the Merger Agreement will create any implication to the contrary.
This proxy statement does not constitute the solicitation of a proxy in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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SUMMARY TERM SHEET
The following summary highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, Höegh LNG Partners LP (“MLP”) encourages you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”
Parties to the Merger
Höegh LNG Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
Höegh LNG Holdings Ltd. (“Parent”) is a fully integrated liquefied natural gas (“LNG”) infrastructure company offering LNG transportation services, LNG regasification, terminal solutions and in-house ship management services. Parent is incorporated in Bermuda and Parent and its affiliates have an established presence in Norway, Singapore, UK, USA, Indonesia, Lithuania, Egypt, Colombia, Philippines and China.
Parent holds 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022) and is also the owner of the General Partner (as defined below) and the incentive distribution rights in MLP (the “Incentive Distribution Rights”).
Höegh LNG GP LLC
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
Höegh LNG GP LLC (the “General Partner”) is the general partner of MLP and holds the non-economic general partner interest in MLP. The General Partner is wholly owned by Parent. Under the Second Amended and Restated Agreement of Limited Partnership of MLP (the “Partnership Agreement”), the General Partner has irrevocably delegated to the board of directors of MLP (the “MLP Board”) the power to oversee and direct the operations of, manage and determine the strategies and policies of MLP.
Hoegh LNG Merger Sub LLC
c/o Höegh LNG Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
Hoegh LNG Merger Sub LLC, a Marshall Islands limited liability company (“Merger Sub”), is a direct wholly owned subsidiary of Parent formed solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into MLP, with MLP surviving the Merger as a direct subsidiary of Parent.
Höegh LNG Partners LP
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
MLP is a publicly traded limited partnership formed initially by Parent to own, operate and acquire floating storage and regasification units (“FSRUs”), LNG carriers and other LNG infrastructure assets under long-term charters, which MLP defines as charters of five or more years. MLP’s Common Units are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “HMLP.”
The Merger
MLP and Parent have agreed to merge under the terms of the Merger Agreement that is described in this proxy statement. Under the terms of the Merger Agreement, Merger Sub, a direct wholly owned subsidiary of Parent, will merge with and into MLP, with MLP surviving as a Marshall Islands limited partnership and as a direct subsidiary of Parent (such entity, the “Surviving Entity”). The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement because it is the legal document that governs the terms and conditions of the Merger.
Merger Consideration
The Merger Agreement provides that, at the Effective Time, each Common Unit issued and outstanding as of immediately prior to the Effective Time and not held by Parent will be converted into the right to receive $9.25 per Common Unit in cash, which will be paid without interest and reduced by any applicable tax withholding.
Treatment of General Partner Interest
The general partner interest in MLP outstanding immediately prior to the Effective Time will remain outstanding, and the General Partner will continue as the sole general partner of MLP and the sole owner of the general partner interest in MLP. No party will deliver any merger consideration in respect of the general partner interest.
Treatment of Incentive Distribution Rights
The Incentive Distribution Rights that are owned immediately prior to the Effective Time by Parent will automatically be cancelled at the Effective Time and will cease to exist, and no consideration will be delivered in exchange for such cancellation.
Treatment of Preferred Units
Each of MLP’s 8.75% Series A Cumulative Redeemable Preferred Units (the “Preferred Units”) will remain outstanding upon completion of the Merger, and no party will deliver any merger consideration in respect of any Preferred Unit.
Effects of the Merger
If the Merger is completed, (1) MLP will be a direct subsidiary of Parent, (2) Unaffiliated Unitholders will no longer have an equity interest in MLP, (3) the Common Units will no longer be listed on the NYSE and (4) MLP will commence the suspension and termination of the registration of the Common Units with the U.S. Securities and Exchange Commission (the “SEC”).
The MLP Special Meeting
Special Meeting.   The Special Meeting will be held at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda, on September 20, 2022, at 12:00 noon (local time). At the Special Meeting, Common Unitholders will be asked to vote on the following proposals:
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Merger Proposal:   To approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the transactions contemplated thereby, including the Merger (the “Merger Proposal”); and

•
Adjournment Proposal:   To approve the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at the time of the Special Meeting (the “Adjournment Proposal”).

Who Can Vote at the Special Meeting.   Only Common Unitholders of record at the close of business on August 22, 2022 will be entitled to receive notice of the Special Meeting and to vote on the Adjournment Proposal at the Special Meeting. Only Common Unitholders of record at the close of business on August 22, 2022 will be entitled to vote on the Merger Proposal. As of the close of business on the record date of August 22, 2022, there were 33,373,002 Common Units held by Common Unitholders entitled to vote on the Merger Proposal and the Adjournment Proposal. Each Common Unitholder, including Parent, is entitled to one vote for each Common Unit owned as of the record date subject to the limitation set forth in the following paragraph.
The Partnership Agreement restricts Common Unitholders’ voting rights (such restriction, the “Cutback”) by providing that if any person or group beneficially owns more than 4.9% of the outstanding Common Units, any such Common Units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of Common Unitholders (unless otherwise required by law), calculating required votes (except for purposes of nominating a person for election to the MLP Board), determining the presence of a quorum or for other similar purposes. The voting power of any such Common Unitholders in excess of 4.9% will effectively be redistributed pro rata among the other Common Unitholders holding less than 4.9% of the voting power of all Common Units. Both (a) Parent, the General Partner and their respective affiliates and (b) persons who acquired more than 4.9% of the Common Units with the prior approval of the MLP Board will not be subject to the Cutback. Other than Parent and its affiliates, MLP does not know of any person or group that beneficially owns more than 4.9% of the outstanding Common Units.
Required Vote.   Subject to the Cutback, the affirmative vote of holders of at least a majority of the outstanding Common Units, including those held by Parent, is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (“Unitholder Approval”). As of the record date, there were 33,373,002 Common Units outstanding, of which 15,257,498 Common Units were owned by Parent (representing 45.7% of the Common Units issued and outstanding as of such date).
Subject to the Cutback, the affirmative vote of holders of at least a majority of the outstanding Common Units entitled to vote and present in person or by proxy at the Special Meeting, including those held by Parent, is required to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the Special Meeting.
Abstentions will have the same effect as votes “AGAINST” approval of the Merger Proposal and if you fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or other nominee and are otherwise represented in person or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.
Pursuant to the Voting and Support Agreement, dated as of May 25, 2022 (the “Support Agreement”), by and between Parent and MLP, a copy of which is attached as Annex D to this proxy statement, Parent has agreed to appear at the Special Meeting and vote in favor of the Merger Agreement and transactions contemplated thereby, including the Merger, and against any competing proposals. Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022).
The Conflicts Committee and MLP Board’s Approval of the Merger
In connection with the Merger, the MLP Board established a conflicts committee consisting of three directors who meet the requirements for membership on the conflicts committee set forth in the Partnership Agreement (the “Conflicts Committee”) to (1) review and evaluate the terms and conditions of the proposed transaction and related agreements on behalf of MLP and the Unaffiliated Unitholders, (2) negotiate, or delegate to any person or persons the authority to negotiate, the terms and conditions of the proposed transaction and related agreements with the General Partner and its affiliates (including Parent) and their representatives, (3) approve, or determine not to approve, the proposed transaction and related agreements, any such approval to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, (4) recommend to the MLP Board that the proposed transaction and related agreements be approved or not approved, any such recommendation to approve the proposed transaction and related agreements to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, or determine not to make any recommendation regarding the proposed transaction to the MLP Board, and (5) determine whether the proposed transaction and related agreements were in the best interests of MLP, including the Unaffiliated Unitholders.
The Conflicts Committee along with its financial and legal advisors conducted a review and evaluation of the proposed Merger. In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Conflicts Committee and the MLP Board considered a number of factors in their respective deliberations. For a more complete discussion of these items, see “The Merger — Recommendation of the Conflicts Committee and the MLP Board; Reasons for Recommending Approval of the Merger Proposal.”
The Conflicts Committee and MLP Board Recommendations and Reasons for the Merger
The Conflicts Committee (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting Special Approval as defined in the Partnership Agreement), (iii) recommended to the MLP Board that the MLP Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) recommended to the MLP Board that the MLP Board recommend approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders.
The MLP Board recommends that Common Unitholders vote “FOR” the approval of the Merger Agreement and that Common Unitholders vote “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting.
In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Conflicts Committee and the MLP Board considered a number of factors in their respective deliberations. For a more complete discussion of these factors, see “The Merger — Recommendation of the Conflicts Committee and the MLP Board; Reasons for Recommending Approval of the Merger Proposal.”
Opinion of the Financial Advisor to the Conflicts Committee
Pursuant to an engagement letter dated as of December 22, 2021, the Conflicts Committee engaged Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Merger. As part of this engagement, the Conflicts Committee requested that Evercore evaluate whether the merger consideration to be received by holders of the Common Units other than Parent, the General Partner and Merger Sub (collectively, the “Sponsor Entities”) and their affiliates in the Merger is fair, from a financial point of view, to MLP and to such holders.
At a meeting of the Conflicts Committee held on May 24, 2022, Evercore rendered to the Conflicts Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated May 24, 2022, that, as of May 24, 2022 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of the Common Units other than the Sponsor Entities and their affiliates in the Merger was fair, from a financial point of view, to MLP and to such holders.
The full text of the written opinion of Evercore, dated as of May 24, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Conflicts Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any holder of Common Units should vote or act in respect of the Merger.

Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to MLP, nor does it address the underlying business decision of MLP to engage in the Merger.
For further information, see the section of this proxy statement entitled “— Opinion of the Financial Advisor to the Conflicts Committee” beginning on page 45 and the full text of the written opinion of Evercore attached as Annex B to this proxy statement.
Interests of the Directors and Executive Officers of MLP in the Merger
Some of the directors and executive officers of MLP have financial interests in the Merger that may be different from, or in addition to, those of the Common Unitholders generally. The MLP Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and making its recommendation that the Common Unitholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. These interests include the following:
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Parent has established a program in order to facilitate the grant of phantom units (each representing a hypothetical Common Unit) to certain employees of affiliates of Parent. As of the date hereof, Parent has granted, for no consideration, an aggregate of 14,004 phantom units from Parent to certain employees of its affiliates pursuant to its phantom unit award program. It is anticipated that any outstanding phantom units will be deemed vested immediately prior to the Effective Time. Holders of such phantom units will be entitled to receive a lump-sum cash payment from Parent in full satisfaction thereof following the closing of the Merger. Håvard Furu, the Chief Executive Officer and Chief Financial Officer of MLP holds 2,971 phantom units pursuant to Parent’s program.

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In connection with the signing of the Merger Agreement, the $20,000 monthly cash retainer which had been paid to each member of the Conflicts Committee (or $25,000 in the case of the Chairman of the Conflicts Committee) since December 3, 2021 was reduced to $7,500 per month (or $10,000 in the case of the Chairman of the Conflicts Committee), which monthly retainer will cease upon the closing of the Merger. In connection with any litigation involvement relating to, or arising out of, the Merger, each member of the Conflicts Committee (including the Chairman of the Conflicts Committee) will receive (i) $1,000 per hour for time actually spent in connection with litigation-related matters, if any and (ii) to the extent travel is needed, a fee of $2,500 per travel day and reimbursement of travel costs.

MLP’s directors and executive officers are also entitled to continued indemnification and directors’ and officers’ liability insurance coverage under the Merger Agreement. For a further discussion of the interests of directors and executive officers in the Merger, see “Special Factors — Interests of the Directors and Executive Officers of MLP in the Merger.”
Conditions to Consummation of the Merger
Parent and MLP currently expect to complete the Merger in the second half of 2022, subject to receipt of required Unitholder Approval and any applicable regulatory approvals and clearances and to the satisfaction or waiver of the other conditions to the transactions contemplated by the Merger Agreement described below.
As more fully described in this proxy statement, Parent, MLP, the General Partner and Merger Sub may not complete the Merger unless each of the following conditions is satisfied or waived, if waiver is permitted by applicable law:
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the Merger Agreement and the transactions contemplated thereby, including the Merger, must have received Unitholder Approval;

•
the filing or obtaining, or the occurrence of, any necessary authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations or terminations of waiting periods required from, any governmental authority (all such permits, approvals, filings and consents and the expiration or termination of all such waiting periods being referred to as the “Required Regulatory Approvals”), and all such Required Regulatory Approvals will be in full force and effect as of the date of closing; and

•
no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority will be in effect enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement or making the consummation of such transactions illegal.

The obligations of Parent, the General Partner and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
(i) the representations and warranties of MLP in Section 3.3(a) and Section 3.3(c) of the Merger Agreement will be true and correct, both when made and at and as of the date of the closing of the Merger; (ii) the representations and warranties contained in Section 3.2(a) of the Merger Agreement shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the closing of the Merger, except to the extent expressly made as of an earlier date, in which case as of such date; and (iii) all other representations and warranties of MLP in the Merger Agreement shall be true and correct, both when made and at and as of the date of the closing of the Merger, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be so true and correct, (without giving effect to any limitation as to material adverse effect or materiality contained in any individual representation or warranty), does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on MLP;

•
MLP will have performed, in all material respects, all obligations required to be performed by it under the Merger Agreement;

•
Parent will have received an officer’s certificate executed by an executive officer of MLP certifying that the two preceding conditions have been satisfied; and

•
no material adverse effect having occurred since the date of the Merger Agreement.

The obligations of MLP to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
(i) the representations and warranties of Parent, the General Partner and Merger Sub in Section 4.2(a) of the Merger Agreement will be true and correct, both when made and at and as of the date of the closing of the Merger and (ii) all other representations and warranties of Parent, the General Partner and Merger Sub in the Merger Agreement shall be true and correct, both when made and at and as of the date of the closing of the Merger, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality set forth in any individual such representation or warranty), does not, and would not reasonably be expected to, individually or in the aggregate, prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•
Parent, the General Partner and Merger Sub will have performed, in all material respects, all obligations required to be performed by them under the Merger Agreement; and

•
MLP will have received an officer’s certificate executed by an executive officer of Parent certifying that the two preceding conditions have been satisfied.

Regulatory Approvals Required for the Merger
Consummation of the Merger is not subject to the expiration or termination of a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and is not expected to be subject to any other Required Regulatory Approvals.
No Solicitation by MLP of Alternative Proposals
Pursuant to the Merger Agreement, MLP has agreed that it will not, and will cause its subsidiaries and will use its reasonable best efforts to cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives not to, directly or indirectly, solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute or could reasonably be expected to lead to any inquiry, proposal or offer from any person or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Parent, its subsidiaries, and their affiliates, relating to (other than the transactions contemplated in the Merger Agreement and other than in the ordinary course of business) any:
•
direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of MLP and its subsidiaries;

•
direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of any class of equity securities of MLP;

•
tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning any class of equity securities of MLP; or

•
merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving MLP or any of its subsidiaries.

Change in the MLP Board Recommendation
The Merger Agreement provides that MLP and its subsidiaries will not, and they will use commercially reasonable efforts to cause their respective representatives not to, directly or indirectly, withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendation of the MLP Board that the Common Unitholders approve the Merger Agreement or fail to include such recommendation of the MLP Board in this proxy statement.
MLP’s taking or failing to take, as applicable, any of the actions described above is referred to as an “adverse recommendation change.”
Subject to the satisfaction of specified conditions in the Merger Agreement described under “Proposal 1: The Merger Agreement — Change in the MLP Board Recommendation,” the Conflicts Committee may, on behalf of the MLP Board, at any time prior to Unitholder Approval, effect an adverse recommendation change.
Termination of the Merger Agreement
Parent or MLP may terminate the Merger Agreement at any time prior to the Effective Time:
•
by mutual written consent duly authorized by each of the Parent Board and the Conflicts Committee, respectively;

•
by either Parent or, following authorization by the Conflicts Committee, MLP:

•
if the Merger has not occurred on or before November 23, 2022 (the “Outside Date”); provided, that the right to terminate the Merger Agreement if the Merger has not occurred on or before the Outside Date will not be available to a party (i) if the inability to satisfy the conditions to closing was due to the failure of such party or its affiliates to perform any of its obligations under the Merger Agreement or (ii) if the other party has filed (and is then pursuing) an action seeking specific performance to enforce the obligations under the Merger Agreement;

•
if any governmental authority has issued a final and nonappealable law, injunction, judgment or ruling that enjoins, restrains, prevents or otherwise prohibits the consummation of the transactions contemplated by the Merger Agreement or makes the transactions contemplated by the Merger Agreement illegal; provided, however, that the right to terminate for this reason will not be available to a party if such final law, injunction, judgment or rule was due to the failure of such party to perform any of its obligations under the Merger Agreement; or

•
if the Special Meeting shall have concluded and the Unitholder Approval shall not have been obtained; provided, however, that the right to terminate is not available to a party if such failure to obtain the Unitholder Approval was due to the action or failure to act of such party and such action or failure to act constitutes a breach by such party of the Merger Agreement.

•
by Parent:

•
if an adverse recommendation change by the Conflicts Committee on behalf of the MLP Board shall have occurred; or

•
if there is a breach or failure to perform by MLP of any of its representations, warranties, covenants or agreements in the Merger Agreement such that certain closing conditions would not be satisfied and are incapable of being cured, or are not cured by MLP within 30 days following receipt of written notice from Parent of such breach or failure, subject to certain exceptions discussed in “Proposal No. 1. The Merger Agreement — Termination of the Merger Agreement”; provided, however, that Parent shall not have the right to terminate if Parent, the General Partner or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or

•
by MLP if there is a breach or failure to perform by Parent, the General Partner or Merger Sub of any of their representations, warranties, covenants or agreements such that certain closing conditions would not be satisfied and are incapable of being cured, or are not cured by Parent, the General Partner or Merger Sub within 30 days following receipt of written notice from MLP of such breach or failure, subject to certain exceptions discussed in “Proposal No. 1. The Merger Agreement —  Termination of the Merger Agreement”; provided, however, that MLP shall not have the right to terminate if MLP is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement and without such termination first being authorized by the Conflicts Committee.

Fee and Expense Reimbursement
Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses. Expenses relating to the preparation, printing, filing and mailing of this proxy statement and the solicitation of the Unitholder Approval will be paid 50% by Parent and 50% by MLP.
The Support Agreement
On May 25, 2022, MLP entered into the Support Agreement with Parent. Under the Support Agreement, Parent has agreed to appear at the Special Meeting and vote in favor of the Merger Agreement and transactions contemplated thereby, including the Merger, and against any competing proposals, subject to certain qualifications as further described in “The Support Agreement.” Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of the record date for the Special Meeting).
The Support Agreement is attached to this proxy statement as Annex D and is incorporated herein by reference. For more information, see “The Support Agreement.”
Material U.S. Federal Income Tax Consequences
The exchange of Common Units for merger consideration pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder (as defined below) generally will recognize capital gain or loss equal to the difference, if any, between (i) the merger consideration received by such U.S. Holder and (ii) such U.S. Holder’s adjusted tax basis in its Common Units.
See “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the Merger. Determining the actual U.S. federal income tax consequences of the Merger to you will depend on your specific situation. You are urged to consult your tax advisor for a full understanding of the U.S. federal income tax consequences of the Merger to you.

Material Republic of the Marshall Islands Tax Consequences
The following discussion is applicable only to persons who are not citizens of, and do not reside in, maintain offices in or carry on business or conduct transactions or operations in the Republic of the Marshall Islands.
Because we and our subsidiaries do not, and we will not nor will our subsidiaries, maintain offices or carry on business or conduct transactions or operations in the Republic of the Marshall Islands, and because all documentation related to this offering has been and will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law unitholders that are not citizens of, and do not reside in, maintain offices in or carry on business or conduct transactions or operations in the Republic of the Marshall Islands, will not be subject to Marshall Islands stamp, capital gains or other taxes on the disposition of our Common Units pursuant to the Merger.
It is the responsibility of each Common Unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of the disposition of our Common Units pursuant to the Merger. Accordingly, each Common Unitholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each Common Unitholder to file any Marshall Islands tax returns that may be required of such Common Unitholder.
Material Norway Tax Consequences
The following is a discussion of the material Norwegian tax consequences that may be relevant to unitholders who are persons not resident in Norway for taxation purposes, which we refer to as “Non-Norwegian Holders.”
There should be no Norwegian taxation, nor filing obligations, triggered at the hand of any Non-Norwegian Holders.
Material Bermuda Tax Considerations
Bermuda at present imposes no taxes by withholding or otherwise on Common Unitholders on income or capital gains on the disposition of our Common Units pursuant to the Merger nor any taxes on the members in the nature of estate duty, inheritance or capital transfer tax other than members ordinarily resident in Bermuda, if any.
Parent, the General Partner and MLP have each received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended by the Exempted Undertakings Tax Protection Amendment Act 2011) assurance that, in the event of there being enacted in Bermuda any legislation imposing any such taxes, such taxes shall not until March 31, 2035 be applicable to Parent, the General Partner and MLP.
No Appraisal Rights
Appraisal rights are not available in connection with the Merger under the laws of the Republic of the Marshall Islands or under the Partnership Agreement.
Accounting Treatment of the Merger
Parent prepares its consolidated financial statements under International Financial Reporting Standards (“IFRS”) as adopted by the European Union and MLP is a de-facto controlled subsidiary. As a result, the merger will be accounted for as an acquisition of minority interest in the consolidated financial statements of Parent with a corresponding transfer from non-controlling interest to controlling interest.
Delisting and Deregistration of Common Units
The Common Units are currently listed on the NYSE under the ticker symbol “HMLP.” If the Merger is completed, the Common Units will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Organizational Structure Prior to and Following the Merger
The following represents the simplified organizational structure of MLP prior to the Merger:

Höegh LNG Holdings Ltd.
("Parent")
100% Membership Interest
45.7% of Common LP Units(1)
100% of Incentive Distribution Rights
Public Common Unitholders
54.3% of Common LP Units
Höegh LNG GP LLC
("GP")
Series A Unitholders
Series A Preferred Units
Non-Economic GP Interest
Höegh LNG Partners LP
("MLP")
Höegh LNG Partners Operating LLC
Various Subsidiary Interests

(1)
Includes (i) 15,257,498 Common Units held by Parent (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022 and (ii) 443,429 Common Units deemed to be beneficially owned by Morten W. Høegh and Leif O. Høegh through indirect ownership interests of Leif Höegh & Co. Ltd. (representing 1.3% of the Common Units issued and outstanding as of August 22, 2022). Parent is also the indirect beneficial owner of the non-economic general partner interest in MLP.

The following represents the simplified organizational structure of the Surviving Entity immediately following the Effective Time:

Höegh LNG Holdings Ltd.
("Parent")
100% Membership Interest
100% of Common LP Units
Höegh LNG GP LLC
("GP")
Non-Economic GP Interest
Series A Preferred Units
Series A Unitholders
Höegh LNG Partners LP
("MLP")
Höegh LNG Partners Operating LLC
Various Subsidiary Interests

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
General Questions and Answers
Set forth below are questions that you, as a Common Unitholder of MLP, may have regarding the Merger, the Adjournment Proposal and the Special Meeting, and brief answers to those questions. You are urged to read carefully this proxy statement and the other documents referred to in this proxy statement in their entirety, including the Merger Agreement, which is attached as Annex A to this proxy statement, and the documents incorporated by reference into this proxy statement, because this section may not provide all of the information that is important to you with respect to the Merger and the Special Meeting. You may obtain a list of the documents incorporated by reference into this proxy statement in the section titled “Where You Can Find More Information.”
Q:
Why am I receiving this proxy statement?

A:
MLP, General Partner, Parent and Merger Sub have agreed to a merger, pursuant to which Merger Sub will merge with and into MLP. MLP will survive as a Marshall Islands limited partnership and as a direct subsidiary of Parent, but MLP’s Common Units will cease to be publicly traded. In order to complete the Merger, the holders of a majority of the Common Units, including those held by Parent, must vote to approve the Merger Agreement. MLP is holding a special meeting of its Common Unitholders to obtain the Unitholder Approval.

In the Merger, each Common Unit held by Unaffiliated Unitholders will be converted into the right to receive $9.25 per Common Unit in cash, which will be paid without interest and reduced by any applicable tax withholding. This document is being delivered to you as a proxy statement by which the MLP Board is soliciting proxies from you to vote on the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, at the Special Meeting or at any adjournment or postponement of the Special Meeting.
Q:
What will happen in the Merger?

A:
In the Merger, Merger Sub will merge with and into MLP. MLP will survive as a direct subsidiary of Parent, but MLP’s Common Units will cease to be publicly traded. The Common Units will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Q:
What will I receive in the Merger for my Common Units?

A:
If the Merger is completed, each Common Unit held by Unaffiliated Unitholders will be converted into the right to receive $9.25 per Common Unit in cash, which will be paid without interest and reduced by any applicable tax withholding. Preferred Units will not be cancelled, will not be converted into the merger consideration and will remain outstanding as Preferred Units following the Effective Time.

Q:
How will I receive the merger consideration to which I am entitled?

A:
Promptly after the Effective Time, the paying agent will mail or provide to each holder of record of Common Units certain transmittal materials and instructions for use in effecting the surrender of Common Units to the paying agent.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not approved by the Common Unitholders or if the Merger is not completed for any other reason, Unaffiliated Unitholders will not receive any form of consideration for their Common Units in connection with the Merger. Instead, MLP will remain a publicly traded limited partnership and the Common Units will continue to be listed and traded on the NYSE.

Q:
Will MLP continue to pay quarterly distributions for completed calendar quarters prior to the completion of the Merger?

Yes. Under the Merger Agreement, if permitted by applicable law, MLP will declare and pay regular quarterly cash distributions to Common Unitholders (including the Unaffiliated Unitholders) and holders of the Preferred Units for each completed calendar quarter ending prior to the Closing Date in an amount not less than $0.01 per Common Unit and $0.546875 per Preferred Unit, respectively, per calendar quarter.
Q:
What am I being asked to vote on?

A:
Common Unitholders are being asked to vote on the following proposals:

•
Merger Proposal:   To approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the transactions contemplated thereby, including the Merger; and

•
Adjournment Proposal:   To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at the time of the Special Meeting.

The Unitholder Approval is a condition to the obligations of MLP and Parent to complete the Merger. The approval of the Adjournment Proposal is not a condition to the obligations of MLP or Parent to complete the Merger.
Q:
Does the MLP Board recommend that Common Unitholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger?

A:
Yes. The MLP Board, acting upon the recommendation of the Conflicts Committee, has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders. Accordingly, the MLP Board recommends that the Common Unitholders vote “FOR” the Merger Proposal and that the Common Unitholders vote “FOR” the Adjournment Proposal.

See “The Merger — Recommendation of the Conflicts Committee and the MLP Board; Reasons for Recommending Approval of the Merger Proposal.” In considering the recommendation of the MLP Board with respect to the Merger Agreement and the transactions contemplated thereby, including the Merger, you should be aware that directors and executive officers of MLP have interests in the Merger that may be different from, or in addition to, your interests as a Common Unitholder of MLP. You should consider these interests in voting on this proposal. These different interests are described under “Special Factors — Interests of the Directors and Executive Officers of MLP in the Merger.”
Q:
What Common Unitholder vote is required for the approval of each proposal?

A:
The following are the vote requirements for the MLP proposals:

•
Merger Proposal.   Subject to the Cutback, the affirmative vote of holders of at least a majority of the outstanding Common Units, including those held by Parent (such approval, “Unitholder Approval”). Abstentions, broker non-votes (if any) and unvoted Common Units will have the same effect as votes “AGAINST” the proposal.

•
Adjournment Proposal.   Subject to the Cutback, the affirmative vote of holders of at least a majority of the outstanding Common Units entitled to vote and present in person or by proxy at the Special Meeting, including those held by Parent. Abstentions and broker non-votes (if any) will have the same effect as votes “AGAINST” the proposal.

The Partnership Agreement restricts Common Unitholders’ voting rights by providing that if any person or group beneficially owns more than 4.9% of the outstanding Common Units, any such Common Units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of Common Unitholders (unless otherwise required by law), calculating required votes (except for purposes of nominating a person for election to the MLP Board), determining the presence of a quorum or for other similar purposes. We refer to this restriction as the “Cutback.” The voting power of any such Common Unitholders in excess of 4.9% will effectively be redistributed pro rata among the other Common Unitholders holding less than 4.9% of the voting power of all Common Units. Both (a) Parent, the General Partner and their respective affiliates and (b) persons who acquired more than 4.9% of the Common Units with the prior approval of the MLP Board will not be subject to the Cutback. Other than Parent and its affiliates, MLP does not know of any person or group that beneficially owns more than 4.9% of the outstanding Common Units.
Q:
Will Parent vote its Common Units at the Special Meeting?

A:
Yes. Pursuant to the Support Agreement, Parent has agreed to appear at the Special Meeting and vote in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against any competing proposals. Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022).

Q:
What constitutes a quorum for the Special Meeting?

A:
At least a majority of the outstanding Common Units, including those held by Parent, must be represented in person or by proxy at the Special Meeting in order to constitute a quorum. Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022).

Q:
When is this proxy statement being mailed?

A:
This proxy statement and the proxy card are first being sent to Common Unitholders on or about August 29, 2022. Only one proxy statement will be delivered to multiple Common Unitholders sharing an address, unless MLP has received contrary instructions from one or more of the Common Unitholders.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
MLP has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the Special Meeting. D.F. King will be paid approximately $12,500, by MLP for these and other advisory services in connection with the Special Meeting. In addition, MLP has agreed to reimburse D.F. King for certain fees and expenses and will also indemnify D.F. King, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses.

Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of Common Units, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses.
Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda, on September 20, 2022, at 12:00 noon (local time).

Q:
How do I vote my Common Units at the Special Meeting?

A:
There are four ways you may cast your vote. You may vote:

•
In Person.   If you are a Common Unitholder of record, you may vote in person at the Special Meeting. Common Units held by a broker, bank or other nominee may be voted in person by you only if you obtain a legal proxy from the record holder (which is your broker, bank or other nominee) giving you the right to vote Common Units;

•
Via the Internet.   You may submit your proxy or voting instructions electronically via the Internet by accessing the Internet address provided on each proxy card (if you are a Common Unitholder of record) or vote instruction card (if your Common Units are held by a broker, bank or other nominee);

•
By Telephone.   You may submit your proxy or voting instructions by using the toll-free telephone number listed on the enclosed proxy card (if you are a Common Unitholder of record) or vote instruction card (if your Common Units are held by a broker, bank or other nominee); or

•
By Mail.   You may submit your proxy or voting instructions by filling out, signing and dating the enclosed proxy card (if you are a Common Unitholder of record) or vote instruction card (if your Common Units are held by a broker, bank or other nominee) and returning it by mail in the prepaid envelope provided.

Even if you plan to attend the Special Meeting in person, you are encouraged to submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Special Meeting.
If your Common Units are held by a broker, bank or other nominee, also known as holding units in “street name,” you should receive instructions from the broker, bank or other nominee that you must follow in order to have your Common Units voted. Please review such instructions to determine whether you will be able to submit voting instructions via the Internet or by telephone. The deadline for submitting your proxy by telephone or electronically through the Internet is 11:59 p.m. Eastern Time on September 19, 2022 (the “telephone/internet deadline”). The failure to instruct your bank, brokerage firm or other nominee to vote your Common Units “FOR” approval of the Merger Proposal will have the same effect as voting “AGAINST” approval of the Merger Proposal.
Q:
Where can I find the voting results of the Special Meeting?

A:
The preliminary voting results are expected to be announced at the Special Meeting. In addition, promptly following the conclusion of the Special Meeting, MLP intends to furnish the final voting results with the SEC on a Current Report on Form 6-K.

Q:
If my Common Units are held in “street name” by my broker, will my broker automatically vote my Common Units for me?

A:
No. If your Common Units are held in an account at a broker or through another nominee, you must instruct the broker or other nominee on how to vote your Common Units by following the instructions that the broker or other nominee provides to you with these materials. Most brokers offer the ability for Common Unitholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.

If you do not provide voting instructions to your broker, your Common Units will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the broker can register your Common Units as being present at the Special Meeting for purposes of determining a quorum, but will not be able to vote on those matters for which specific authorization is required. Under the current rules of the NYSE, brokers do not have discretionary authority to vote on any of the proposals, including the Merger Proposal. A broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal.
Q:
How will my Common Units be represented at the Special Meeting?

A:
If you submit your proxy by telephone, the Internet website or by signing and returning your proxy card, the officers named in your proxy card will vote your Common Units in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your Common Units, your proxy will be voted as the MLP Board recommends, which is:

•
Merger Proposal:   “FOR” the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger; and

•
Adjournment Proposal:   “FOR” the approval of the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting, but if you indicate that you wish to vote against the Merger Proposal, your Common Units will only be voted in favor of the Adjournment Proposal if you indicate that you wish to vote in favor of that proposal.

Q:
Who may attend the Special Meeting?

A:
Common Unitholders (or their authorized representatives) and MLP’s invited guests may attend the Special Meeting. All attendees at the Special Meeting should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance.

Q:
Is my vote important?

A:
Yes, your vote is very important. If you do not submit a proxy or vote in person at the Special Meeting, it will be more difficult for MLP to obtain the necessary quorum to hold the Special Meeting. In addition, an abstention or your failure to submit a proxy or to vote in person will have the same effect as a vote “AGAINST” the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. If you hold your Common Units through a broker or other nominee, your broker or other nominee will not be able to cast a vote on such approval without instructions from you. The MLP Board recommends that Common Unitholders vote “FOR” the Merger Proposal.

Q:
Can I revoke my proxy or change my voting instructions?

A:
Yes. If you are a Common Unitholder of record, you may revoke your proxy or change your voting instructions at any time before the telephone/internet deadline or before the polls close at the Special Meeting by:

•
sending a written notice, no later than the telephone/internet deadline, to Höegh LNG Partners LP, Canon’s Court, 22 Victoria Street, Hamilton, HM 12 Bermuda, Attention: Corporate Secretary, that bears a date later than the date of this proxy and is received prior to the Special Meeting and states that you revoke your proxy;

•
submitting a valid, later-dated proxy by mail, telephone or Internet that is received prior to the Special Meeting; or

•
attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your Common Units through a broker or other nominee, you must follow the directions you receive from your broker or other nominee in order to revoke your proxy or change your voting instructions.
Q:
What happens if I sell my Common Units after the record date but before the Special Meeting?

A:
The record date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date that the Merger is expected to be completed. If you sell or otherwise transfer your Common Units after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting. However, you will not have the right to receive the merger consideration to be received by MLP’s Common Unitholders in the Merger. In order to receive the merger consideration, you must hold your Common Units up to the completion of the Merger.

Q:
What does it mean if I receive more than one proxy card or vote instruction card?

A:
Your receipt of more than one proxy card or vote instruction card may mean that you have multiple accounts with MLP’s transfer agent or with a brokerage firm, bank or other nominee. If submitting your proxy or voting instructions by mail, please sign and return all proxy cards or vote instruction cards to ensure that all of your Common Units are voted. Each proxy card or vote instruction card represents a distinct number of Common Units, and it is the only means by which those particular Common Units may be voted by proxy.

Q:
Am I entitled to appraisal rights if I vote against the approval of the Merger Agreement?

A:
No. Appraisal rights are not available in connection with the Merger under the laws of the Republic of the Marshall Islands or under the Partnership Agreement.

Q:
Is completion of the Merger subject to any conditions?

A:
Yes. In addition to the receipt of Unitholder Approval, completion of the Merger requires the receipt of any required governmental clearances and the satisfaction or, to the extent permitted by applicable law, waiver of the other conditions specified in the Merger Agreement.

Q:
When do you expect to complete the Merger?

A:
MLP and Parent are working towards completing the Merger promptly. MLP and Parent currently expect to complete the Merger in the second half of 2022, subject to receipt of Unitholder Approval, regulatory approvals and clearances and other usual and customary closing conditions. However, no assurance can be given as to when, or if, the Merger will occur.

Q:
What are the expected U.S. federal income tax consequences to a Common Unitholder as a result of the Merger?

A:
The exchange of Common Units for merger consideration pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder (as defined below) generally will recognize capital gain or loss equal to the difference, if any, between (i) the merger consideration received by such U.S. Holder and (ii) such U.S. Holder’s adjusted tax basis in its Common Units.

See “Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the Merger. Determining the actual U.S. federal income tax consequences of the Merger to you will depend on your specific situation. You are urged to consult your tax advisor for a full understanding of the U.S. federal income tax consequences of the Merger to you.
Q:
What are the material Republic of the Marshall Islands tax consequences of the Merger to the Common Unitholders?

A:
Because we and our subsidiaries do not, and we and our subsidiaries will not, maintain offices or carry on business or conduct transactions or operations in the Republic of the Marshall Islands, and because all documentation related to this offering has been and will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law Common Unitholders that are not citizens of, and do not reside in, maintain offices in or carry on business or conduct transactions or operations in the Republic of the Marshall Islands, will not be subject to Marshall Islands stamp, capital gains or other taxes on the disposition of our Common Units pursuant to the Merger.

It is the responsibility of each Common Unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of the disposition of our Common Units pursuant to the Merger. Accordingly, each Common Unitholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each Common Unitholder to file any Marshall Islands tax returns that may be required of such Common Unitholder.
Q:
What are the material Norway tax consequences of the Merger to the Common Unitholders?

A:
There should be no Norwegian taxation, nor filing obligations, triggered at the hand of any Non-Norwegian Holders. See “Material Non-United States Tax Considerations — Norway Tax Considerations.”

Q:
What are the material Bermuda tax consequences of the Merger to the Common Unitholders?

A:
Bermuda at present imposes no taxes by withholding or otherwise on Common Unitholders on income or capital gains on the disposition of our Common Units pursuant to the Merger nor any taxes on the members in the nature of estate duty, inheritance or capital transfer tax other than members ordinarily resident in Bermuda, if any.

Parent, the General Partner and MLP have each received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended by the Exempted Undertakings

Tax Protection Amendment Act 2011) assurance that, in the event of there being enacted in Bermuda any legislation imposing any such taxes, such taxes shall not until March 31, 2035 be applicable to Parent, the General Partner and MLP.
Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. Then, please vote your Common Units in accordance with the instructions described above.

If you hold Common Units through a broker or other nominee, please instruct your broker or nominee to vote your Common Units by following the instructions that the broker or nominee provides to you with these materials.
Q:
Should I send in my evidence of ownership now?

A:
No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Common Units for the merger consideration. If your Common Units are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” units in exchange for the merger consideration.

Q:
Who should I call with questions?

A:
Common Unitholders should call D.F. King, MLP’s proxy solicitor, with any questions about the Merger or the Special Meeting, or to obtain additional copies of this proxy statement, proxy cards or voting instruction forms. The proxy solicitor’s contact information can be found on page 28 of this proxy statement.

RISK FACTORS
In addition to the other information included in this proxy statement, including the matters addressed under the caption titled “Cautionary Statement Regarding Forward-Looking Statements,” you should consider carefully the following risk factors in determining how to vote at the Special Meeting. The following is not intended to be an exhaustive list of the risks related to the Merger and you should read and consider the risk factors described under Part 1, Item 3.D, “Key Information — Risk Factors” of MLP’s Annual Report on Form 20-F filed with the SEC for the fiscal year ended December 31, 2021 (the “2021 Form 20-F”), and incorporated by reference into this proxy statement.
The Merger may not be completed, due to the failure of the parties to achieve the closing conditions or otherwise; such a failure could negatively impact our Common Unit prices, business, financial condition, results of operations, cash flows or prospects.
The Merger is subject to the satisfaction or waiver of certain closing conditions described in the section entitled “Proposal No. 1 — The Merger Agreement — Conditions to Consummation of the Merger,” including, among others, that:
•
the Merger Agreement and the transactions contemplated thereby, including the Merger, must have received Unitholder Approval;

•
the filing or obtaining, or the occurrence of, any Required Regulatory Approvals, and all such Required Regulatory Approvals will be in full force and effect as of the date of closing; and

•
no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority will be in effect enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement or making the consummation of such transactions illegal.

No assurance can be given that each of the conditions will be satisfied. In addition, the Merger Agreement may be terminated under the circumstances described in the section entitled “Proposal No. 1 — The Merger Agreement — Termination of the Merger Agreement.” If the conditions are not satisfied or waived in a timely manner and the Merger is delayed, payment of the merger consideration will also be delayed.
If the Merger is not completed (including in the case the Merger Agreement is terminated), our ongoing business may be adversely affected. Under such a scenario, MLP’s directors, officers and the employees of its affiliates will have expended extensive time and effort and will have experienced significant distractions from their work, and we will have incurred significant transaction costs, during the pendency of a failed transaction. In addition, our continuing business relationships with business partners and the market’s perceptions of our prospects, could be adversely affected, which could have a material adverse impact on the trading price of the Common Units.
We could also be subject to litigation related to any failure to complete the Merger. If these risks materialize, our financial condition, results of operations, cash flows or prospects could be materially adversely affected.
Some of our directors and officers have interests that may differ from the interests of our Common Unitholders, and such directors may have conflicts of interest in recommending to our Common Unitholders to approve the Merger Proposal and the Adjournment Proposal.
Certain of our officers and directors may have interests in the Merger that are different from, or are in addition to, those of our Common Unitholders, which interests are described in the section entitled “Special Factors — Interests of the Directors and Executive Officers of MLP in the Merger.” These interests include, among other things:
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Parent has established a program in order to facilitate the grant of phantom units (each representing a hypothetical Common Unit) to certain employees of affiliates of Parent. As of the date hereof, Parent has granted, for no consideration, an aggregate of 14,004 phantom units from Parent to certain employees of its affiliates pursuant to its phantom unit award program. It is anticipated that any outstanding phantom units will be deemed vested immediately prior to the Effective Time. Holders of such phantom units will be entitled to receive a lump-sum cash payment from Parent in full satisfaction thereof following the closing of the Merger. Håvard Furu, the Chief Executive Officer and Chief Financial Officer of MLP holds 2,971 phantom units pursuant to Parent’s program.
•
In connection with the signing of the Merger Agreement, the $20,000 monthly cash retainer which had been paid to each member of the Conflicts Committee (or $25,000 in the case of the Chairman of the Conflicts Committee) since December 3, 2021 was reduced to $7,500 per month (or $10,000 in the case of the Chairman of the Conflicts Committee), which monthly retainer will cease upon the closing of the Merger. In connection with any litigation involvement relating to, or arising out of, the Merger, each member of the Conflicts Committee (including the Chairman of the Conflicts Committee) will receive (i) $1,000 per hour for time actually spent in connection with litigation-related matters, if any and (ii) to the extent travel is needed, a fee of $2,500 per travel day and reimbursement of travel costs.

•
All of the directors of the MLP Board and executive officers of MLP will receive continued indemnification and insurance coverage for their actions as directors and executive officers after the Effective Time of the Merger.

Furthermore, some of MLP’s officers and directors are also directors or officers of Parent and its affiliates. Parent and its affiliates own a significant interest in us and have conflicts of interest and limited fiduciary and contractual duties, which may permit them to favor their own interests to the detriment of our Common Unitholders. These interests could cause members of the MLP Board to have a conflict of interest in recommending approval of the Merger Proposal and the Adjournment Proposal.
The fact that there is a merger pending could materially harm our business, results of operations and cash flows.
While the Merger is pending, we are subject to a number of risks that may harm our business, results of operations and cash flows, including:
•
the diversion of management and employee attention from implementing our strategies;

•
the fact that we have and will continue to incur expenses related to the Merger prior to its closing; and

•
our potential inability to respond effectively to competitive pressures, industry developments and future opportunities.

The restrictions on our ability to solicit or engage in negotiations with respect to other potential acquisition proposals may discourage other potential transactions that may be favorable to our Common Unitholders.
Until the Merger is completed or the Merger Agreement is terminated, with limited exceptions, the Merger Agreement prohibits us from soliciting, encouraging or engaging in negotiations with respect to acquisition proposals or other business combinations. These provisions could discourage other companies from proposing alternative transactions that may be more favorable to our Common Unitholders than the Merger.
If the Merger is not consummated by November 23, 2022, either Parent or, following authorization by the Conflicts Committee, we may, under certain circumstances that may be beyond our control, choose not to proceed with the Merger.
The Merger is subject to the satisfaction or waiver of certain closing conditions described in the section entitled “Proposal No. 1 — The Merger Agreement — Conditions to Consummation of the Merger” and set forth in the Merger Agreement. The fulfillment of certain of these conditions is beyond our control, such as the receipt of our Common Unitholders’ approval of the Merger. If the Merger has not been completed by November 23, 2022, either Parent or, following authorization by the Conflicts Committee, we may generally terminate the Merger Agreement, notwithstanding the prior receipt of the approval of the Merger by our Common Unitholders, except that such right to terminate the Merger Agreement will not be available to a party (i) if the inability to satisfy the conditions to closing was due to the failure of such party or its affiliates to perform any of its obligations under the Merger Agreement or (ii) if the other party has filed (and is then pursuing) an action seeking specific performance to enforce the obligations under the Merger Agreement.
Financial projections regarding MLP may not prove accurate.
MLP’s management prepared certain non-public unaudited financial projections that were made available to the Conflicts Committee and Parent in connection with their respective evaluations of the Merger and were provided to Evercore for its use and reliance in connection with its financial analyses and opinion. These financial projections include assumptions about MLP, including with regards to future operating cash flows, expenditures and income. These financial projections were not prepared with a view toward public disclosure, nor were the projections prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board for preparation and presentation of prospective financial and operating information. The financial projections should not be regarded as an indication that MLP considered or considers the projections to be a reliable or accurate prediction of future performance. The financial projections are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all or within projected timeframes. The failure of MLP to achieve projected results, including projected cash flows, could have a material adverse effect on MLP and its financial position.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the other documents referred to or incorporated by reference into this proxy statement includes certain forward-looking statements concerning future events and our operations, performance and financial condition.
Statements included in or incorporated by reference into this proxy statement that are not historical facts, including statements about the beliefs and expectations of the MLP Board or the management of MLP, are forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “future,” “project,” “will be,” “will continue,” “will likely result,” “plan,” “intend” or words or phrases of similar meanings. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. All forward-looking statements speak only as of the date of this proxy statement or the date of such other filing, as the case may be. Forward-looking statements in this proxy statement are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. MLP’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond MLP’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the Merger Agreement; the inability to complete the Merger due to the failure to obtain Unitholder Approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; risks related to disruption of management’s attention from MLP’s ongoing business operations due to the Merger; the impact of the announcement of the proposed Merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed Merger, including operating costs, customer loss or business disruption being greater than expected; the effects of outbreaks of pandemic or contagious diseases, including the length and severity of the recent worldwide outbreak of COVID-19, including its impact on MLP’s business liquidity, cash flows and operations, as well as the operations of its customers, suppliers and lenders; market conditions and trends for FSRUs and LNG carriers, including hire rates, vessel valuations, technological advancements, market preferences and factors affecting supply and demand of LNG, LNG carriers, and FSRUs; our distribution policy and ability to make cash distributions on our units or any changes in the quarterly distributions on our Common Units; restrictions in our debt agreements and pursuant to local laws on our joint ventures’ and our subsidiaries’ ability to make distributions; the ability of Parent to meet its financial obligations to us pursuant to the Suspension and Make-Whole Agreements, the Suspended Gallant Charter (each, as defined in the 2021 Form 20-F), any funding requests under the $85 million revolving credit facility and its guarantee and indemnification obligations; the change in the ability of Parent to compete with us as a result of its completion of the Amalgamation (as defined in the 2021 Form 20-F); our ability to compete successfully for future chartering and newbuilding opportunities; demand in the FSRU sector or the LNG shipping sector, including demand for our vessels; our ability to purchase additional vessels from Parent in the future; our ability to integrate and realize the anticipated benefits from acquisitions; our anticipated growth strategies, including the acquisition of vessels; our anticipated receipt of dividends and repayment of indebtedness from subsidiaries and joint ventures; effects of volatility in global prices for crude oil and natural gas; the effect of the worldwide economic environment; turmoil in the global financial markets; fluctuations in currencies and interest rates; general market conditions, including fluctuations in hire rates and vessel values; changes in our operating expenses, including drydocking, on-water class surveys, insurance costs and bunker costs; our ability to comply with financing agreements and the expected effect of restrictions and covenants in such agreements; the financial condition, liquidity and creditworthiness of our existing or future customers and their ability to satisfy their obligations under our contracts; our ability to replace existing borrowings, make additional borrowings and to access public equity and debt capital markets; planned capital expenditures and availability of capital resources to fund capital expenditures; the exercise of purchase options by our customers; our ability to perform under our contracts and maintain long-term relationships with our customers; our ability to leverage Parent’s relationships and reputation in the shipping industry; our continued ability to enter into long-term, fixed-rate charters and the hire rate thereof; the operating performance of our vessels and any related claims by TotalEnergies SE, PGN LNG or other customers; our ability to maximize the use of our vessels, including the redeployment or disposition of vessels no longer under long-term charters; the results of the arbitration with the charterer of the PGN FSRU Lampung; timely acceptance of our vessels by their charterers; termination dates and extensions of charters; the impact of the Russian invasion of Ukraine; our ability to successfully remediate the material weakness in our internal control over financial reporting and our disclosure controls and procedures referred to in the 2021 Form 20-F; the cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business; economic substance laws and regulations adopted or considered by various jurisdictions of formation or incorporation of us and certain of our subsidiaries; availability and cost of skilled labor, vessel crews and management, including possible disruptions, including but not limited to the supply chain of spare parts and service engineers, caused by the COVID-19 outbreak; the number of offhire days and drydocking requirements, including our ability to complete scheduled drydocking on time and within budget; our general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under our ship management agreements, the technical information and services agreement and the administrative services agreement; the anticipated taxation of MLP, its subsidiaries and affiliates and distributions to its unitholders; estimated future maintenance and replacement capital expenditures; our ability to hire or retain key employees; customers’ increasing emphasis on environmental and safety concerns; potential liability from any pending or future litigation, including litigation relating to the Merger; risks inherent in the operation of our vessels including potential disruption due to accidents, political events, piracy or acts by terrorists; future sales of our Common Units, Preferred Units or other securities in the public market; the interruption or failure of our information technology and communication systems; our business strategy and other plans and objectives for future operations; and our ability to maintain effective internal control over financial reporting and effective disclosure controls and procedures.
MLP cautions that the foregoing list of factors is not exhaustive. Other unknown or unpredictable factors could also have material adverse effects on MLP’s performance or achievements prior to the Merger. MLP also cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. MLP undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for MLP to predict all of these factors. Further, MLP cannot assess the impact of each such factor on its business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. MLP makes no prediction or statement about the performance of its Common Units.
Discussions of other important factors and assumptions can be found in the section of this proxy statement entitled “Risk Factors” and in MLP’s Annual Report on Form 20-F filed with the SEC for the fiscal year ended December 31, 2021, and MLP’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this proxy statement are expressly qualified in their entirety by such cautionary statements.
PARTIES TO THE MERGER
Höegh LNG Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
Parent is a fully integrated LNG infrastructure company offering LNG transportation services, LNG regasification, terminal solutions and in-house ship management services. Parent is incorporated in Bermuda and Parent and its affiliates have an established presence in Norway, Singapore, UK, USA, Indonesia, Lithuania, Egypt, Colombia, Philippines and China.

Parent holds 15,257,498 Common Units of MLP and is also the owner of Höegh LNG GP LLC, the General Partner, and holds all of the Incentive Distribution Rights.
Höegh LNG GP LLC
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
Höegh LNG GP LLC is the General Partner of MLP and holds the non-economic general partner interest in MLP. The General Partner is wholly owned by Parent. Under the Partnership Agreement, the General Partner has irrevocably delegated to the MLP Board the power to oversee and direct the operations of, manage and determine the strategies and policies of MLP. Following the Merger, the General Partner will remain the sole general partner of MLP.
Hoegh LNG Merger Sub LLC
c/o Höegh LNG Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
Merger Sub is a direct wholly owned subsidiary of Parent formed solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the Merger Agreement. By operation of the Merger, Merger Sub will be merged with and into MLP, with MLP surviving the Merger as a direct subsidiary of Parent.
Höegh LNG Partners LP
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Phone: +1 441 298 3300
MLP is a publicly traded limited partnership formed initially by Parent to own, operate and acquire FSRUs, LNG carriers and other LNG infrastructure assets under long-term charters, which MLP defines as charters of five or more years. MLP’s Common Units are listed on the NYSE under the ticker symbol “HMLP.” Upon completion of the Merger, each Common Unit outstanding immediately prior to the Effective Time of the Merger, other than those Common Units held by Parent, will be converted into the right to receive $9.25 per Common Unit in cash, which will be paid without interest and reduced by any applicable tax withholding. The General Partner will remain the sole general partner of MLP. The Sponsor Units will remain outstanding after the Merger. The Incentive Distribution Rights issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist, and no consideration will be delivered in exchange for such cancellation.

THE MLP SPECIAL MEETING OF COMMON UNITHOLDERS
MLP is providing this proxy statement to its Common Unitholders in connection with the solicitation of proxies to be voted at the Special Meeting of Common Unitholders that MLP has called for, among other things, the purpose of holding a vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and at any adjournment or postponement thereof. This proxy statement is first being mailed to Common Unitholders on or about August 29, 2022 and provides Common Unitholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting of Common Unitholders.
Date, Time and Place of the Special Meeting
The Special Meeting is scheduled to be held at Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda, on September 20, 2022, at 12:00 noon (local time).
Matters to be Considered at the Special Meeting
At the Special Meeting, Common Unitholders will be asked to consider and vote on the following proposals:
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Merger Proposal.   To approve the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, as such agreement may be amended from time to time, and the transactions contemplated thereby, including the Merger; and

•
Adjournment Proposal.   To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at the time of the Special Meeting.

Recommendation of the MLP Board
The MLP Board, acting upon the recommendation of the Conflicts Committee, has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders. The MLP Board recommends that the Common Unitholders vote “FOR” the Merger Proposal and that Common Unitholders vote “FOR” the Adjournment Proposal.
In considering the recommendation of the MLP Board with respect to the Merger Agreement and the transactions contemplated thereby, including the Merger, you should be aware that some of MLP’s directors and executive officers may have interests that are different from, or in addition to, the interests of Common Unitholders more generally. See “Special Factors — Interests of the Directors and Executive Officers of MLP in the Merger.”
Who Can Vote at the Special Meeting
The record date for the Special Meeting is August 22, 2022. Only Common Unitholders of record at the close of business on the record date will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement of the meeting.
As of the close of business on the record date of August 22, 2022, there were 33,373,002 Common Units outstanding and entitled to vote as a class at the Special Meeting. Subject to the Cutback, each holder of Common Units entitled to vote at the Special Meeting may cast one vote for each Common Unit that such holder owned on the close of business on the record date.
A complete list of Common Unitholders entitled to vote at the Special Meeting will be available for inspection at the principal place of business of MLP during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

Quorum
A quorum of Common Unitholders represented in person or by proxy at the Special Meeting is required to vote on approval of the Merger Agreement at the Special Meeting, but not to vote on approval of any adjournment of the meeting. At least a majority of the outstanding Common Units (subject to the Cutback), including those held by Parent, must be represented in person or by proxy at the meeting in order to constitute a quorum. Common Units held by Parent are not subject to the Cutback. Any abstentions and broker non-votes will be considered to be present at the meeting for purposes of determining whether a quorum is present at the Special Meeting.
Vote Required for Approval
Subject to the Cutback, the affirmative vote of holders of at least a majority of the outstanding Common Units, including those held by Parent (“Unitholder Approval”), is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. As of August 22, 2022, there were 33,373,002 Common Units outstanding. Common Units held by Parent are not subject to the Cutback. Abstentions, broker non-votes (if any) and unvoted Common Units will have the same effect as votes “AGAINST” the Merger Proposal.
Subject to the Cutback, the affirmative vote of holders of at least a majority of the outstanding Common Units entitled to vote and present in person or by proxy at the Special Meeting, including those held by Parent, is required to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the Special Meeting. Abstentions and broker non-votes (if any) will have the same effect as votes “AGAINST” the Adjournment Proposal.
Pursuant to the Support Agreement, Parent has agreed to appear at the Special Meeting and vote in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against any competing proposals. Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of August 22, 2022).
Voting of Common Units by Holders of Record
If you are entitled to vote at the Special Meeting and hold your Common Units in your own name, you can submit a proxy or vote in person by completing a ballot at the Special Meeting. However, MLP encourages you to submit a proxy before the Special Meeting even if you plan to attend the Special Meeting in order to ensure that your Common Units are voted. A proxy is a legal designation of another person to vote your Common Units on your behalf. If you hold units in your own name, you may submit a proxy for your Common Units by:
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calling the toll-free number specified on the enclosed proxy card and follow the instructions when prompted;

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accessing the Internet website specified on the enclosed proxy card and follow the instructions provided to you; or

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filling out, signing and dating the enclosed proxy card and mailing it in the prepaid envelope included with these proxy materials.

When a Common Unitholder submits a proxy by telephone or through the Internet, such proxy is recorded immediately. MLP encourages its Common Unitholders to submit their proxies using these methods whenever possible. If you submit a proxy by telephone or the Internet website, please do not return your proxy card by mail.
All Common Units represented by each properly executed and valid proxy received before the Special Meeting will be voted in accordance with the instructions given on the proxy. If a Common Unitholder executes a proxy card without giving instructions, the Common Units represented by that proxy card will be voted as the MLP Board recommends. The MLP Board recommends that Common Unitholders vote “FOR” the Merger Proposal and that Common Unitholders vote “FOR” the Adjournment Proposal.

However, if you indicate that you wish to vote against the Merger Proposal, your Common Units will only be voted in favor of the Adjournment Proposal if you indicate that you wish to vote in favor of that proposal.
Your vote is important. Accordingly, please submit your proxy by telephone, through the Internet or by mail, whether or not you plan to attend the meeting in person. Proxies must be received by 11:59 p.m. (local time), on September 19, 2022.
Voting of Common Units Held in Street Name
If your Common Units are held in an account at a broker or through another nominee, you must instruct the broker or other nominee on how to vote your Common Units by following the instructions that the broker or other nominee provides to you with these proxy materials. Most brokers offer the ability for unitholders to submit voting instructions by mail by completing a voting instruction card, by telephone and via the Internet.
If you do not provide voting instructions to your broker, your Common Units will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is referred to in this proxy statement and in general as a broker non-vote. In these cases, the broker or other nominee can register your Common Units as being present at the Special Meeting for purposes of determining a quorum, but will not be able to vote your Common Units on those matters for which specific authorization is required. Under the current rules of the NYSE, brokers do not have discretionary authority to vote on any of the proposals, including the Merger Proposal. A broker non-vote of a Common Unit will have the same effect as a vote “AGAINST” the Merger Proposal and the Adjournment Proposal.
If you hold Common Units through a broker or other nominee and wish to vote your Common Units in person at the Special Meeting, you must obtain a proxy from your broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.
Revocability of Proxies; Changing Your Voting Instructions
You may revoke your proxy and/or change your voting instructions at any time before your proxy is voted at the Special Meeting. If you are a Common Unitholder of record, you can do this by:
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sending a written notice, no later than the telephone/internet deadline, to Höegh LNG Partners LP, Canon’s Court, 22 Victoria Street, Hamilton, HM 12 Bermuda, Attention: Corporate Secretary, that bears a date later than the date of this proxy statement and is received prior to the Special Meeting and states that you revoke your proxy;

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submitting a valid, later-dated proxy by mail, telephone or Internet that is received prior to the Special Meeting; or

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attending the Special Meeting and voting by ballot in person (your attendance at the Special Meeting will not, by itself, revoke any proxy that you have previously given).

If you hold your Common Units through a broker or other nominee, you must follow the directions you receive from your broker or other nominee in order to revoke your proxy or change your voting instructions.
Solicitation of Proxies
This proxy statement is furnished in connection with the solicitation of proxies by the MLP Board to be voted at the Special Meeting. Under the Merger Agreement, Parent and MLP agreed to each pay one-half of the expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of Unitholder Approval. MLP has engaged D.F. King to assist in the solicitation of proxies for the Special Meeting. D.F. King will be paid approximately $12,500, by MLP for these and other advisory services in connection with the Special Meeting. In addition, MLP has agreed to reimburse D.F. King for certain fees and expenses and will also indemnify D.F. King, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. In addition, MLP may reimburse brokerage firms and other persons representing beneficial owners of Common Units for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of MLP’s directors, officers and employees by telephone, electronic mail, letter, facsimile or in person, but no additional compensation will be paid to them.
A letter of transmittal and instructions for the surrender of Common Units will be mailed to holders of such Common Units shortly after the completion of the Merger.
No Other Business
Under the Partnership Agreement, the business to be conducted at the Special Meeting will be limited to the purposes stated in the notice to Common Unitholders provided with this proxy statement.
Adjournments
Adjournments may be made for the purpose of, among other things, soliciting additional proxies. To approve an adjournment, holders of at least a majority of the outstanding Common Units entitled to vote and present in person or by proxy at the Special Meeting, including those held by Parent, must vote in favor of the proposal. MLP is not required to notify holders of Common Units of any adjournment of 45 days or less if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At any adjourned meeting, MLP may transact any business that it might have transacted at the original Special Meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by holders of Common Units for use at the original Special Meeting will be used at any adjournment or postponement of the meeting. References to the Special Meeting in this proxy statement are to such Special Meeting as adjourned or postponed.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact D.F. King toll-free at (800) 431-9633 (banks and brokers call collect at (212) 269-5550).

SPECIAL FACTORS
This section of the proxy statement describes the material aspects of the proposed Merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated herein by reference, including the full text of the Merger Agreement, for a more complete understanding of the Merger. A copy of the Merger Agreement is attached as Annex A hereto. In addition, important business and financial information about MLP is included in or incorporated into this proxy statement by reference. See “Where You Can Find More Information.”
Effect of the Merger
Subject to the terms and conditions of the Merger Agreement and in accordance with the laws of the Republic of the Marshall Islands, the Merger Agreement provides for the merger of MLP with Merger Sub. MLP, which is sometimes referred to following the Merger as the Surviving Entity, will survive the Merger, and the separate limited liability company existence of Merger Sub will cease. As a result of the Merger, MLP will survive as a direct subsidiary of Parent. After the completion of the Merger, the certificate of limited partnership of MLP in effect immediately prior to the Effective Time will be the certificate of limited partnership of the Surviving Entity, until amended in accordance with its terms and applicable law,and the Partnership Agreement in effect immediately prior to the Effective Time will be the agreement of limited partnership of the Surviving Entity, until amended in accordance with its terms and applicable law.
The Merger Agreement provides that, at the Effective Time, each Common Unit issued and outstanding as of immediately prior to the Effective Time and not held by Parent will be converted into the right to receive $9.25 per Common Unit in cash, which will be paid without interest and reduced by any applicable tax withholding. The Incentive Distribution Rights issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist, and no consideration will be delivered in exchange for such cancellation.
As of the Effective Time, (i) the general partner interest in MLP outstanding immediately prior to the Effective Time shall remain outstanding in the Surviving Entity and the General Partner shall continue as the sole general partner of the Surviving Entity and the sole record and beneficial owner of the general partner interest in the Surviving Entity, (ii) the Incentive Distribution Rights that are owned immediately prior to the Effective Time by Parent will automatically be cancelled at the Effective Time and will cease to exist, and no consideration will be delivered in exchange for such cancellation, and (iii) each of the Preferred Units will remain outstanding upon completion of the Merger, and no party will deliver any merger consideration in respect of any Preferred Unit. See the section entitled “Proposal No. 1. The Merger Agreement” for further information.
MLP’s Preferred Units will remain outstanding upon completion of the Merger, and merger consideration will not be delivered in respect of any Preferred Unit.
Background of the Merger
Parent, MLP and their respective boards of directors and management teams regularly review operational and strategic opportunities to maximize value for their investors. In connection with these reviews, Parent, MLP and their respective boards of directors and management teams from time to time evaluate potential transactions that would further their respective strategic objectives.
On August 7, 2014, MLP completed its initial public offering (“IPO”). Prior to the closing of the IPO, Parent contributed certain of its assets to MLP. In connection with the IPO and pursuant to the First Amended and Restated Agreement of Limited Partnership of MLP, dated August 12, 2014, MLP redeemed Parent’s initial limited partner interest and issued to Parent (A) 2,116,060 Common Units, representing an 8.0% limited partner interest in MLP (after giving effect to the IPO) and (B) 13,156,060 Subordinated Units (the “Subordinated Units”), representing a 50.0% limited partner interest in MLP (after giving effect to the IPO). On August 12, 2014, MLP sold 11,040,000 Common Units (including 1,440,000 Common Units sold pursuant to the exercise in full by the underwriters of their option to purchase additional Common Units) in the IPO. MLP also issued 100% of the incentive distribution rights to Parent.

On October 23, 2014, MLP announced a pro rata distribution of $0.1834 per Common Unit for the period from August 12, 2014 to September 30, 2014, equivalent to a quarterly pro rata distribution of $0.3375 per Common Unit.
On February 13, 2015, MLP paid a pro rata distribution of $0.3375 per Common Unit with respect to the fourth quarter of 2014. On three different occasions between the closing of the IPO and the first quarter of 2019, MLP increased its quarterly distributions to common unitholders, from $0.3375 for the quarter ended December 31, 2014 (the first full quarter after the IPO) to $0.44 for the quarter ended March 31, 2018.
From time to time after the IPO, Parent granted, for no consideration, an aggregate of 14,622 Common Units to certain employees of its affiliates pursuant to a phantom unit award program.
In October 2015, MLP purchased 100% of the shares of Höegh FSRU III, the entity that indirectly owned the FSRU Höegh Gallant, from Parent in a “drop-down” transaction.
In December 2016, MLP issued and sold 6,588,389 Common Units in an underwritten public offering for net proceeds of $111.5 million primarily to fund the purchase price of the acquisition of a 51% ownership interest in the entities that owned the FSRU Höegh Grace from Parent in a drop-down transaction. Following the offering, Parent owned 46.4% of the limited partner interests of MLP.
On October 5, 2017, MLP issued 4,600,000 Series A Preferred Units (the “Series A Preferred Units”) for proceeds, net of underwriting discounts and expenses, of $110.9 million. MLP used a portion of the net proceeds to repay certain outstanding indebtedness and to fund the purchase price of the acquisition of the remaining 49% ownership interest in the entities that owned the FSRU Höegh Grace from Parent in a drop-down transaction.
On August 16, 2019, pursuant to the terms of the Partnership Agreement, all 13,156,060 Subordinated Units owned by Parent converted into Common Units on a one-for-one basis for no additional consideration, and Parent became the beneficial owner of 13,156,060 additional Common Units.
On February 27, 2020, MLP exercised its right pursuant to an option agreement to cause Parent or its subsidiary to charter the FSRU Höegh Gallant from the expiration of its then current charter until July 2025.
Parent was incorporated in 2006 and completed its initial public offering in 2011 on the Oslo Stock Exchange. In early 2020, Leif Höegh & Co. Ltd. (“LHC”), the largest shareholder of Parent at the time, engaged Credit Suisse International (“Credit Suisse”) and Kirkland & Ellis LLP (“Kirkland”), among other things, to advise LHC in its evaluation of strategic options for the structure of Parent’s business. On March 8, 2021, Parent announced a recommended offer by a 50/50 joint venture (the “joint venture”) between LHC and funds managed by Morgan Stanley Infrastructure Partners (“MSIP”) to acquire the 50.4% of the outstanding shares of Parent not then owned by LHC or its affiliates (the “Parent Amalgamation”). Morgan Stanley Infrastructure Inc., as advisor to MSIP, had engaged Morgan Stanley & Co. LLC (“Morgan Stanley”) as its financial advisor in connection with the Parent Amalgamation. The joint venture anticipated that the Parent Amalgamation would leave Parent better positioned under long-term private ownership to address challenges attributable to Parent’s capital structure and manage its business to the benefit of all stakeholders, including creditors, customers and employees. The joint venture also announced its intention to undertake a comprehensive review of the company’s operational and financial strategy after the Parent Amalgamation. On March 30, 2021, the Parent Amalgamation was approved by the shareholders of Parent at a special general meeting. The Parent Amalgamation closed on May 4, 2021, after which Parent became a wholly owned subsidiary of the joint venture. Parent’s shares were delisted from the Oslo Stock Exchange on May 27, 2021. Also in May 2021, the engagement letters with Credit Suisse and Morgan Stanley were supplemented such that they provided for the engagement of Credit Suisse and Morgan Stanley as financial advisors to the joint venture in connection with a potential transaction involving MLP.

In connection with the comprehensive review of Parent’s operational and financial strategy, the Parent Board considered a variety of risks and challenges facing MLP and the master limited partnership sector, including:
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the negative sector backdrop and investor sentiment towards the master limited partnership structure, which have led to narrowed access to capital due to investor outflows and limited capital markets activity over several years;

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shipping master limited partnerships face challenges associated with performance, scale, limited public float and trading liquidity;

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MLP’s management forecasts projected declining EBITDA;

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MLP had no drop-down transaction since 2017 and there were none anticipated; and

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the landscape for master limited partnerships had changed considerably since MLP completed its IPO on August 7, 2014 as evidenced by the relatively few capital markets transactions completed by sector participants in recent years and the fact that the Alerian MLP Index, a leading gauge of energy master limited partnerships, declined by 65% between the IPO and the last trading day before the Parent Amalgamation was announced on March 8, 2021.

Following the joint venture’s comprehensive review of Parent’s business, Parent determined that Parent would not extend its revolving credit line of $85 million with MLP when it matures on January 1, 2023, and that Parent would have very limited capacity to extend any additional advances to MLP beyond what was currently drawn under the facility. Parent was facing a decline in FSRU rates and five unchartered FSRUs at the time. In addition, ongoing uncertainty regarding the COVID pandemic and significant margin calls on Parent had weakened Parent’s financial position. Parent notified MLP of its determination not to extend the revolving credit line and of the limited capacity to extend additional advances under the facility. Parent also allowed some provisions of the omnibus agreement between Parent and the MLP (the “omnibus agreement”) to terminate in accordance with the omnibus agreement’s terms following the Parent Amalgamation, including (i) the prohibition on Parent from acquiring, owning, operating or chartering any LNG carrier or FSRU that has commenced operating under a charter for a remaining period, not including options, of five or more years, together with the related charter and any ancillary installations or equipment also covered by that charter (a “Five-Year Vessel”), (ii) the prohibition on MLP from acquiring, owning, operating or chartering any vessels that are not Five-Year Vessels, and (iii) the rights of first offer associated with those rights.
On July 27, 2021, the MLP Board announced a reduction in the quarterly cash distribution on the Common Units from $0.44 per Common Unit to $0.01 per Common Unit to conserve its internally generated cash flows, commencing with the distribution for the second quarter of 2021 and continuing in the third and fourth quarters of 2021 and the first and second quarter of 2022. The MLP Board cited multiple factors for its decision to reduce the distribution, including:
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The ongoing refinancing of the PGN FSRU Lampung credit facility, which had been scheduled to close by the end of the second quarter of 2021, had not yet completed due to the failure by the charterer of the PGN FSRU Lampung to consent to and countersign certain customary documents related to the new credit facility. By letter dated July 13, 2021, the charterer raised certain issues in relation to the operations of the vessel and its charter and by further letter dated July 27, 2021, stated that it would commence arbitration to declare the charter null and void, and/or to terminate the charter, and/or seek damages. These circumstances put a significant portion of MLP’s revenue at risk and left MLP exposed to having to arrange alternative refinancing, or rearrange the existing refinancing, in the short term in advance of the debt facility’s maturity on September 29, 2021, which was originally expected to occur in October 2021.

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MLP had received notice from Parent that the revolving credit line of $85 million with MLP will not be extended when it matures on January 1, 2023 and that Parent would have very limited capacity to extend any additional advances to MLP beyond what was currently drawn under the facility.

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MLP’s liquidity and financial flexibility would be reduced by the foregoing and other recent changes.

MLP’s Common Unit price declined from a closing price of $17.87 per Common Unit on July 27, 2021 to a closing price of $6.30 per Common Unit on July 28, 2021 following the announcement of MLP’s reduction in the quarterly cash distribution on the Common Units.
On November 5, 2021, representatives of Parent and the joint venture spoke by telephone with representatives from Credit Suisse, Morgan Stanley and Kirkland to discuss matters relating to the business of MLP, including potential impacts to Parent and MLP of nonpayment by the charterer of the PGN FSRU Lampung under its charter and the possibility that MLP may require additional capital in the future in order to refinance existing indebtedness and maintain sufficient operating capital. Representatives of Parent and the joint venture discussed the willingness of Parent to fund additional capital into MLP in the event that MLP was unable to raise future third party capital on acceptable terms. Representatives of Parent and the joint venture noted that Parent’s willingness and ability to fund additional capital to MLP would need to be determined as such needs arose, taking into consideration its obligations in respect of its core businesses and its own capital requirements at such time. Over the course of discussions, the representatives of Parent and the joint venture explored the possibility of Parent purchasing all Common Units held by Unaffiliated Unitholders. The representatives of Parent and the joint venture discussed, among other things, the advisors’ availability to work on such a transaction, potential roles and responsibilities of the parties to such a transaction, an indicative work plan and timeline for a potential transaction, a high-level overview of precedent transactions, diligence considerations and other issues.
During the month of November 2021, representatives of Parent and the joint venture reviewed with representatives of Credit Suisse, Morgan Stanley and Kirkland a variety of considerations relating to the structure, timing, financial parameters and legal documentation for a potential take private of MLP.
On November 23, 2021, Ms. Martine Vice Holter and Messrs. Carlo Ravizza and Alberto Donzelli, members of the Parent Board, informed Parent’s management, including Messrs. Thor Jørgen Guttormsen (interim President and Chief Executive Officer of Parent) and Håvard Furu (Chief Financial Officer of Parent), and Ms. Camilla Nyhus-Møller (Chief Legal and Compliance Officer of Höegh LNG AS, a wholly owned subsidiary of Parent), of the likelihood that Parent would make a proposal to the MLP Board to take MLP private.
On November 30, 2021, the Parent Board, including representatives of the joint venture, spoke by telephone with representatives of Credit Suisse, Morgan Stanley, Kirkland and management to discuss, among other things, timing and process considerations for a potential proposal to take MLP private.
On December 3, 2021, the Parent Board, including representatives of the joint venture, spoke by telephone with representatives of Credit Suisse, Morgan Stanley and Kirkland to discuss a potential proposal for Parent to purchase all Common Units held by Unaffiliated Unitholders and reflected on various considerations affecting MLP, including that MLP’s liquidity and financial flexibility remained constrained, MLP’s Common Units were trading below $4.00 per Common Unit for the first time and there had been no resolution to the ongoing dispute with the charterer of the PGN FSRU Lampung, which put a significant portion of MLP’s revenue at risk. On the same day, the Parent Board authorized the directors and officers of Parent to submit to the MLP Board a non-binding offer of $4.25 in cash per Common Unit for all Common Units held by Unaffiliated Unitholders, representing an 8.1% premium to the closing price of the Common Units on December 3, 2021. The Parent Board also authorized Ms. Holter to speak with the Conflicts Committee on behalf of Parent and to negotiate aspects of the proposed transaction on behalf of Parent.
On December 4, 2021, Ms. Holter contacted Robert Shaw, an independent director of MLP who serves as the Chairman of the Conflicts Committee. Ms. Holter informed Mr. Shaw that the Parent Board had authorized a proposal to acquire all Common Units held by Unaffiliated Unitholders and that a letter outlining the proposal would follow shortly. Mr. Shaw subsequently notified the remaining members of the Conflicts Committee.
Also on December 4, 2021, and as discussed between Ms. Holter and Mr. Shaw, the MLP Board received a letter from Parent (the “December 4 Proposal”) pursuant to which Parent proposed to acquire through a wholly owned subsidiary of Parent all Common Units held by Unaffiliated Unitholders for $4.25 per Common Unit. The December 4 Proposal also stated that Parent was only interested in acquiring all of the outstanding Common Units of MLP and not in selling its equity interests in MLP or pursuing other strategic alternatives involving MLP. In the letter, Parent noted that MLP’s Common Units represented an illiquid security and that, given the trading levels of the Common Units, the resulting increased cost of capital, liquidity challenges associated with MLP’s relatively small public float and other factors, Parent did not intend to execute any further dropdowns to MLP of additional vessels or equity interests in entities that own vessels.
On December 4, 2021, the MLP Board held a meeting to discuss the proposed transaction and adopted resolutions authorizing the Conflicts Committee to (1) review and evaluate the terms and conditions of the proposed transaction and related agreements on behalf of MLP and the Unaffiliated Unitholders, (2) negotiate, or delegate to any person or persons the authority to negotiate, the terms and conditions of the proposed transaction and related agreements with the General Partner and its affiliates (including Parent) and their representatives, (3) approve, or determine not to approve, the proposed transaction and related agreements, any such approval to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, (4) recommend to the MLP Board that the proposed transaction and related agreements be approved or not approved, any such recommendation to approve the proposed transaction and related agreements to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, or determine not to make any recommendation regarding the proposed transaction to the MLP Board, and (5) determine whether the proposed transaction and related agreements were in the best interests of MLP, including the Unaffiliated Unitholders.
On December 5, 2021, the Conflicts Committee members had a preliminary discussion regarding the process to evaluate the proposed transaction. Thereafter, the Chairman of the Conflicts Committee contacted representatives of Richards, Layton & Finger, P.A. (“RLF”), which had acted as counsel to the Conflicts Committee in connection with a prior transaction. On December 6, 2021, the Conflicts Committee met with representatives of RLF to discuss RLF’s potential engagement as legal counsel to the Conflicts Committee in connection with the evaluation of the potential transaction. Based on the Conflicts Committee’s prior experience with RLF and RLF’s experience with public mergers and acquisitions, complex transactions involving publicly traded partnerships and representations of conflicts committees generally, the Conflicts Committee determined that RLF had the requisite expertise to provide high quality advice to the Conflicts Committee and engaged RLF as legal counsel. An engagement letter detailing the terms of RLF’s engagement was subsequently executed.
Also, on December 6, 2021, each of MLP and Parent issued a press release and made a filing with the SEC announcing the delivery and receipt of the December 4 Proposal.
During the month of December 2021, the Conflicts Committee had a series of organizational meetings with RLF to discuss, among other things, the scope of authority delegated to the Conflicts Committee by the MLP Board, the independence of the members of the Conflicts Committee with respect to the proposed transaction, the role of the Conflicts Committee in connection with the proposed transaction and the process for evaluating the proposed transaction, the statement by Parent in the December 4 Proposal that it is interested only in acquiring Common Units and is not interested in selling any of its equity interests in MLP or pursuing other strategic alternatives involving MLP, the statement by Parent in the December 4 Proposal that the proposed transaction would be subject to approval by holders of a majority of the outstanding Common Units, the process for choosing a financial advisor to the Conflicts Committee and the compensation requested by potential financial advisors for their advice to the Conflicts Committee. During that time period, the Conflicts Committee also met with potential financial advisors, including Evercore Group L.L.C. (“Evercore”). Evercore had previously acted as financial advisor to the Conflicts Committee in connection with a prior transaction. Following such meetings and based on the Conflicts Committee’s prior experience with Evercore and Evercore’s experience with public mergers and acquisitions, complex transactions involving publicly traded partnerships and representations of conflicts committees, the Conflicts Committee determined that Evercore had the requisite expertise to provide high quality advice to the Conflicts Committee and the Conflicts Committee determined to engage Evercore as its financial advisor. The terms of Evercore’s engagement were subsequently confirmed by a letter agreed to and accepted by MLP and the Conflicts Committee.
On December 27, 2021, the Conflicts Committee met with representatives of Evercore and RLF. The Conflicts Committee and its advisors reviewed the December 4 Proposal and reflected upon recent events affecting MLP, including that the MLP Board announced on July 27, 2021 that MLP was reducing its quarterly cash distribution, that MLP was engaged in a dispute with the charterer of the PGN FSRU Lampung, that MLP had received notice from Parent that the revolving credit line of $85 million with MLP will not be extended when it matures on January 1, 2023 and that Parent would have very limited capacity to extend any additional advances to MLP beyond what was currently drawn under the facility, the recent trading price of Common Units and the timing of Parent’s offer. The Conflicts Committee discussed the diligence process with its advisors, reviewed and provided feedback on a preliminary diligence request list and provided direction to its advisors on issues to consider in connection with the proposed transaction.
On January 21, 2022, the Conflicts Committee met with representatives of Evercore and RLF to receive an update on the status of Evercore’s financial analysis of the proposed transaction and to review initial diligence information provided by management of MLP in response to the Conflicts Committee’s diligence requests, including a financial forecast for MLP provided by management of MLP and a summary of potential outcomes of the arbitration related to the PGN FSRU Lampung.
On January 24, 2022, the Conflicts Committee held a meeting with representatives of Evercore, RLF, Parent, Kirkland, Morgan Stanley and Credit Suisse to discuss the December 4 Proposal. Representatives of Parent presented the December 4 Proposal and explained Parent’s rationale for the December 4 Proposal. Representatives of Parent highlighted that Parent was interested only in acquiring Common Units and was not interested in selling any of its equity interests in MLP or pursuing other strategic alternatives involving MLP.
On January 28, 2022, the Conflicts Committee met with a representative of Evercore and representatives of RLF. Representatives of RLF made a presentation to the Conflicts Committee regarding the duties and responsibilities of the Conflicts Committee in connection with the proposed transaction.
On February 7, 2022, the Conflicts Committee met with representatives of Evercore and RLF to review Evercore’s preliminary financial analysis of the December 4 Proposal. Following a review of Evercore’s preliminary financial analysis, the Conflicts Committee determined to reject the December 4 Proposal and not make a counteroffer of a specific dollar amount per Common Unit at that time but to remain available to discuss taking MLP private if appropriate value is offered to the Unaffiliated Unitholders. The Conflicts Committee directed Evercore to prepare materials to be delivered to Parent summarizing the Conflicts Committee’s response to the December 4 Proposal.
On February 11, 2022, the Conflicts Committee met with representatives of Evercore and RLF to review materials to be delivered to Parent summarizing the Conflicts Committee’s response to the December 4 Proposal. The Conflicts Committee provided feedback on the materials and directed Evercore to provide the materials to representatives of Parent and to discuss such materials with representatives of Parent.
On February 14, 2022, representatives of Evercore, on behalf of the Conflicts Committee, spoke by phone with representatives of Credit Suisse and Morgan Stanley. The representatives of Evercore indicated that the Conflicts Committee would not support the December 4 Proposal at $4.25 per Common Unit but remained available to discuss the transaction at an appropriate value. Evercore provided to Credit Suisse and Morgan Stanley the materials that Evercore had prepared summarizing the Conflicts Committee’s response to the December 4 Proposal.
On February 15, 2022, representatives of Parent and the joint venture spoke by telephone with representatives of Credit Suisse, Morgan Stanley and Kirkland to discuss the response from the Conflicts Committee and the materials shared by Evercore.
On February 15, 2022, the Conflicts Committee met with representatives of Evercore and RLF to receive a summary of the conversation between Evercore, Credit Suisse and Morgan Stanley regarding the Conflicts Committee’s response to the December 4 Proposal.
On February 22, 2022, Ms. Holter contacted Evercore to confirm Parent’s receipt of the Conflicts Committee’s response to the December 4 Proposal.
On March 1, 2022, Ms. Holter contacted Mr. Shaw and a representative of Evercore and requested a meeting involving representatives of Parent and its advisors and the Conflicts Committee and its advisors to discuss the Conflict’s Committee’s response to the December 4 Proposal.

Following the request on March 1, 2022 from Ms. Holter for a meeting with the Conflicts Committee and its advisors, the Conflicts Committee held a series of discussions regarding the objectives and agenda for a meeting with Parent and its advisors and representatives of Evercore conveyed the Conflicts Committee’s expectations for the meeting to representatives of Credit Suisse and Morgan Stanley.
On March 7, 2022, representatives from Credit Suisse, Morgan Stanley and Evercore spoke by phone to exchange views regarding assumptions related to the Conflicts Committee’s response to the December 4 Proposal.
On March 9, 2022, representatives of Parent and the joint venture, together with representatives from Kirkland, Credit Suisse and Morgan Stanley, met with the Conflicts Committee and representatives of Evercore and RLF to discuss the response from the Conflicts Committee and Parent’s views on the financial projections provided by management of MLP. Following that meeting, the Conflicts Committee met with representatives of Evercore and RLF to discuss the information conveyed by Parent and its advisors. The Conflicts Committee discussed the potential benefits of engaging an industry advisor to provide a perspective to the Conflicts Committee on the outlook for FSRUs considering the threat to the energy security of various countries caused by the Russian invasion of Ukraine, potential re-contracting opportunities for MLP and on the prospects for MLP fleet to compete for those opportunities.
On March 21, 2022, the Conflicts Committee met with representatives of Evercore and RLF to discuss feedback from investors of MLP to the proposed transaction and public disclosures by MLP with respect to the proposed transaction. During the meeting, there was discussion regarding the status of the negotiations among the Conflicts Committee and Parent. After discussion, the Conflicts Committee authorized Mr. Shaw to contact a representative of Parent to discuss the status of negotiations for the proposed transaction, including whether Parent would be making an updated offer.
Following the Conflicts Committee meeting on March 21, 2022, Mr. Shaw contacted Ms. Holter to discuss the status of the negotiations for the proposed transaction and Ms. Holter explained to Mr. Shaw that Parent was in the process of preparing a further explanation regarding its views on the proposed transaction that it would be sending to the Conflicts Committee.
On March 24, 2022, Parent provided a response to the Conflicts Committee, including information provided by Credit Suisse and Morgan Stanley at the direction of Parent and the joint venture in response to Evercore’s materials, to support its December 4 Proposal and highlighted areas of disagreement between methodologies used by Parent and the Conflicts Committee to determine the value of the Common Units subject to the December 4 Proposal.
On March 29, 2022, the Conflicts Committee met with representatives of Evercore and RLF. Representatives of Evercore provided a review of recent development in the FSRU market and stock market performance of the Common Units and shares of certain peer companies since Russia launched an invasion of Ukraine. The Conflicts Committee and its advisors also discussed the status of negotiations for the proposed transaction, including various considerations reflected in information provided by Credit Suisse and Morgan Stanley on March 24, 2022. The Conflicts Committee considered further responding to the December 4 Proposal and engaging Poten & Partners, Inc. (“Poten”) as an industry advisor. The Conflicts Committee reaffirmed its determination to reject the December 4 Proposal and to not make a counteroffer of a specific dollar amount per Common Unit. The Conflicts Committee directed the Evercore representatives to contact representatives of Parent to convey the Conflicts Committee’s affirmation of its view on the December 4 Proposal. The Conflicts Committee also directed Evercore to contact Poten to discuss a potential engagement of Poten as an advisor to the Conflicts Committee.
On March 30, 2022, representatives of Evercore contacted representatives of Morgan Stanley and Credit Suisse and explained that the Conflicts Committee was affirming its rejection of the December 4 Proposal, that the Conflicts Committee was open to alternative proposals from Parent and that the parties may want to consider terminating negotiations if Parent did not make an updated offer.
On March 31, 2022, the Conflicts Committee met with representatives of Evercore and RLF. Representatives of Evercore reported on the conversation with representatives of Morgan Stanley and Credit Suisse on March 30, 2022. The Conflicts Committee and its advisors discussed engaging Poten as an industry advisor to the Conflicts Committee and the Conflicts Committee directed Evercore to contact

Poten to discuss its engagement and to discuss Poten providing a general market update to the Conflicts Committee. Following the meeting, at the direction of the Conflicts Committee, representatives of Evercore contacted representatives of Poten.
On April 1, 2022, MLP management provided updated financial projections for MLP to the MLP Board with multiple scenarios.
On April 4, 2022, the Conflicts Committee met with representatives of Evercore, RLF and Poten. During the meeting, Poten representatives provided their general views on MLP’s industry and MLP’s assets in light of recent events, including the Russian-Ukraine conflict.
On April 6, 2022, the Conflicts Committee met with representatives of Parent to discuss the proposed transaction. The Conflicts Committee affirmed its rejection of the December 4 Proposal and that it was open to alternative proposals from Parent.
On April 12, 2022, Parent delivered a revised proposal (the “April 12 Proposal”) to the Conflicts Committee reflecting a per Common Unit price of $8.00 for each Common Unit held by Unaffiliated Unitholders. The April 12 Proposal highlighted a number of changes in the market and MLP’s business since the December 4 Proposal, including war in Ukraine, volatility in prices and near-term increased day-rates for uncontracted vessels that meet specifications, increased cost inflation (resulting in higher operating expense), rising interest rates and updated management projections.
Later on April 12, 2022, the Conflicts Committee met with a representative of Evercore and representatives of RLF. The Conflicts Committee and its advisors discussed, among other things, initial reactions to the April 12 Proposal, the process for engaging Poten as an advisor to the Conflicts Committee to provide, among other things, a perspective to the Conflicts Committee on potential re-contracting opportunities for MLP and on the prospects for the MLP fleet to compete for those opportunities, and the updated financial projections for MLP prepared by management. The Conflicts Committee affirmed that Poten should be engaged in connection with the Conflicts Committee’s review of the proposed transaction and determined to request a meeting with MLP management to review the updated MLP financial projections.
On April 12, 2022, following the Conflicts Committee meeting, Credit Suisse and Morgan Stanley, at the direction of Parent and the joint venture, provided additional information regarding the April 12 Proposal.
On April 13, 2022, the Conflicts Committee met with representatives of Evercore and a representative of RLF. During the meeting, the Conflicts Committee reviewed various considerations reflected in the information provided by Credit Suisse and Morgan Stanley regarding the April 12 Proposal. Representatives of Evercore presented information regarding the recent initial public offering by Excelerate Energy and Evercore’s preliminary financial analysis of the April 12 Proposal. The Conflicts Committee determined to finalize its engagement with Poten. The terms of an engagement with Poten were subsequently confirmed by written agreement.
On April 14, 2022, the Conflicts Committee met with representatives of Evercore, RLF and management of MLP to discuss the revised MLP financial projections prepared by management of MLP and the changes thereto relative to the initial MLP financial projections prepared by management of MLP. Management representatives also provided their perspectives on potential re-contracting opportunities for MLP and on the prospects for the MLP fleet to compete for those opportunities.
On April 15, 2022, Ms. Holter and Mr. Shaw discussed the timing of a potential response from the Conflicts Committee to the April 12 Proposal. Ms. Holter informed Mr. Shaw that Parent did not have much room to negotiate higher than its April 12 Proposal and re-affirmed that Parent was not interested in pursuing strategic alternatives involving MLP other than the proposed transaction.
On April 18, 2022, the Conflicts Committee met with representatives of Evercore and a representative of RLF. Mr. Shaw reported on his conversation with Ms. Holter on April 15, 2022.
On April 21, 2022, MLP management provided to the MLP Board a summary of the market development following increasing interest for FSRUs from European countries, advising that several European countries are looking for FSRUs with high regasification send-out capacity, and that northern

European countries would also want FSRUs that are capable of operating in closed loop mode in the winter season. As MLP’s assets are all employed on long-term contracts, MLP would not be able to offer any FSRUs to European countries. Management also advised that to the extent the PGN FSRU Lampung would become available for redeployment, it would likely need significant upgrade and modification to be redeployed in that region being the asset in MLP’s fleet with the lowest regasification send-out capacity and being incapable of operating in closed loop mode during the winter.
On April 22, 2022, Kirkland delivered an initial draft of the Merger Agreement to RLF. The initial draft of the Merger Agreement, among other things: (1) provided that MLP and its representatives, including the Conflicts Committee, could not solicit competing proposals for alternative transactions; (2) provided for a number of representations and warranties to be made by MLP regarding operational aspects of MLP’s business; (3) conditioned the consummation of the Merger on the receipt of Unitholder Approval; (4) allowed the Conflicts Committee to make an adverse recommendation change only in response to certain intervening events; (5) required MLP to submit the Merger Agreement to a vote at a special meeting even if the Conflicts Committee made an adverse recommendation change; and (6) included a termination fee to be paid by MLP to Parent under certain circumstances.
On May 2, 2022, the Conflicts Committee met with representatives of Evercore, RLF and Poten. Representatives of Poten presented a draft FSRU market assessment, a FSRU charter market and technical evaluation and an assessment of liquidity projections for MLP under various scenarios. On May 6, 2022, Poten finalized its reports for the Conflicts Committee. Following the meeting and the finalization of Poten’s report, over the course of the following weeks, the Conflicts Committee, Poten and Evercore continued to have discussions and Poten further refined its views and its advice to the Conflicts Committee.
On May 9, 2022, the MLP Board received an unsolicited letter from New Fortress Energy (“NFE”) which included a non-binding proposal to purchase all outstanding Common Units for $12.00 per Common Unit (the “Unsolicited Proposal”). The Unsolicited Proposal was contingent upon the restructuring or termination of the existing management and administrative service agreements between Parent and MLP, as well as the completion of satisfactory due diligence, negotiation of definitive agreements and a period of exclusivity.
During the week of May 9, 2022, the Conflicts Committee, the MLP Board and representatives of Parent discussed the Unsolicited Proposal. Representatives of Parent orally reaffirmed that Parent is not interested in selling any of its equity interests in MLP and did not support MLP engaging with NFE on the Unsolicited Proposal. Representatives of Parent requested a response from the Conflicts Committee to Parent’s April 12 Proposal on value and terms of the proposed Merger Agreement.
On May 10, 2022, the Conflicts Committee met with representatives of Evercore and RLF to discuss the Unsolicited Proposal. The Conflicts Committee discussed, among other things, the terms of the Unsolicited Proposal, the impact of the Unsolicited Proposal on the April 12 Proposal and the terms of the Partnership Agreement that required Parent’s consent in order for MLP to accept the Unsolicited Proposal, including as a result of Parent’s ownership of approximately 45% of the Common Units.
On May 16, 2022, the Conflicts Committee met with representatives of Evercore and RLF. Representatives of RLF presented materials regarding the terms of the proposed Merger Agreement including, among other things (i) the lack of a majority of the Unaffiliated Unitholders voting condition, (ii) the requirement that the MLP Board recommend that the holders of Common Units approve the Merger, the circumstances under which such recommendation could be changed and the potential effects that a change in recommendation may have under the proposed Merger Agreement, and (iii) the circumstances constituting a “Material Adverse Effect” under the Merger Agreement. Representatives of Evercore presented Evercore’s preliminary financial analysis of the April 12 Proposal. The Conflicts Committee determined that, subject to further confirmation that Parent was not considering the Unsolicited Proposal, the Conflicts Committee would respond to the April 12 Proposal with a counteroffer that the Unaffiliated Unitholders receive $11.00 per Common Unit and that the Merger be conditioned upon receiving the approval of a majority of the Common Units held by Unaffiliated Unitholders (the “May 16 Response”).
Later on May 16, 2022, Mr. Shaw contacted Ms. Holter and requested formal feedback from Parent on the Unsolicited Proposal before the Conflicts Committee would share a counteroffer to Parent’s April 12 Proposal.

On May 17, 2022, the Conflicts Committee met with representatives of Evercore and RLF to review potential changes to the draft merger agreement and to discuss the process for responding to the April 12 Proposal, including the request for formal feedback from Parent on the Unsolicited Proposal.
Later on May 17, 2022, Ms. Holter informed Mr. Shaw, in writing, that Parent was not interested in selling any of its equity interests in MLP and did not support MLP engaging with NFE on the Unsolicited Proposal. Following such communication, Mr. Shaw informed Ms. Holter of the May 16 Response. RLF then sent a revised draft of the Merger Agreement to Kirkland. This draft of the Merger Agreement, among other things: (1) deleted a number of representations and warranties to be made by MLP; (2) conditioned the consummation of the Merger on the receipt of approval by holders of a majority of the Common Units held by Unaffiliated Unitholders (a “Majority of the Unaffiliated Unitholders Condition”) rather than holders of a majority of all outstanding Common Units, including those held by Parent; (3) allowed the Conflicts Committee to make an adverse recommendation change, but removed the requirement that such adverse recommendation change be in response to intervening events; (4) deleted the requirement for MLP to submit the Merger Agreement to a vote at a special meeting even if the Conflicts Committee made an adverse recommendation change; (5) removed the termination fee to be paid by MLP to Parent; (6) required Parent to enter into a voting and support agreement in connection with the entry into the Merger Agreement; and (7) narrowed the definition of a material adverse effect that could give rise to a right of Parent to fail to close the proposed transaction.
On May 18, 2022, Parent rejected the May 16 Proposal and Ms. Holter contacted Mr. Shaw and informed him that Parent planned to withdraw its proposal. Mr. Shaw asked Ms. Holter to provide the parties more time to discuss Parent’s April 12 Proposal prior to withdrawing the April 12 Proposal.
On May 19, 2022, Ms. Holter discussed further with Mr. Shaw Parent’s intention to withdraw its April 12 Proposal.
On May 20, 2022, Mr. Shaw, Ms. Holter and advisors to the Conflicts Committee and Parent exchanged emails and phone calls regarding the potential withdrawal of the April 12 Proposal, and Parent agreed to give the Conflicts Committee and its advisors approximately 48 hours to further consider the April 12 Proposal before withdrawing the proposal. During the discussions, representatives of Parent indicated that Parent would not accept a proposal that included a Majority of the Unaffiliated Unitholders Condition or a proposal where the consideration was a dollar amount per Common Unit that did not start with an eight.
Later on May 20, 2022, the Conflicts Committee met with representatives of Evercore and RLF. During the meeting, there was discussion regarding, among other things, the status of negotiations with Parent, views on the outlook for MLP in the event the Merger was not consummated and potential counteroffers to the April 12 Proposal.
On May 21, 2022, the Conflicts Committee met with representatives of Evercore and RLF. During the meeting, the Evercore representatives presented Evercore’s preliminary financial analysis of the Common Units and explained updates that had been made since Evercore’s prior presentation. The Conflicts Committee considered Evercore’s presentation and determined to propose that the Unaffiliated Unitholders receive $9.50 in cash per Common Unit with no Majority of the Unaffiliated Unitholders Condition (the “May 21 Committee Proposal”). The Conflicts Committee directed the Evercore representatives to present the May 21 Committee Proposal to the financial advisors to Parent.
Later on May 21, 2022, representatives of Evercore communicated the May 21 Committee Proposal to representatives of Credit Suisse and Morgan Stanley. Parent responded with a “best-and-final” offer of $9.25 per Common Unit, including a majority of all outstanding Common Units voting standard (the “May 21 Parent Proposal”).
Later on May 21, 2022, the Conflicts Committee met with representatives of Evercore and RLF. The Conflicts Committee determined that, subject to the satisfactory negotiation of the Merger documents, that it would be in the best interests of MLP and the Unaffiliated Unitholders to accept the May 21 Parent Proposal.
On May 22, 2022, Kirkland sent a revised draft of the Merger Agreement and a draft of the Support Agreement to RLF, pursuant to which Parent agreed, among other things, to vote all of its Common Units in favor of the Merger Agreement at the Special Meeting. The draft Merger Agreement (1) conditioned the consummation of the Merger on the receipt of Unitholder Approval in accordance with the May 21 Parent Proposal; (2) required MLP to submit the Merger Agreement to a vote at a special meeting even if the Conflicts Committee made an adverse recommendation change; (3) allowed the Conflicts Committee to make an adverse recommendation change only in response to certain intervening events; and (4) made an additional change to the “Material Adverse Effect” definition.
On May 23, 2022, management of Parent caused Merger Sub to be formed under the laws of the Marshall Islands, with Parent as the sole member.
Also on May 23, 2022, the Conflicts Committee met with representatives of Evercore and RLF to discuss the Merger Agreement and the Support Agreement. The RLF representatives explained the Merger Agreement changes and the Support Agreement. The Conflicts Committee determined to accept that the Merger Agreement be submitted to a vote at a special meeting even if the Conflicts Committee made an adverse recommendation change but to reject the provisions limiting the Conflicts Committee’s ability to make an adverse recommendation change in response to an intervening event and to reject the expanded definition of “Material Adverse Effect.”
Later on May 23, 2022, representatives of RLF and Kirkland met telephonically to discuss the Merger Agreement, including the definition of “Material Adverse Effect” and the other matters discussed at the Conflicts Committee’s meeting earlier that day. Kirkland subsequently sent a further revised draft of the Merger Agreement to RLF. Kirkland’s revised draft of the Merger Agreement delivered to RLF (1) removed the requirement that the Conflicts Committee make an adverse recommendation change only in response to an intervening event; and (2) made additional changes to the “Material Adverse Effect” definition.
On May 23, 2022 and May 24, 2022, the Conflicts Committee held a series of meetings with representatives of Evercore and RLF to discuss the potential situations that could give rise to a Material Adverse Effect under the Merger Agreement.
On May 24, 2022, based on discussions among representatives of Parent and the Conflicts Committee and their respective legal advisors, Kirkland sent an updated draft of the Merger Agreement to RLF, which further revised the wording of the “Material Adverse Effect” definition. The Conflicts Committee accepted the change and the proposed execution version of the Merger Agreement.
Later on May 24, 2022, the Conflicts Committee met with representatives of Evercore and RLF. Representatives of Evercore presented Evercore’s financial analysis with respect to the Common Units and representatives of RLF presented an overview and update with respect to the terms of the Merger Agreement and the Support Agreement. Following the Evercore and RLF presentations, representatives of Evercore then rendered to the Conflicts Committee Evercore’s oral opinion, subsequently confirmed by delivery of a written opinion dated May 24, 2022, that, as of May 24, 2022 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of the Common Units other than the Sponsor Entities and their affiliates in the Merger was fair, from a financial point of view, to MLP and to such holders. Also, at this meeting, the Conflicts Committee (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting Special Approval (as defined in the Partnership Agreement)), (iii) recommended to the MLP Board that the MLP Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) recommended to the MLP Board that the MLP Board recommend approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders.
Following the Conflicts Committee meeting on May 24, 2022, the MLP Board met with representatives of Baker Botts L.L.P. (“Baker Botts”), RLF and Evercore in attendance. Mr. Shaw reported to the MLP Board on the process undertaken by the Conflicts Committee to evaluate the proposed transaction and reported that the Conflicts Committee had adopted resolutions approving the proposed transaction. The MLP Board then, acting upon the recommendation of the Conflicts Committee, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders.
On May 25, 2022, the Parent Board, by unanimous vote, (i) determined that the Transaction Documents (as defined below) and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Transaction Documents, were in the best interests of Parent, (ii) approved the Transaction Documents and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Transaction Documents, and (iii) passed resolutions approving and adopting the Transaction Documents and the transactions contemplated thereby, including the Merger.
Also on May 25, 2022, Parent, in its capacity as the sole member of the General Partner and Merger Sub, by separate written consents, determined that the Transaction Documents and the transactions contemplated thereby, including the Merger, were in the best interests of the General Partner and Merger Sub and declared it advisable to enter into the Transaction Documents and approved the adoption of the Transaction Documents, the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, including the Merger.
Also on May 25, 2022, the General Partner Board, by written consent, (i) determined that the Transaction Documents and the transactions contemplated thereby, including the Merger, were in the best interests of the General Partner and declared it advisable to consent to and enter into the Transaction Documents and (ii) consented to and approved the Transaction Documents and the transactions contemplated thereby, including the Merger.
On the morning of May 25, 2022, the Merger Agreement was executed by the parties pursuant to which Parent would acquire, for cash, through a wholly owned subsidiary of Parent, all Common Units held by Unaffiliated Unitholders for $9.25 per Common Unit. The revised price represented an increase of $5 when compared to the offer of $4.25 per publicly held Common Unit made by Parent on December 4, 2021. After execution, each of Parent and MLP issued a press release announcing entry into the Merger Agreement.
Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties
The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by a majority of the members of the Conflicts Committee constitutes Special Approval. Under Section 7.16(a) of the Partnership Agreement, whenever a potential conflict of interest exists or arises, such as consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger, any resolution or course of action in respect of such conflict of interest will be permitted and deemed approved by all of the partners of MLP, and will not constitute a breach of the Partnership Agreement or any other agreement contemplated by the Partnership Agreement or the organizational documents of any of MLP’s subsidiaries or of any duty stated or implied by law or equity, if the resolution or course of action is approved by Special Approval.
Under Section 7.16(b) of the Partnership Agreement, whenever the General Partner makes a determination or takes or declines to take any other action, or any affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of MLP as opposed to its individual capacity, then unless another express standard is provided for in the Partnership Agreement, the General Partner, or such affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by the Partnership Agreement or any other agreement contemplated by the Partnership Agreement or the organizational documents of any of MLP’s subsidiaries or under applicable law.
Whenever the MLP Board makes a determination or takes or declines to take any other action under the Partnership Agreement, then, unless another express standard is provided for in the Partnership Agreement, the MLP Board shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by the Partnership Agreement or under applicable Marshall Islands law. In order for a determination or other action to be in “good faith” for purposes of the Partnership Agreement, the MLP Board, in making such determination or taking or declining to take such other action, must believe that the determination or other action is in the best interests of MLP, unless the context otherwise requires.
Under Section 7.17(b) of the Partnership Agreement, the MLP Board may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by the MLP Board, and any act taken or omitted to be taken in reliance upon the advice or opinion of such persons as to matters that the MLP Board reasonably believes to be within such person’s professional or expert competence shall be conclusively presumed to have been done or omitted to be done in good faith and in accordance with such advice or opinion.
Recommendation of the Conflicts Committee and the MLP Board; Reasons for Recommending Approval of the Merger Proposal
The Conflicts Committee
The Conflicts Committee consists of three directors who meet the requirements for membership on the Conflicts Committee set forth in the Partnership Agreement: Robert Shaw, David Spivak and Kathleen McAllister. The Conflicts Committee retained RLF as its legal counsel, Evercore as its financial advisor and Poten & Partners, Inc. (“Poten”) to provide consulting services on the market outlook for LNG carriers and FSRUs and for the vessels in MLP’s fleet. The Conflicts Committee oversaw the performance of due diligence by its advisors, conducted a review and evaluation of Parent’s proposal and conducted negotiations with Parent and its representatives with respect to the Merger Agreement and the Support Agreement and the transactions contemplated thereby.
The Conflicts Committee considered the benefits of the Merger Agreement and the Support Agreement and the transactions contemplated thereby, including the Merger, as well as the associated risks, and on May 24, 2022, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders; (2) approved the Merger Agreement and the transactions contemplated thereby, including the Merger; (3) recommended to the MLP Board that the MLP Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger; and (4) recommended that the MLP Board recommend approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders.
Reasons for the Conflicts Committee’s Recommendation
The Conflicts Committee consulted with its advisors and considered many factors in making its determination and approval and the related recommendations to the MLP Board. The Conflicts Committee considered the following factors to be generally positive or favorable in making its determination and approval and the related recommendations to the MLP Board:
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The merger consideration of $9.25 per Common Unit is an all-cash amount, which the Conflicts Committee believed provided greater value to the Unaffiliated Unitholders than the long-term value of MLP as a publicly traded partnership, after taking into account the risks and challenges facing MLP’s current business and financial prospects.

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The Conflicts Committee’s belief that $9.25 per Common Unit was the highest price per Common Unit that Parent would be willing to pay at the time of the Conflicts Committee’s determination and grant of “Special Approval.”

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The financial analysis and oral opinion of Evercore, subsequently confirmed by delivery of a written opinion dated May 24, 2022, that, as of May 24, 2022 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of the Common Units other than the Sponsor Entities and their affiliates in the Merger was fair, from a financial point of view, to MLP and to such holders, as more fully described below in the section entitled “— Opinion of the Financial Advisor to the Conflicts Committee” beginning on page 45.

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The current and historical trading prices of the Common Units, including that the consideration of $9.25 to be paid for each Common Unit constitutes:

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a 35.0% premium to the price per Common Unit on May 24, 2022 (the last trading day prior to the approval of the Merger Agreement);

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a 39.2% premium to the volume-weighted average price (“VWAP”) of the Common Units for the 30-day period ending on May 24, 2022 (the last trading day prior to the approval of the Merger Agreement); and

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a 135.4% premium to the price per Common Unit on December 3, 2021 (the last trading day prior to Parent’s public announcement of its proposal of the buy-in offer).

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The Conflicts Committee’s belief that the merger consideration would provide certainty, immediate liquidity and greater assured value for the Unaffiliated Unitholders than the long-term value of MLP on a status quo basis.

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The challenges to MLP’s ability to acquire additional projects resulting from the fact that certain first offer rights in the omnibus agreement between MLP and Parent were terminated as a result of Parent’s amalgamation transaction with MSIP, as a result of which Parent is now expressly permitted to compete with MLP. As provided in its proposal letter dated December 3, 2021, Parent has stated that it does not intend to execute any further dropdowns to MLP of additional vessels or equity interests in entities that own vessels.

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The reduction in MLP’s financial flexibility resulting from (i) the fact that MLP has received notice from Parent in July 2021 that the revolving credit line established at the time of MLP’s initial public offering will not be extended when it matures on January 1, 2023, (ii) the need to repay outstanding balances on the credit line by January 1, 2023, (iii) challenges to MLP in securing a reasonably priced replacement credit line from third parties, and (iv) a high cost of capital, with a particularly high cost of equity capital.

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The analysis of Poten provided to the Conflicts Committee regarding the FSRU market, the technical specifications and competitiveness of MLP’s current fleet, and its independent views on forecasted re-chartering rates for MLP’s vessels, taking into account MLP’s vessel specifications and capabilities, and costs for potential upgrades to MLP’s vessels.

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The risks to MLP’s future cash flows resulting from the notice of arbitration from the charterer of the PGN FSRU Lampung seeking to declare the lease and maintenance agreement related to the PGN FSRU Lampung null and void, and/or terminate such agreement, and/or seek damages recognizing that (i) the PGN FSRU Lampung charter accounts for approximately 31% of MLP revenues and 37% of EBITDA, (ii) the pendency of the arbitration proceedings presents a potential disruption to MLP’s overall business, (iii) the arbitration proceedings are not expected to be resolved in the near-term, and (iv) even in the event that the outcome of the arbitration is favorable to MLP, concessions may need to be made with the charterer of the PGN FSRU Lampung.

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If the current charter of the PGN FSRU Lampung is declared null and void or terminated, or such charterer were to default in payment of hire, MLP may face challenges and direct and indirect costs redeploying the vessel as a result of certain technical limitations of the vessel.

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The Merger is not subject to a financing commitment.

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The Merger is not subject to additional due diligence.

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The terms of the Merger Agreement, principally:

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Parent’s representation that it has sufficient funds to pay the merger consideration and all other cash amounts payable pursuant to the Merger Agreement;

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The limited representations and warranties provided by MLP with respect to its business and assets;

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Provisions permitting the Conflicts Committee to make an adverse recommendation change if the Conflicts Committee determines in good faith (after consultation with its outside legal counsel)

that a failure to effect an adverse recommendation change would be adverse to the interests of the Unaffiliated Unitholders or would otherwise be a breach of the Conflicts Committee’s duties under the Partnership Agreement and applicable law;
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Provisions restricting the removal of the members of the Conflicts Committee between signing of the Merger Agreement and closing of the Merger; and

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Provisions requiring the consent of the Conflicts Committee to amendments to the Merger Agreement.

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The fact that Parent, which owns approximately 45.7% of the Common Units, is in support of the Merger and has entered into a support agreement pursuant to which it has agreed to, among other things, vote the Common Units owned by it in favor of the transactions contemplated by the Merger Agreement, including the Merger.

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The terms and conditions of the Merger were determined through arm’s-length negotiations between the Conflicts Committee and Parent and their respective representatives and advisors.

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The Conflicts Committee’s engagement of financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, master limited partnerships, MLP’s industry generally, and MLP particularly, as well as substantial experience advising master limited partnerships and other companies with respect to transactions similar to the Merger.

In addition, the Conflicts Committee considered the following factors to be potentially negative or unfavorable in arriving at its determination and approval and the related recommendations to the MLP Board:
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The Conflicts Committee was not authorized to and consequently did not conduct an auction process or other solicitation of interest from third parties for the acquisition of MLP. Further, Parent owns approximately 45.7% of MLP’s outstanding Common Units and the general partner interest in MLP and informed MLP that it is interested only in acquiring Common Units of MLP and is not interested in selling any of its equity interests in MLP or pursuing other strategic alternatives involving MLP. Consequently, it was not possible for the Conflicts Committee to conduct a process to solicit interest in the acquisition of assets or control of MLP.

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The proposal letter to MLP from NFE offering $12.00 per Common Unit for 100% of MLP’s outstanding Common Units (including the Common Units not held by Parent and its affiliates) (the “NFE proposal”) indicating that a third party might be willing to pay more than the $9.25 per Common Unit that Parent agreed to pay for each Common Unit held by Unaffiliated Unitholders, recognizing that (i) Parent had indicated throughout the process that it was only interested in acquiring Common Units and was not interested in selling any of its equity interests in MLP or pursuing other strategic alternatives involving MLP, (ii) the MLP Board requested that Parent report on its willingness to consider the NFE proposal and Parent responded by reiterating that it is not a seller of any of its equity interests in MLP and does not support MLP engaging with NFE with respect to the NFE proposal, (iii) the Partnership Agreement contemplates that Parent may refuse to consider such proposal free of any fiduciary duty to MLP, (iv) the NFE proposal was subject to due diligence to provide a final and binding proposal, and (v) the proposal was subject to termination of existing management and administrative services agreements between MLP and Parent.

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The risks associated with the potential that an MLP Material Adverse Effect could occur between the signing of the Merger Agreement and the closing of the Merger.

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The fact that, following the Merger, MLP’s existing Unaffiliated Unitholders will not participate in MLP’s potential future earnings or growth.

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The Common Units have, in the past, traded at levels that exceed the merger consideration of $9.25 per Common Unit that each Unaffiliated Unitholder will be entitled to receive in the Merger.

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The Merger is not subject to the approval by a majority of MLP’s outstanding Common Units held by Unaffiliated Unitholders, as a result, the requisite vote to approve the Merger will be obtained if only a majority of the outstanding Common Units, including the outstanding Common Units owned by Parent and its affiliates, vote in favor of the Merger.

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The Merger is expected to be taxable to Unaffiliated Unitholders.

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While the Conflicts Committee expects that the Merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and thus it is possible that the Merger may not be completed in a timely manner or at all. If the Merger is not completed, it could result in a disruption to the business of MLP and a decline in the trading price of the Common Units.

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Certain terms of the Merger Agreement, principally:

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Provisions requiring MLP to submit the Merger Agreement to a vote of the Common Unitholders (even if the Conflicts Committee has made an adverse recommendation change), unless the Merger Agreement has been validly terminated;

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The restrictions on MLP’s ability to solicit or respond to competing proposals; and

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The Common Unitholders are not entitled to dissenters’ or appraisal rights with respect to the Merger under the Partnership Agreement or the laws of the Republic of the Marshall Islands.

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The risk that litigation may occur in connection with the Merger and any such litigation may result in significant costs and a diversion of management’s focus.

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The members of MLP’s management and the directors of MLP may have interests in the Merger that are different from, or in addition to, the interests of the Unaffiliated Unitholders.

The foregoing discussion of the information and factors considered by the Conflicts Committee is not intended to be exhaustive, but includes material factors the Conflicts Committee considered. In view of the variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Conflicts Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, each of the members of the Conflicts Committee may have given differing weights to different factors. Overall, the Conflicts Committee believed that the positive factors supporting the Merger outweighed the negative factors it considered.
The MLP Board
The MLP Board consists of seven members, three of whom were appointed by the General Partner. John V. Veech, Timothy Faries and Kathleen McAllister were appointed by the General Partner and serve for terms as determined by the General Partner. On June 9, 2022, Tonesan Amissah resigned from the MLP Board and Timothy Faries was appointed by the General Partner to replace Ms. Amissah. Carlo Ravizza, Alberto Donzelli, David Spivak and Robert Shaw are divided into four classes serving staggered terms. Mr. Donzelli is designated as our Class I elected director and will serve until our annual meeting of unitholders in 2023. Mr. Shaw is designated as our Class II elected director and will serve until our annual meeting of unitholders in 2024. Mr. Spivak is designated as our Class III elected director and will serve until our annual meeting of unitholders in 2025. Mr. Ravizza is designated as our Class IV elected director and will serve until our annual meeting of unitholders in 2026.
Some of the directors may have different interests in the Merger than the Unaffiliated Unitholders. For a complete discussion of these and other interest of the members of the MLP Board in the Merger, see “— Interests of the Directors and Executive Officers of MLP in the Merger.” Because of such possible and actual conflicts of interests, in resolutions approved by the MLP Board on December 6, 2021, the MLP Board authorized, empowered and directed the Conflicts Committee to (1) review and evaluate the terms and conditions of the proposed transaction and related agreements on behalf of MLP and the Unaffiliated Unitholders, (2) negotiate, or delegate to any person or persons the authority to negotiate, the terms and conditions of the proposed transaction and related agreements with the General Partner and its affiliates (including Parent) and their representatives, (3) approve, or determine not to approve, the proposed transaction and related agreements, any such approval to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, (4) recommend to the MLP Board that the proposed transaction and related agreements be approved or not approved, any such recommendation to approve the proposed transaction and related agreements to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, or determine not to make any recommendation regarding the proposed transaction to the MLP Board, and (5) determine whether the proposed transaction and related agreements were in the best interests of MLP, including the Unaffiliated Unitholders.
On May 24, 2022, the Conflicts Committee (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger (the foregoing constituting Special Approval as defined in the Partnership Agreement), (iii) recommended to the MLP Board that the MLP Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iv) recommended to the MLP Board that the MLP Board recommend approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders.
On May 24, 2022, the MLP Board, acting upon the recommendation of the Conflicts Committee, (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Common Unitholders. The MLP Board recommends that the Common Unitholders vote in favor of the Merger Proposal.
In determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interest of MLP and the Unaffiliated Unitholders,and recommending that Common Unitholders vote in favor of the Merger Proposal, the MLP Board considered a number of factors, including the following material factors:
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the recommendation of the Conflicts Committee; and

•
the factors considered by the Conflicts Committee, including the material factors considered by the Conflicts Committee described under “— The Conflicts Committee” above.

In doing so, the MLP Board expressly adopted the analysis of the Conflicts Committee, which is discussed above.
The foregoing discussion is not intended to be exhaustive, but is intended to address the material information and principal factors considered by the MLP Board in considering the Merger. In view of the various factors and information considered, the MLP Board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the MLP Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was determinative of its ultimate determination, and individual members of the MLP Board may have given different weights to different factors. The MLP Board made its recommendation based on the totality of information presented to, and the investigation conducted by, the MLP Board. It should be noted that certain statements and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”
The MLP Board recommends that the Common Unitholders vote “FOR” the approval of the Merger Agreement and that Common Unitholders vote “FOR” the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting.
Opinion of the Financial Advisor to the Conflicts Committee
At a meeting of the Conflicts Committee held on May 24, 2022, Evercore rendered to the Conflicts Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated May 24, 2022, that, as of May 24, 2022 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of the Common Units other than the Sponsor Entities and their affiliates in the Merger was fair, from a financial point of view, to MLP and to such holders.
The full text of the written opinion of Evercore, dated as of May 24, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Conflicts Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion did not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any holder of Common Units should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to MLP, nor does it address the underlying business decision of MLP to engage in the Merger.
In connection with rendering its opinion Evercore, among other things:
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reviewed certain publicly available business and financial information relating to MLP that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

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reviewed certain internal projected financial data relating to MLP, reflecting seven management cases (referred to in this section as the “Management Cases”), in each case prepared and furnished to Evercore by management of MLP as approved for Evercore’s use by the Conflicts Committee (referred to in this section as the “Forecasts”);

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reviewed certain third-party charter free vessel appraisals of the vessels of MLP furnished to Evercore by management of MLP as approved for Evercore’s use by the Conflicts Committee (referred to in this section as the “Appraisals”);

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reviewed certain reports prepared for the Conflicts Committee by Poten & Partners, Inc.;

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discussed with the Conflicts Committee and management of MLP their assessment of the past and current operations of MLP, the current financial condition and prospects of MLP, and the Forecasts under each of the Management Cases;

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reviewed the reported prices and the historical trading activity of the Common Units;

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compared the financial performance of MLP and its stock market trading multiples with those of certain other publicly traded master limited partnerships and other companies that Evercore deemed relevant;

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compared the financial performance of MLP and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

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reviewed the financial terms and conditions of a draft, dated May 24, 2022, of the Merger Agreement; and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore assumed no responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of MLP that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore assumed, with the consent of the Conflicts Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of MLP as to the future financial performance of MLP under each of the Management Cases, as applicable, and that each of the Management Cases reflects the good faith judgment of management as to a reasonably likely alternative with respect to the matters reflected therein. Evercore expressed no view as to the Forecasts or the Appraisals, or the assumptions on which they were based, as applicable, including the assumptions reflected in the Management Cases. Evercore relied, at the direction of the Conflicts Committee, without independent verification, upon the assessments of the management of MLP as to the future operational performance of MLP, including but not limited to, charter revenues, commissions, operating expenses, administrative expenses and other fees and expenses.
For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on MLP or the consummation of the Merger or reduce the contemplated benefits to the holders of Common Units of the Merger. The credit, financial and stock markets have been experiencing unusual volatility and Evercore expressed no opinion or view as to any potential effects of such volatility on MLP, Parent or the Merger.
Evercore did not conduct a physical inspection of the properties, facilities or vessels of MLP and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of MLP, nor was Evercore furnished with any such valuations or appraisals (other than the Appraisals), nor did Evercore evaluate the solvency or fair value of MLP or any of its vessels under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated by Evercore on the date of its opinion. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to MLP and to the holders of the Common Units (other than the Sponsor Entities and their affiliates), from a financial point of view, of the merger consideration. Evercore did not express any view on, and Evercore’s opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of MLP, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of MLP, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to MLP, nor did it address the underlying business decision of MLP to engage in the Merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of Common Units or any business combination or other extraordinary transaction involving MLP. Evercore’s opinion did not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any holder of Common Units should vote or act in respect of the Merger. Evercore does not express any opinion as to the prices at which Common Units would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on MLP or the Merger or as to the impact of the Merger on the solvency or viability of MLP or the ability of MLP to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by MLP and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Conflicts Committee on May 24, 2022 in connection with rendering its opinion to the Conflicts Committee. Each analysis was provided to the Conflicts Committee. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. In connection with arriving at its opinion, Evercore considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before May 24, 2022, and is not necessarily indicative of current market conditions.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand-alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analysis
Charter Free Net Asset Value
Evercore reviewed and compared the merger consideration of $9.25 per Common Unit to an estimate of MLP’s net asset value (referred to in this section as “NAV”) determined by using the average value per vessel reflected in the Appraisals. After adjusting the appraisal values for two non-wholly owned vessels to reflect MLP’s 50% ownership in each such vessel, Evercore’s calculation resulted in an average appraisal value for the entire fleet of approximately $1,068 million. After adjusting for debt, cash, net working capital, in each case as of March 31, 2022, as provided by MLP’s management, and the market value of MLP’s preferred equity as of May 23, 2022, Evercore calculated an estimated NAV for MLP of $386.5 million. Based on the foregoing and the number of outstanding Common Units as of May 23, 2022, as provided by MLP management, and after applying a 5% premium and discount to the average appraisal value, Evercore’s calculation resulted in a range of implied NAV per Common Unit of $9.98 to $13.18.
Discounted Cash Flow Analysis — Useful Life Methodology
Evercore performed a series of discounted cash flow analyses to calculate ranges of implied present values for the Common Units based on the Forecasts under each of the Management Cases. Evercore estimated the present value of the unlevered free cash flows that MLP’s vessels were forecasted to generate over their estimated 35-year useful lives, based on the Forecasts and other information provided by MLP management, and utilizing certain assumptions provided by MLP management under each of the Management Cases. For each discounted cash flow analysis performed under each of the Management Cases, the unlevered free cash flows were then discounted to present value as of March 31, 2022, using a range of discount rates of 8.0% to 9.0%, based on MLP’s weighted average cost of capital, as estimated by Evercore based on the capital asset pricing model, to derive a range of implied enterprise values for MLP. Based on these ranges of implied enterprise values, after adjusting for debt and cash as of March 31, 2022 and the market value of MLP’s preferred equity as of May 23, 2022, and dividing the result by the outstanding number of Common Units of MLP as of May 23, 2022, as provided by MLP management, the discounted cash flow analyses utilizing the useful life methodology resulted in a range of implied equity values per Common Unit of $3.49 to $9.98, based on the high and low midpoints of the implied equity value ranges estimated under each of the Management Cases, as compared to the merger consideration of $9.25 per Common Unit.
Peer Group Trading Analysis
Evercore reviewed and compared certain financial information of MLP to corresponding financial multiples and ratios for the following master limited partnerships and LNG shipping companies (referred to in this section as the “Selected Peers”):
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Flex LNG Ltd.

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KNOT Offshore Partners LP

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Capital Product Partners L.P.

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GasLog Partners LP

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Dynagas LNG Partners LP

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Excelerate Energy, Inc.

Although none of the Selected Peers is directly comparable to MLP, Evercore selected these partnerships and companies because they are publicly-traded master limited partnerships and LNG shipping companies that Evercore, in its professional judgment and experience, considered generally relevant to MLP for purposes of its financial analyses.
For each of the Selected Peers, Evercore calculated the following trading multiples:
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Enterprise value (defined as equity market capitalization plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of estimated calendar year 2022 EBITDA (referred to in this section as “Enterprise Value / 2022 EBITDA”);

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Enterprise value as a multiple of estimated calendar year 2023 EBITDA (referred to in this section as “Enterprise Value / 2023 EBITDA”); and

•
Price per share as a multiple of estimated net asset value (referred to in this section as “Price / NAV”).

The results of these calculations are as follows:
Multiple	Mean	Median
Enterprise Value / 2022 EBITDA	8.5x	8.4x
Enterprise Value / 2023 EBITDA	8.0x	7.9x
Price / NAV	0.85x	N/A
Based on the multiples it derived for the Selected Peers and based on its professional judgment and experience, Evercore applied an Enterprise Value / 2022 EBITDA multiple reference range of 7.0x to 9.0x to MLP’s estimated EBITDA in fiscal year 2022, and an Enterprise Value / 2023 EBITDA multiple reference range of 6.5x to 8.5x to MLP’s estimated EBITDA in fiscal year 2023, in each case, based on the Forecasts, to derive ranges of implied enterprise values of MLP. Based on these ranges of implied enterprise values, after adjusting for debt, accumulated profits of joint ventures, and cash as of March 31, 2022, as provided by MLP management, and the market value of MLP’s preferred equity as of May 23, 2022, and based on the outstanding number of Common Units as of May 23, 2022, as provided by MLP management, Evercore derived an implied equity value range per Common Unit of $8.69 to $15.15 based on 2022 EBITDA and an implied equity value range per Common Unit of $7.03 to $13.47 based on 2023 EBITDA, in each case, as compared to the merger consideration of $9.25 per Common Unit.
Based on the multiples it derived for the Selected Peers and based on its professional judgment and experience, Evercore applied a Price / NAV multiple reference range of 0.70x to 1.05x to MLP’s implied NAV per Common Unit, which Evercore calculated as described above under the heading “— Charter Free Net Asset Value”. Evercore’s analysis indicated a range of implied equity values per Common Unit of $8.11 to $12.16, as compared to the merger consideration of $9.25 per Common Unit.
In order to calculate peer group trading multiples, Evercore relied on publicly available filings with the SEC, equity research analyst estimates, and broker NAV estimates from third-party research reports. In evaluating the Selected Peers, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the Selected Peers and other matters, as well as differences in the Selected Peers’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the Selected Peers and the multiples derived from the Selected Peers. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the Selected Peers.

Selected Transaction Analysis
Evercore reviewed publicly available information related to selected precedent acquisition transactions involving LNG shipping companies.
For each selected transaction, Evercore calculated the implied enterprise value (based on transaction consideration) as a multiple of EBITDA for the target company for the twelve month period prior to the announcement of the applicable transaction (referred to in this section as “LTM EBITDA”) based on information obtained from publicly available company filings, press releases, investor presentations, Wall Street research, CapitalIQ and FactSet consensus estimates. The selected transactions reviewed by Evercore and the implied enterprise value to EBITDA multiples calculated by Evercore with respect to those target companies were:
Date Announced	Target	Acquiror	EV/LTM EBITDA
1/13/2021	Golar LNG Partners, LP	New Fortress Energy Inc.	6.3x
2/2/2021	GasLog Ltd.	BlackRock	10.6x
10/4/2021	Teekay LNG Partners L.P.	Stonepeak Limestone Holdings LP	8.6x
Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore derived implied enterprise values for MLP by applying a selected reference range of EV/LTM EBITDA multiples of 7.0x to 10.5x and applied this range of multiples to MLP’s EBITDA for the twelve-month period ended December 31, 2021 as provided by MLP management. Based on this range of implied enterprise values, after adjusting for debt, accumulated profits of joint ventures, and cash as of March 31, 2022, as provided by MLP management, and the market value of MLP’s preferred equity as of May 23, 2022, and based on the outstanding number Common Units as of May 23, 2022, as provided by MLP management, Evercore derived a range of implied equity values per Common Unit of $7.05 to $17.54, as compared to the merger consideration of $9.25 per Common Unit.
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to MLP and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to MLP for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.
Other Factors
The analysis and data described below were presented to the Conflicts Committee for informational and reference purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Evercore’s fairness opinion.
Last 52-Week Trading Range
Evercore reviewed historical trading prices of the Common Units during the 52-week period ended May 23, 2022, noting that the low and high closing prices during such period ranged from $3.77 to $18.17 per Common Unit, respectively, and $3.77 to $8.17 during the period from July 27, 2021 (the date on which MLP announced a reduction in the quarterly cash distribution per Common Unit from $0.44 to $0.01) through May 23, 2022, in each case, as compared to the merger consideration of $9.25 per Common Unit.

Premiums Paid Analysis
Using publicly available information, Evercore reviewed, and calculated the premiums paid in certain selected transactions in the LNG shipping industry, as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day, one week and one month prior to announcement of each transaction. Based on the results of this analysis and its professional judgment and experience, Evercore applied the 25th and 75th percentile premiums paid in such transactions to the closing price per unit of Common Units of $3.93 as of December 3, 2021, the last trading day prior to the public announcement of Parent’s initial offer to acquire all of the Common Units held by the Unaffiliated Unitholders. This this analysis indicated a range of implied equity values per Common Unit of $4.68 to $6.10, as compared to the merger consideration of $9.25 per Common Unit.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the Common Units prepared and published by equity research analysts that were publicly available as of May 23, 2022. These price targets reflect analysts’ estimates of the future public market trading price of the Common Units at the time the price target was published. As of May 23, 2022, the range of selected equity research analyst price targets per unit of Common Units was $5.00 to $9.50, as compared to the merger consideration of $9.25 per Common Unit. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Common Units and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of MLP and future general industry and market conditions.
Other Presentations by Evercore
In addition to the presentation made to the Conflicts Committee on May 24, 2022, the date on which Evercore rendered its opinion, as described above, Evercore made other written and oral presentations to the Conflicts Committee on January 21, 2022, February 7, 2022, April 13, 2022, May 16, 2022 and May 21, 2022, which are referred to in this section as the preliminary Evercore presentations. Copies of the preliminary Evercore presentations provided to the Conflicts Committee by Evercore have been attached as exhibits to the Schedule 13E-3 related to the Merger. These written presentations and the written opinion will be available for any interested unitholder of MLP to inspect and copy at MLP’s executive offices during regular business hours.
None of the preliminary Evercore presentations, alone or together, constitutes an opinion of Evercore with respect to the merger consideration. The January 21, 2022 discussion materials included an analysis of financial metrics implied by Parent’s non-binding offer of $4.25, and a preliminary NAV analysis. The February 7, 2022 discussion materials included an analysis of financial metrics implied by Parent’s non-binding offer of $4.25, and a preliminary valuation of the Common Units. The April 13, 2022 discussion materials included an analysis of financial metrics implied by Parent’s non-binding offer of $8.00, and review of the financial performance of MLP and of certain other publicly traded master limited partnerships and other companies and their stock market trading multiples. The May 16, 2022, and the May 21, 2022 discussion materials included an analysis of financial metrics implied by Parent’s non-binding offer of $8.00, and a preliminary valuation of the Common Units.
Each of the analyses performed in these preliminary Evercore presentations was subject to further updating and subject to the final analyses presented to the Conflicts Committee on May 24, 2022 by Evercore. Each of these analyses was necessarily based on financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated by Evercore as of the dates on which Evercore performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information, and not all of the written and oral presentations contained all of the financial analyses included in the May 24, 2022 presentation.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Conflicts Committee. In connection with the review of the Merger by the Conflicts Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the Common Units. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Conflicts Committee as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of the Common Units other than the Sponsor Entities and their affiliates to MLP and to such holders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Conflicts Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.
Evercore did not recommend any specific amount of consideration to the Conflicts Committee or MLP’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Common Units.
Pursuant to the terms of Evercore’s engagement letter with the Conflicts Committee, MLP has agreed to pay Evercore an initial fee for its services equal to $600,000 which was payable upon execution of Evercore’s engagement letter with the Conflicts Committee. MLP also agreed to pay Evercore an opinion fee equal to $1,650,000 upon delivery of Evercore’s opinion. In addition, MLP has agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two year period prior to the date hereof, Evercore and its affiliates have provided financial advisory services to the Conflicts Committee and received fees for the rendering of these services in the amount of approximately $125,000. In addition, during the two year period prior to the date hereof, Evercore and its affiliates have provided financial advisory services to affiliates of Parent and received fees for the rendering of these services in the amount of approximately $6 million. Evercore may provide financial advisory or other services to MLP and the Sponsor Entities and their respective affiliates in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to MLP, the Sponsor Entities, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of MLP or the Sponsor Entities.

The Conflicts Committee engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Unaudited Management Projections of MLP
MLP does not make public long-term projections as to its future earnings or other results due to, among other reasons, the uncertainty and subjectivity of the underlying assumptions and estimates. However, MLP is including the following summary of certain non-public unaudited financial projections prepared by MLP’s management (“Management Projections”) in this proxy statement solely because such information was made available to the Conflicts Committee and Parent in connection with their respective evaluations of the Merger and was provided to Evercore for its use and reliance in connection with its financial analyses and opinion. On April 1, 2022, management provided updated financial projections for MLP to the MLP Board. The inclusion of the Management Projections should not be regarded as an indication that any of MLP, the General Partner, the MLP Board, Parent or any of their respective officers, directors, affiliates, advisors or other representatives considered, or now considers, any of the Management Projections to be necessarily predictive of actual future results. The Management Projections are not included in this proxy statement to influence any MLP unitholders to make any investment decision with respect to the Merger or for any other purpose.
The Management Projections were prepared by, and are the sole responsibility of, the management of MLP, solely for internal use and are subjective in many respects. As a result, there can be no assurance that the prospective results will necessarily be realized or that actual results will not be significantly higher or lower than estimated. MLP’s management believes that the assumptions used as a basis for the Management Projections were reasonable at the time they were made given the information available to MLP’s management at that time. However, the Management Projections are not a guarantee of future performance. The future financial results of MLP may materially differ from those expressed in the Management Projections due to factors that are beyond the management of MLP’s ability to control or predict.
Although the Management Projections are presented with numerical specificity, they are forward-looking statements that involve inherent risks and uncertainties and reflect numerous estimates and assumptions, all of which are difficult to predict and many of which are beyond the control of MLP. Further, since the Management Projections cover multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the Management Projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.” MLP unitholders are urged to review MLP’s SEC filings for a description of additional risk factors with respect to its business.
Certain of the financial information contained in the Management Projections, including EBITDA are non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. MLP’s management provided these non-GAAP financial measures because they are commonly used by external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess our operating performance as compared to other publicly traded partnerships in the midstream energy industry, and because MLP’s management believes that these non-GAAP financial measures could be useful in evaluating MLP’s business, potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by MLP may not be comparable to similarly titled amounts used by other companies.
The Management Projections do not give effect to the Merger or the other transactions contemplated by the Merger Agreement and were not prepared with a view toward public disclosure, nor were the Management Projections prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants or the Financial

Accounting Standards Board for preparation and presentation of prospective financial and operating information. In addition, the Management Projections require significant estimates and assumptions that make the information included therein inherently less comparable to the similarly titled GAAP measures in the historical GAAP financial statements of MLP. Neither MLP’s independent registered public accounting firm, nor any other independent accountants have compiled, examined or performed any procedures with respect to the Management Projections, and accordingly they have not expressed any opinion or any other form of assurance on such information. The reports of the independent registered public accounting firm of MLP in MLP’s Annual Report on Form 20-F for the year ended December 31, 2021 relate to MLP’s historical financial information. The reports do not extend to the Management Projections and should not be read to do so. Furthermore, the Management Projections do not take into account any circumstances or events occurring after the date such information was prepared.
The following tables set forth a summary of certain non-public unaudited Management Projections prepared by management of MLP with respect to MLP for seven different cases for the years ending December 31, 2022, 2023, 2024, 2025, 2026, 2027 and 2028. In developing the financial projections for the years 2022 through 2028, MLP made numerous material assumptions with respect to its business for the periods covered by the projections including, but not limited to, the following:
•
Revenue assumptions including charter re-contracting, exercise of charter extension options, exercise of termination options, off-hire periods between contracts and lay-up assumptions;

•
Charter contract renewal assumptions including pricing, capacity under contract and contract duration;

•
The result of, and costs related to, the arbitration with the charterer of the PGN FSRU Lampung;

•
The resolution of MLP’s Indonesian tax audit;

•
The refinancing of MLP’s and its joint ventures’ credit facilities and the terms and conditions thereof and the availability of credit lines for future borrowing;

•
Operating costs, general and administrative costs, drydock expenditures and other capital expenditures;

•
Useful life of vessels;

•
The amount and timing of distributions to the Common Unitholders and holders of Preferred Units of MLP;

•
Assumptions regarding potential future vessel disposals;

•
Scrap value of vessels at end of useful life; and

•
Other general business, market, industry, and interest rate assumptions.

References in the Management Projections to “RCF” refer to the $63 million revolving credit tranche of MLP’s $385 million facility.
Case 1:
The Management Projection in Case 1 assumes (i) that the charter of the PGN FSRU Lampung contract is amended to reduce the hire rate and extend the charter length, (ii) that the PGN FSRU Lampung is sold to its charterer at the end of the charter, and (iii) no change in the Lampung credit facility or distribution to unitholders.
Income Statement Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	147	142	143	136	126	103	107
Operating and administrative expenses	(40)	(37)	(39)	(39)	(40)	(40)	(41)
EBITDA (excl share of result of JVs)	107	104	103	97	85	63	66

Cash Flow Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Change in Cash	(19)	1	3	36	43	19	23
Ending Cash Balance	23	25	28	63	106	125	148
RCF Available Drawings	9	39	63	63	—	—	—
Case 2:
The Management Projection in Case 2 is identical to Case 1, except that Case 2 assumes a further reduction in the hire rate of the charter of the PGN FSRU Lampung contract.
Income Statement Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	146	138	137	132	122	99	103
Operating and administrative expenses	(40)	(37)	(40)	(39)	(40)	(40)	(41)
EBITDA (excl share of result of JVs)	107	101	97	93	82	59	62
Cash Flow Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Change in Cash	(19)	1	(1)	26	39	16	19
Ending Cash Balance	23	25	23	49	88	104	123
RCF Available Drawings	9	37	58	63	—	—	—
Case 3:
The Management Projection in Case 3 assumes that (i) the PGN FSRU Lampung is sold to its charterer (ii) the charter for the PGN FSRU Lampung is terminated as of such date and (iii) the proceeds of such sale are used to redeem all of the Preferred Units and repay amounts owed to Parent pursuant to the $85 million revolving credit facility.
Income Statement Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	141	103	104	97	87	64	68
Operating and administrative expenses	(38)	(26)	(27)	(28)	(28)	(28)	(29)
EBITDA (excl share of result of JVs)	103	77	76	69	58	36	39
Cash Flow Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Change in Cash	14	15	37	36	33	9	12
Ending Cash Balance	56	71	108	144	177	186	198
RCF Available Drawings	34	63	63	63	—	—	—
Case 4:
The Management Projection in Case 4 assumes that (i) the charterer of the PGN FSRU Lampung pays a fee to MLP to terminate the charter, (ii) MLP repays the Lampung credit facility, and (iii) the PGN FSRU Lampung is temporarily idle, during which time it is upgraded and after which it is redeployed.

Income Statement Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	141	103	125	129	119	96	100
Operating and administrative expenses	(39)	(35)	(37)	(37)	(38)	(38)	(39)
EBITDA (excl share of result of JVs)	102	68	88	92	81	59	62
Cash Flow Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Change in Cash	66	(85)	15	35	32	8	12
Ending Cash Balance	108	23	37	72	104	113	124
RCF Available Drawings	34	56	63	63	—	—	—
Case 5:
The Management Projection in Case 5 is identical to Case 4, except that (i) Case 5 assumes a lower fee paid by the charterer of the PGN FSRU Lampung to terminate the charter and (ii) the distributions on the Common Units and Preferred Units are suspended over 2023.
Income Statement Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	141	103	125	129	119	96	100
Operating and administrative expenses	(39)	(35)	(37)	(37)	(38)	(38)	(39)
EBITDA (excl share of result of JVs)	102	68	88	92	81	59	62
Cash Flow Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Change in Cash	7	(25)	(1)	5	32	8	12
Ending Cash Balance	48	24	23	28	60	68	80
RCF Available Drawings	34	12	34	63	—	—	—
Case 6:
The Management Projection in Case 6 is identical to Case 4, except that Case 6 assumes that (i) no fee is paid by the charterer of the PGN FSRU Lampung to terminate the charter and the charter is terminated in January 2024, (ii) the Lampung credit facility is not repaid and (iii) the distributions on the Common Units and Preferred Units are suspended between the first quarter of 2025 and the fourth quarter of 2027.
Income Statement Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	148	149	104	113	119	96	100
Operating and administrative expenses	(41)	(41)	(37)	(37)	(38)	(38)	(39)
EBITDA (excl share of result of JVs)	108	108	67	76	81	59	62
Cash Flow Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Change in Cash	(20)	(3)	(2)	(1)	(11)	25	12
Ending Cash Balance	23	20	18	17	6	31	43
RCF Available Drawings	9	43	49	4	—	—	—

Case 7:
The Management Projection in Case 7 assumes that the charter of the PGN FSRU Lampung contract is unchanged and expires in 2034 pursuant to its terms, after which the PGN FSRU Lampung is upgraded and redeployed.
Income Statement Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenues	148	149	149	142	131	108	112
Operating and administrative expenses	(41)	(41)	(38)	(38)	(39)	(38)	(39)
EBITDA (excl share of result of JVs)	108	108	111	104	93	70	73
Cash Flow Projection
In US$ millions	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Change in Cash	(20)	(3)	15	47	50	27	30
Ending Cash Balance	23	20	35	82	132	159	189
RCF Available Drawings	9	39	63	63	—	—	—
Readers of this proxy statement are cautioned not to place undue reliance on the Management Projections set forth above. No representation or warranty is made by MLP or any other person to any MLP unitholder regarding the ultimate performance of MLP compared to the information included in the above Management Projections. The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that such prospective financial and operating information will necessarily be predictive of future events, and such information should not be relied on as such.
THE FINANCIAL PROJECTIONS INCLUDED IN THIS PROXY STATEMENT WERE MADE AVAILABLE TO THE CONFLICTS COMMITTEE AND PARENT IN CONNECTION WITH THEIR RESPECTIVE EVALUATIONS OF THE MERGER AND WERE PROVIDED TO EVERCORE FOR ITS USE AND RELIANCE IN CONNECTION WITH ITS FINANCIAL ANALYSES AND OPINION. MLP DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH MANAGEMENT PROJECTIONS ARE NOT REALIZED, EXCEPT AS MAY BE REQUIRED BY LAW.
Interests of the Directors and Executive Officers of MLP in the Merger
In considering the recommendation of the MLP Board that Common Unitholders vote “FOR” the Merger Proposal, Common Unitholders should be aware that some of MLP’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, those of Unaffiliated Unitholders generally. The MLP Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and making its recommendation that the Common Unitholders approve the Merger Agreement. For purposes of the agreements and plans described below, the completion of the Merger will constitute a change in control.
Furthermore, some of MLP’s officers and directors are also directors or officers of Parent and its affiliates. Parent and its affiliates own a significant interest in us and have conflicts of interest and limited fiduciary and contractual duties, which may permit them to favor their own interests to the detriment of our Common Unitholders. These interests could cause members of the MLP Board to have a conflict of interest in recommending approval of the Merger Proposal and the Adjournment Proposal.
Long-Term Incentive Plan
In connection with MLP’s initial public offering, MLP adopted the Höegh LNG Partners LP 2014 Long-Term Incentive Plan, or the “LTIP,” for its employees, officers, consultants and directors who perform services for MLP and its subsidiaries. The LTIP provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards (collectively, “awards”). These awards are intended to align the interests of employees, officers, consultants and directors with those of our unitholders and to give such individuals the opportunity to share in our long-term performance. As of the date hereof, there were no outstanding phantom units issued under the LTIP.
Höegh LNG Holdings Ltd. Phantom Unit Agreements
Parent has established a program in order to facilitate the grant of phantom units (each representing a hypothetical Common Unit) to certain employees of affiliates of Parent. As of the date hereof, Parent has granted, for no consideration, an aggregate of 14,004 phantom units from Parent to certain employees of its affiliates pursuant to its phantom unit award program. It is anticipated that any outstanding phantom units will be deemed vested immediately prior to the Effective Time. Holders of such phantom units will be entitled to receive a lump-sum cash payment from Parent in full satisfaction thereof following the closing of the Merger. Håvard Furu, the Chief Executive Officer and Chief Financial Officer of MLP holds 2,971 phantom units pursuant to Parent’s program.
Conflicts Committee Fees Relating to the Merger
In connection with the signing of the Merger Agreement, the $20,000 monthly cash retainer which had been paid to each member of the Conflicts Committee (or $25,000 in the case of the Chairman of the Conflicts Committee) since December 3, 2021 was reduced to $7,500 per month (or $10,000 in the case of the Chairman of the Conflicts Committee), which monthly retainer will cease upon the closing of the Merger. In connection with any litigation involvement relating to, or arising out of, the Merger, each member of the Conflicts Committee (including the Chairman of the Conflicts Committee) will receive (i) $1,000 per hour for time actually spent in connection with litigation-related matters, if any and (ii) to the extent travel is needed, a fee of $2,500 per travel day and reimbursement of travel costs.
Indemnification; Directors’ and Officers’ Insurance
All of the directors of the MLP Board and executive officers of MLP will receive continued indemnification and insurance coverage for their actions as directors and executive officers after the Effective Time of the Merger.
Parent Board Approval of the Merger
The Parent Board reviewed with its legal and financial advisors the terms and provisions of the Merger Agreement, the Support Agreement and various other agreements (collectively, the “Transaction Documents”) pursuant to which, among other things, Parent agreed to form Merger Sub.
In connection with the Merger, the Parent Board (i) reviewed and evaluated the Merger and the Transaction Documents for the purpose of determining whether the Merger is in the best interests of Parent, and (ii) determined whether or not to approve the Merger and the Transaction Documents. The Parent Board along with its financial and legal advisors conducted a review and evaluation of the proposed Merger.
The Parent Board, by unanimous vote at a meeting held on May 25, 2022, (i) determined that the Transaction Documents and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Transaction Documents, were in the best interests of Parent, (ii) approved the Transaction Documents and the transactions contemplated thereby, including the Merger, upon the terms and conditions set forth in the Transaction Documents, and (iii) passed resolutions approving and adopting the Transaction Documents and the transactions contemplated thereby, including the Merger.
Parent, in its capacity as the sole member of the General Partner and Merger Sub, by separate written consents dated as of May 25, 2022, determined that the Transaction Documents and the transactions contemplated thereby, including the Merger, were in the best interests of the General Partner and Merger Sub and declared it advisable to enter into the Transaction Documents and approved the adoption of the

Transaction Documents, the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, including the Merger.
General Partner Board Approval
The General Partner Board, by written consent dated as of May 25, 2022, (i) determined that the Transaction Documents and the transactions contemplated thereby, including the Merger, were in the best interests of the General Partner and declared it advisable to consent to and enter into the Transaction Documents and (ii) consented to and approved the Transaction Documents and the transactions contemplated thereby, including the Merger.
Position of Parent, the General Partner, Merger Sub, the Conflicts Committee and the MLP Board as to the Fairness of the Merger
Under the rules governing “going private” transactions, each of Parent, MLP, the General Partner and Merger Sub is deemed to be engaged in a “going private” transaction and is required to express its belief as to the fairness of the Merger to the Unaffiliated Unitholders pursuant to Rule 13e-3 under the Exchange Act. Parent, the General Partner and Merger Sub are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The MLP Board authorized, empowered and directed the Conflicts Committee to (1) review and evaluate the terms and conditions of the proposed transaction and related agreements on behalf of MLP and the Unaffiliated Unitholders, (2) negotiate, or delegate to any person or persons the authority to negotiate, the terms and conditions of the proposed transaction and related agreements with the General Partner and its affiliates (including Parent) and their representatives, (3) approve, or determine not to approve, the proposed transaction and related agreements, any such approval to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, (4) recommend to the MLP Board that the proposed transaction and related agreements be approved or not approved, any such recommendation to approve the proposed transaction and related agreements to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, or determine not to make any recommendation regarding the proposed transaction to the MLP Board, and (5) determine whether the proposed transaction and related agreements were in the best interests of MLP, including the Unaffiliated Unitholders. Although the MLP Board recommends that the Common Unitholders vote to approve the Merger Agreement, the views of Parent and General Partner as to the fairness of the Merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 was filed with the SEC) should not be construed as a recommendation to any Unaffiliated Unitholder as to how such Unaffiliated Unitholder should vote on the proposal to approve the Merger Agreement.
Parent did not undertake an independent evaluation of the fairness of the Merger to the Common Unitholders or engage a financial advisor for such purpose. However, based on the procedural safeguards implemented during the negotiation of the Merger Agreement, which include (i) the requirement that the Merger Agreement and the Merger receive Unitholder Approval; (ii) the review of the Conflicts Committee, which the MLP Board authorized, empowered and directed to (1) review and evaluate the terms and conditions of the proposed transaction and related agreements on behalf of MLP and the Unaffiliated Unitholders, (2) negotiate, or delegate to any person or persons the authority to negotiate, the terms and conditions of the proposed transaction and related agreements with the General Partner and its affiliates (including Parent) and their representatives, (3) approve, or determine not to approve, the proposed transaction and related agreements, any such approval to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, (4) recommend to the MLP Board that the proposed transaction and related agreements be approved or not approved, any such recommendation to approve the proposed transaction and related agreements to constitute Special Approval pursuant to Section 7.16(a) of the Partnership Agreement, or determine not to make any recommendation regarding the proposed transaction to the MLP Board, and (5) determine whether the proposed transaction and related agreements were in the best interests of MLP, including the Unaffiliated Unitholders; and (iii) the other factors considered by, and the analysis, discussion and resulting conclusions of, the Conflicts Committee and the MLP Board described in the section entitled “The Merger — Recommendation of the Conflicts Committee and the MLP Board; Reasons for Recommending Approval of the Merger Proposal,” which analysis, discussion and resulting conclusions Parent expressly adopts as its own, Parent, acting on its own behalf and on behalf of Merger Sub, the General

Partner Board, the Conflicts Committee and the MLP Board all believe that the Merger is substantively and procedurally fair to the Unaffiliated Unitholders.
The foregoing discussion of the information and factors considered and given weight by Parent, acting on its own behalf and on behalf of Merger Sub, the General Partner Board, the Conflicts Committee and the MLP Board, is not intended to be exhaustive, but includes the factors considered by Parent, the General Partner Board, the Conflicts Committee and the MLP Board that each believes to be material to the fairness determination regarding the fairness of the Merger for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. Parent, the General Partner Board, the Conflicts Committee and the MLP Board did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger. Rather, Parent, acting on its own behalf and on behalf of Merger Sub, the General Partner Board, the Conflicts Committee and the MLP Board made their respective fairness determinations after considering all of the factors as a whole.
Purpose of Parent and Reasons for the Merger
Reasons of Parent for the Merger include, but are not limited to the following:
•
Increased Ownership:   Through the Merger, Parent will have 100% ownership of the Common Units. This is expected to allow operational synergies to occur through the streamlining of general and administrative expenses and elimination of costs associated with the Common Units being publicly traded.

•
Simplified Corporate Structure:   The Merger enables Parent to reduce the complexity in its organizational structure. The transaction will enable Parent to focus on managing growth, costs, debt ratings and structural subordination of indebtedness within the corporate family.

•
Accretion:   The Merger provides the opportunity to deliver value to Parent’s earnings.

Parent and the Parent Board have undertaken to pursue the Merger at this time for the reasons described above.
Parent believes that structuring the transaction as a merger is preferable to other transaction structures because (1) it will enable Parent to acquire all of the outstanding Common Units at the same time and (2) it represents an opportunity for the Unaffiliated Unitholders to receive a premium for their Common Units in the form of the merger consideration. Further, Parent believes that structuring the transaction as a merger provides a prompt and orderly transfer of ownership of MLP in a single step, without the necessity of financing separate purchases of the Common Units in a tender offer and implementing a second-step merger to acquire any Common Units not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.
The foregoing discussion of the information and factors considered by the Parent Board is not intended to be exhaustive, but includes the material factors considered by the Parent Board in considering whether to pursue and approve the Merger. In view of the variety of factors considered in connection with its evaluation of the Merger, the Parent Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Parent Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Parent Board based its decision on the totality of the information presented.
Portions of this explanation of the reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Primary Benefits and Detriments of the Merger
Benefits and Detriments to Common Unitholders
The primary benefits of the Merger to Common Unitholders include the following:

•
The receipt by such Common Unitholders of $9.25 per Common Unit in cash, which will be paid without interest and reduced by any applicable tax withholding; and

•
The avoidance of all downside risk associated with the continued ownership of Common Units, including any possible decrease in the future revenues and free cash flow, growth or value of MLP following the Merger.

The primary detriments of the Merger to Common Unitholders that will not have a continuing interest in MLP following the Merger include the following:
•
The Common Unit price had historically traded higher for a meaningful portion of its trading history;

•
Such unitholders will cease to have an interest in MLP and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of MLP or payment of distributions on Common Units, if any; and

•
The receipt of cash in exchange for Common Units pursuant to the Merger will generally be a taxable transaction to U.S. Common Unitholders.

Benefits and Detriments to MLP and Parent
The primary benefits of the Merger to MLP and Parent include the following:
•
If MLP successfully executes its business strategy, the value of Parent’s equity investment could increase because of possible increases in future revenues and cash flow, increases in underlying value of MLP or the payment of distributions, if any, that would accrue to Parent;

•
MLP will no longer have continued pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded partnership, MLP currently faces public unitholder and investment analyst pressure to make decisions that may produce better short-term results, but which may not over the long-term lead to a maximization of their equity value; and

•
MLP will have more flexibility to change its capital spending strategies.

The primary detriments of the Merger to MLP and Parent include the following:
•
The Merger is being undertaken during a time of volatile commodity prices, and all of the risk of any possible decrease in the revenues and cash flow, growth or value of MLP following the Merger will be borne by Parent;

•
Following the Merger, there will be no trading market for the Common Units of MLP, as the Surviving Entity; and

•
The risk that potential benefits sought in the Merger may not be realized.

Ownership of MLP After the Merger
After the Merger, MLP will survive as a direct subsidiary of Parent.
Regulatory Approvals and Clearances Required for the Merger
Consummation of the Merger is not subject to the expiration or termination of the waiting period under the HSR Act and is not expected to be subject to any other Required Regulatory Approvals.
Financing of the Merger
The Parent expects to use funds to be provided by its shareholder in the form of equity to finance the merger consideration. There is no financing condition or other financing plan or arrangement of Parent in connection with the Merger.
Fees and Expenses
Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses. Expenses relating to the preparation, printing, filing and mailing of this proxy statement and the solicitation of the Unitholder Approval will be paid 50% by Parent and 50% by MLP. Total fees and expenses incurred or to be incurred by MLP and Parent in connection with the Merger are estimated at this time to be as follows:
Amount to be Paid
Financial advisory fee and expenses	$11 million
Legal, accounting and other professional fees	$4 million
Proxy solicitation, printing and mailing costs and filing fees	$0.1 million
Transfer agent and paying agent fees and expenses	$0.1 million
Insurance premiums and other costs and expenses	$6 million
Total	$21.2 million
Accounting Treatment of the Merger
Parent prepares its consolidated financial statements under International Financial Reporting Standards (“IFRS”) as adopted by the European Union and MLP is a de-facto controlled subsidiary. As a result, the merger will be accounted for as an acquisition of minority interest in the consolidated financial statements of Parent with a corresponding transfer from non-controlling interest to controlling interest.
Certain Legal Matters
General
In the Merger Agreement, the parties have agreed to cooperate with each other to make all filings with governmental authorities and to obtain all governmental approvals and consents necessary to consummate the Merger, subject to certain exceptions and limitations. It is a condition to the consummation of the Merger that any applicable waiting period for required governmental consents and approvals has terminated or expired before the consummation of the Merger.
Certain Litigation
Currently, MLP is not aware of any pending litigation related to the Merger.
Provisions for Unaffiliated Unitholders
No provision has been made to grant Unaffiliated Unitholders access to the partnership files of MLP, the General Partner, Parent or Merger Sub or to obtain counsel or appraisal services at the expense of the foregoing parties.
Delisting and Deregistration of Common Units
If the Merger is completed, the Common Units will cease to be listed on the NYSE and will be deregistered under the Exchange Act.
No Appraisal Rights
Appraisal rights are not available in connection with the Merger under the laws of the Republic of the Marshall Islands or under the Partnership Agreement.

PROPOSAL NO. 1.
THE MERGER AGREEMENT
The following describes the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Parent and MLP encourage you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger as it is the legal document governing the Merger.
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Parent, MLP or any of their respective subsidiaries or affiliates contained in this proxy statement or MLP’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Parent, MLP or their respective subsidiaries or affiliates contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by Parent, MLP and their respective subsidiaries were qualified and subject to important limitations agreed to by Parent, MLP and their respective subsidiaries in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to unitholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone.
The Merger
Subject to the terms and conditions of the Merger Agreement and in accordance with the laws of the Republic of the Marshall Islands, the Merger Agreement provides for the merger of MLP with Merger Sub. MLP, which is sometimes referred to following the Merger as the Surviving Entity, will survive the Merger, and the separate limited liability company existence of Merger Sub will cease. After the completion of the Merger, the certificate of limited partnership of MLP in effect immediately prior to the Effective Time will be the certificate of limited partnership of the Surviving Entity, until amended in accordance with its terms and applicable law, and the Partnership Agreement in effect immediately prior to the Effective Time will be the agreement of limited partnership of the Surviving Entity, until amended in accordance with its terms and applicable law.
Effective Time; Closing
The Effective Time will be at such time that a certificate of merger effecting the Merger is duly filed with the Registrar of Corporations of the Republic of the Marshall Islands by MLP,executed in accordance with the relevant provisions of the Marshall Islands Limited Partnership Act, as amended, and the Marshall Islands Limited Liability Company Act of 1996, as amended, or at such other date as is agreed to by Parent and MLP in writing and specified in the certificate of merger.
Unless the parties agree otherwise, the closing of the Merger will occur at 9:00 a.m. (central time), on the second business day after the satisfaction or waiver of the conditions to the Merger provided in the Merger Agreement (other than conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), or at such other date or time as Parent and MLP agree. For further discussion of the conditions to the Merger, see “— Conditions to Consummation of the Merger.”

Parent and MLP currently expect to complete the Merger in the second half of 2022, subject to receipt of required Common Unitholder and regulatory approvals and to the satisfaction or waiver of the other conditions to the transactions contemplated by the Merger Agreement described below.
Conditions to Consummation of the Merger
Parent, MLP, the General Partner and Merger Sub may not complete the Merger unless each of the following conditions is satisfied or waived, if waiver is permitted by applicable law:
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the Merger Agreement and the transactions contemplated thereby, including the Merger, must have received Unitholder Approval;

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the Required Regulatory Approvals will have been obtained and will be in full force and effect on the date of closing; and

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no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority will be in effect enjoining, restraining, preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement or making the consummation of such transactions illegal.

The obligations of Parent, the General Partner and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
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(i) the representations and warranties of MLP in Section 3.3(a) and Section 3.3(c) of the Merger Agreement will be true and correct, both when made and at and as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties contained in Section 3.2(a) of the Merger Agreement will be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of MLP in the Merger Agreement will be true and correct, both when made and at and as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to material adverse effect or materiality contained in any individual representation or warranty), does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on MLP;

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MLP will have performed, in all material respects, all obligations required to be performed by it under the Merger Agreement;

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Parent will have received an officer’s certificate executed by an executive officer of MLP certifying that the two preceding conditions have been satisfied; and

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no material adverse effect having occurred since the date of the Merger Agreement.

The obligations of MLP to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:
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(i) the representations and warranties of Parent, the General Partner and Merger Sub in Section 4.2(a) of the Merger Agreement will be true and correct, both when made and at and as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of Parent, the General Partner and Merger Sub in the Merger Agreement will be true and correct, both when made and at and as of the date of the closing of the Merger (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality set forth in any individual such representation or warranty), does not, and would not reasonably be expected to, individually or in the aggregate, prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

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Parent, the General Partner and Merger Sub will have performed, in all material respects, all obligations required to be performed by them under the Merger Agreement; and

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MLP will have received an officer’s certificate executed by an executive officer of Parent certifying that the two preceding conditions have been satisfied.

For purposes of the Merger Agreement, the term “material adverse effect” means, when used with respect to MLP, any change, effect, event or occurrence that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of MLP and its subsidiaries, taken as a whole, or (ii) prevents or materially impedes, interferes with or hinders the consummation of the transactions contemplated by the Merger Agreement, including the Merger, on or before the Outside Date; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following will be disregarded in determining whether there has been a material adverse effect: (A) changes, effects, events or occurrences generally affecting the economies in which MLP or its Subsidiaries operate or the global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which MLP or its subsidiaries operate; (B) the announcement or pendency of the Merger Agreement or the transactions contemplated thereby or the performance of the Merger Agreement (including, for the avoidance of doubt, performance of the parties’ obligations under the Merger Agreement in connection with the initial press release announcing the Merger Agreement and the transactions contemplated thereby); (C) any change in the market price or trading volume of the limited partnership interests or other equity securities of MLP (it being understood and agreed that the foregoing will not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); (D) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events or pandemics (including COVID-19) or epidemics; (E) changes in any laws or regulations applicable to MLP or its subsidiaries or applicable accounting regulations or principles or the interpretation thereof that materially affect the Merger Agreement or the transactions contemplated thereby; (F) any legal proceedings commenced by or involving any current or former member, partner or stockholder of MLP or its subsidiaries (on their own or on behalf of MLP or its subsidiaries) arising out of or related to the Merger Agreement or the transactions contemplated thereby; (G) changes, effects, events or occurrences generally affecting the prices of natural gas, refined petroleum products, liquefied natural gas, or other commodities; (H) any failure of MLP to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing will not preclude any other party to the Merger Agreement from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect); (I) the taking of any action required by the Merger Agreement; and (J) a mutually negotiated settlement between MLP (or one of its subsidiaries) and a charterer; provided, however, that changes, effects, events or occurrences referred to in clauses (A), (D), (E) and (G) above will be considered for purposes of determining whether there has been or would reasonably be expected to be a material adverse effect if and to the extent such state of affairs, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on MLP and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries and geographic areas in which MLP and its subsidiaries operate.
Common Unitholder Approval
MLP has agreed to hold a special meeting of its Common Unitholders as soon as is practicable after the date of the Merger Agreement for the purpose of voting on the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Merger Agreement requires MLP to submit the Merger Agreement to a vote of the Common Unitholders. In addition, unless the Conflicts Committee has effected an adverse recommendation change on behalf of the MLP Board in accordance with the Merger Agreement as described in “— Change in the MLP Board Recommendation,” MLP has agreed to use commercially reasonable efforts to solicit from the Common Unitholders proxies in favor of the Merger and to take all other action necessary or advisable to secure the Unitholder Approval. The MLP Board has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and authorized that the Merger Agreement be submitted to the Common Unitholders for their consideration.

No Solicitation by MLP of Alternative Proposals
Pursuant to the Merger Agreement, MLP has agreed that it will not, and will cause its subsidiaries and will use its reasonable best efforts to cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives not to, directly or indirectly, solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute or could reasonably be expected to lead to any inquiry, proposal or offer from any person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent, its subsidiaries, and their affiliates, relating to (other than the transactions contemplated in the Merger Agreement and other than in the ordinary course of business) any:
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direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of MLP and its subsidiaries,

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direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of any class of equity securities of MLP,

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tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning any class of equity securities of MLP, or

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merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving MLP or any of its subsidiaries.

Change in the MLP Board Recommendation
The Merger Agreement provides that MLP and its subsidiaries will not, and they will use commercially reasonable efforts to cause their respective representatives not to, directly or indirectly, withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendation of the MLP Board that the Common Unitholders approve the Merger Agreement or fail to include such recommendation of the MLP Board in this proxy statement.
MLP’s taking or failing to take, as applicable, any of the actions described above is referred to as an “adverse recommendation change.”
Subject to the conditions described below, the Conflicts Committee may, on behalf of the MLP Board, at any time prior to Unitholder Approval, effect an adverse recommendation change if the following conditions are met:
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the Conflicts Committee determines in good faith, after consultation with its outside legal counsel, that the failure to effect an adverse recommendation change would be adverse to the interests of the Unaffiliated Unitholders or would otherwise be a breach of its duties under the Partnership Agreement and applicable law;

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the Conflicts Committee has provided prior written notice to Parent at least five days in advance of its intention to take such action, unless as the time such notice is otherwise required to be given there are less than five days prior to the Special Meeting, in which case the Conflicts Committee shall provide as much notice as is practicable (the “Notice Period”); and

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during the Notice Period, the Conflicts Committee has negotiated, and has used its commercially reasonable efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that the failure to effect such adverse recommendation change would not be adverse to the interests of the Unaffiliated Unitholders or would not otherwise be a breach of its duties under the Partnership Agreement and applicable law, provided, however, that the Conflicts Committee shall take into account all changes to the terms of the Merger Agreement proposed by Parent in determining whether to make an adverse recommendation change.

Merger Consideration
The Merger Agreement provides that, at the Effective Time, each Common Unit issued and outstanding as of immediately prior to the Effective Time and not held by Parent will be converted into the right to receive $9.25 per Common Unit in cash, which will be paid without interest and reduced by any applicable tax withholding. The Common Units held by Parent will not be cancelled, will not be converted into the merger consideration and will remain outstanding as Common Units following the Effective Time.
Before the Closing Date, Parent will appoint a paying agent reasonably acceptable to MLP for the purpose of exchanging the Common Units, whether represented by certificates or in book-entry form only, for the merger consideration. As soon as reasonably practicable after the Effective Time, but in no event more than three business days following the Effective Time, Parent will send, or will cause the paying agent to send, to each record holder of Common Units as of the Effective Time whose Common Units were converted into the right to receive the merger consideration, a letter of transmittal in a form as MLP and Parent may reasonably agree, including instructions for use in effecting the surrender of the Common Units in exchange for the merger consideration.
At or prior to the Closing, Parent will cause to be deposited with the paying agent an amount of cash in U.S. dollars sufficient to pay the aggregate merger consideration payable pursuant to the Merger Agreement, such cash deposited with the paying agent referred to as the “Exchange Fund.” The paying agent will deliver the merger consideration contemplated to be paid pursuant to the Merger Agreement out of the Exchange Fund. Each holder of Common Units that have been converted into the right to receive the merger consideration, upon delivery to the paying agent of a properly completed letter of transmittal and surrender of such Common Units, will be entitled to receive a check in an amount equal to the aggregate amount of cash that such holder has a right to receive under the Merger Agreement.
Treatment of General Partner Interest
As a result of the Merger, the general partner interest in MLP outstanding immediately prior to the Effective Time will remain outstanding and the General Partner will continue as the sole general partner of MLP and the sole owner of the general partner interest in MLP.
Treatment of Incentive Distribution Rights
As a result of the Merger, the Incentive Distribution Rights that are owned immediately prior to the Effective Time by Parent will automatically be cancelled at the Effective Time and will cease to exist, and no consideration will be delivered in exchange for such cancellation.
Treatment of Preferred Units
Each of the Preferred Units will remain outstanding upon completion of the Merger, and no party will deliver any merger consideration in respect of any Preferred Unit.
Adjustments to Prevent Dilution
Prior to the Effective Time, the merger consideration will be appropriately adjusted to reflect fully the effect of any unit or share distribution or dividend, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or shares or similar transaction with respect to Common Units to provide the holders of Common Units the same economic effect as contemplated by the Merger Agreement prior to such event.
Withholding
Parent, its subsidiaries and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable to a holder of Common Units such amounts as are required to be deducted and withheld with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of applicable U.S. federal, state, local or foreign tax law. To the extent that amounts are so withheld and timely paid over to the appropriate tax authority in accordance with applicable law, such withheld amounts will be treated as having been paid to the former holder of

Common Units in respect of whom such withholding was made. Parent and its subsidiaries, the paying agent and MLP will reasonably cooperate in order to reduce or eliminate any amounts that would otherwise be required to be deducted or withheld from payments made pursuant to the Merger Agreement under applicable tax law.
Conflicts Committee
Prior to the Effective Time, neither the General Partner nor Parent nor their representatives will, without the consent of the Conflicts Committee, cause or take any action that would cause the elimination of the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any director of the MLP Board that is a member of the Conflicts Committee either as a member of the MLP Board or the Conflicts Committee, without the affirmative vote of the Conflicts Committee.
Regulatory Matters
See “The Merger — Regulatory Approvals and Clearances Required for the Merger” for a description of the material regulatory requirements for the completion of the Merger.
Parent and MLP have agreed to (including to cause their respective subsidiaries to) use commercially reasonable efforts to resolve any objections that a governmental authority or any other person may assert under antitrust laws with respect to the Merger, and to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental authority with respect to the Merger, in each case, so as to enable the closing of the Merger to occur as promptly as practicable and in any event no later than the Outside Date. Notwithstanding the foregoing, Parent or MLP or their respective affiliates are under no obligation to dispose, transfer, separate or encumber any assets, businesses or operations (behavioral or otherwise) on or any remedial action with respect to, any assets, businesses or operations, to avoid or eliminate any impediment under any antitrust law.
Termination of the Merger Agreement
Parent or MLP may terminate the Merger Agreement at any time prior to the Effective Time, by mutual written consent duly authorized by each of the Parent Board and the Conflicts Committee, respectively.
In addition, either Parent or, following authorization by the Conflicts Committee, MLP may terminate the Merger Agreement:
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if the Merger has not occurred on or before the Outside Date; provided, that the right to terminate the Merger Agreement if the Merger has not occurred on or before the Outside Date will not be available to a party (i) if the inability to satisfy the conditions to closing was due to the failure of such party or its affiliates to perform any of its obligations under the Merger Agreement or (ii) if the other party has filed (and is then pursuing) an action seeking specific performance to enforce the obligations under the Merger Agreement;

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if any governmental authority has issued a final and nonappealable law, injunction, judgment or ruling that enjoins, restrains, prevents or otherwise prohibits the consummation of the transactions contemplated by the Merger Agreement or makes the transactions contemplated by the Merger Agreement illegal; provided, however, that the right to terminate for this reason will not be available to a party if such final law, injunction, judgment or rule was due to the failure of such party to perform any of its obligations under the Merger Agreement; or

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if the Special Meeting shall have concluded and the Unitholder Approval shall not have been obtained; provided, however, that the right to terminate is not available to a party if such failure to obtain the Unitholder Approval was due to the action or failure to act of such party and such action or failure to act constitutes a breach by such party of the Merger Agreement;

In addition, Parent may terminate the Merger Agreement:
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if an adverse recommendation change by the Conflicts Committee on behalf of the MLP Board shall have occurred; or

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if there is a breach or failure to perform by MLP of any of its representations, warranties, covenants or agreements in the Merger Agreement (or if any of the representations or warranties of MLP set forth in the Merger Agreement fail to be true) such that such breach or failure to perform would (if it occurred or was continuing as of the Closing Date) give rise to a failure by MLP to adhere to its representations and warranties, or a failure by MLP to perform in all material respects all obligations required to be performed by it under the Merger Agreement, and is incapable of being cured, or is not cured by MLP within 30 days following receipt of written notice from Parent of such breach or failure; provided that Parent shall not have the right to terminate if Parent, the General Partner or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement.

In addition, MLP may terminate the Merger Agreement if there is a breach or failure to perform by Parent, the General Partner or Merger Sub of any of their representations, warranties, covenants or agreements in the Merger Agreement (or if any of the representations or warranties of Parent, the General Partner or Merger Sub set forth in the Merger Agreement fail to be true) such that such breach or failure to perform would (if it occurred or was continuing as of the Closing Date) give rise to a failure by Parent, the General Partner or Merger Sub to adhere to their representations and warranties, or a failure by Parent, the General Partner or Merger Sub to perform in all material respects all obligations required to be performed by them under the Merger Agreement, and is incapable of being cured, or is not cured by Parent, the General Partner or Merger Sub within 30 days following receipt of written notice from MLP of such breach or failure; provided that MLP shall not have the right to terminate if MLP or is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement and without such termination first being authorized by the Conflicts Committee.
Fees and Expenses
Generally, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses. Expenses relating to the preparation, printing, filing and mailing of this proxy statement and the solicitation of the Unitholder Approval will be paid 50% by Parent and 50% by MLP.
Conduct of Business Pending the Consummation of the Merger
Under the Merger Agreement, MLP has undertaken certain covenants that place restrictions on it and its subsidiaries from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time. In general, MLP has agreed to, and to cause each of its subsidiaries to, (i) conduct its business in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, (iii) use commercially reasonable efforts to keep in full force and effect all material permits and all material insurance policies maintained by it and its subsidiaries, other than changes to such policies made in the ordinary course of business and (iv) use commercially reasonable efforts to comply in all material respects with all applicable laws and the requirements of all material contracts.
Notwithstanding anything to the contrary, MLP and its subsidiaries may continue any necessary changes in their respective business practices adopted prior to the date of the Merger Agreement that are reasonably required by any COVID-19 Measures (as defined in the Merger Agreement) and, after the date of the Merger Agreement, may take further actions in good faith that are reasonably required to respond to COVID-19 by any COVID-19 Measures.
Indemnification; Directors’ and Officers’ Insurance
The Merger Agreement provides, from and after the Effective Time, to the fullest extent that MLP or any subsidiary thereof would be permitted to indemnify past and present directors, officers and employees of MLP or any of its subsidiaries, (i) Parent will indemnify and hold harmless against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any proceeding, and provide advancement promptly, and in any event within 10 days after any written request, of expenses to, all indemnified persons to the fullest extent permitted under applicable law and (ii) the Surviving Entity will honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the MLP charter documents and any subsidiary of MLP immediately prior to the Effective Time and ensure that the organizational documents of the Surviving Entity shall, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and agents of MLP and its subsidiaries than are presently set forth in the MLP charter documents. Any such right of indemnification described above will not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of the indemnified person described above.
The Surviving Entity shall maintain in effect for six years from the Effective Time MLP’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to the past and present directors, officers and employees of MLP or any of its subsidiaries, provided that with the written consent of MLP obtained prior to the Effective Time, the Surviving Entity may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the past and present directors, officers and employees of MLP or any of its subsidiaries; provided, however, that in no event will the Surviving Entity be required to expend more than an amount per year equal to 300% of current annual premiums paid by MLP or the General Partner for such insurance (the “maximum amount”). If the Surviving Entity would be required to expend more than the maximum amount described in the proviso in the preceding sentence, then the Surviving Entity will obtain insurance in an amount that is available up to the maximum amount. MLP will, prior to the Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by any past and present directors, officers and employees of MLP or any of its subsidiaries in their capacity as such.
Amendment and Waiver
At any time prior to the Effective Time, whether before or after Unitholder Approval, the parties may, by written agreement, amend the Merger Agreement; provided, however, that:
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following approval of the Merger and the other transactions contemplated by the Merger Agreement by Common Unitholders, no amendment or change to the provisions of the Merger Agreement will be made which by law would require further approval by Common Unitholders without such approval; and

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MLP may not, without the prior written approval of the Conflicts Committee, agree to any amendment or modification of the Merger Agreement.

Unless otherwise expressly set forth in the Merger Agreement, whenever a determination, decision, approval or consent of MLP is required pursuant to the Merger Agreement, such determination, decision, approval or consent must be authorized by the Conflicts Committee.
At any time prior to the Effective Time, any party to the Merger Agreement may, subject to applicable law:
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waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement;

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extend the time for the performance of any of the obligations or acts of any other party provided for in the Merger Agreement; or

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waive compliance by any other party with any of the agreements or conditions contained in the Merger Agreement, as permitted under the Merger Agreement.

Notwithstanding the foregoing, MLP may not make or authorize any such waiver or extension without the prior approval of the Conflicts Committee.
Remedies, Specific Performances
Notwithstanding any termination of the Merger Agreement, the Merger Agreement provides that nothing in the Merger Agreement will relieve any party from any liability for any failure to consummate the transactions when required pursuant to the Merger Agreement or any party from liability for fraud or a willful breach of any covenant or agreement contained in the Merger Agreement. The Merger Agreement also provides that the parties are entitled to obtain an injunction to prevent breaches of the Merger Agreement and to specifically enforce the Merger Agreement.
Representations and Warranties
The Merger Agreement contains representations and warranties made by MLP, the General Partner, Parent and Merger Sub. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and:
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may be intended not as statements of fact or of the condition of the parties to the Merger Agreement or their respective subsidiaries, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures may not be reflected in the Merger Agreement;

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may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

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were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

The representations and warranties made by MLP and its subsidiaries to Parent, the General Partner and Merger Sub relate to, among other things:
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organization, standing and power;

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capitalization;

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approval and authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement and any conflicts created by such transactions;

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required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

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legal proceedings;

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information supplied in connection with this proxy statement;

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opinion of financial advisor;

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brokers and other advisors; and

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absence of additional representations and warranties.

The representations and warranties made by Parent, the General Partner and Merger Sub to MLP and its subsidiaries relate to, among other things:
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organization, standing and power;

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approval and authorization of the Merger Agreement and the transactions contemplated by the Merger Agreement and any conflicts created by such transactions;

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required consents and approvals of governmental authorities in connection with the transactions contemplated by the Merger Agreement;

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legal proceedings;

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sufficiency of funds;

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information supplied in connection with this proxy statement;

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ownership of partnership interests; and

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absence of additional representations and warranties.

Distributions for Periods Prior to the Merger
Under the Merger Agreement, if permitted by applicable law, MLP will declare and pay regular quarterly cash distributions to Common Unitholders (including the Unaffiliated Unitholders) and holders of the Preferred Units for each completed calendar quarter ending prior to the Closing Date in an amount not less than $0.01 per Common Unit and $0.546875 per Preferred Unit, respectively, per calendar quarter.
Additional Agreements
The Merger Agreement also contains covenants relating to cooperation in the preparation of this proxy statement and additional agreements relating to, among other things, access to information, notice of specified matters and public announcements.

THE SUPPORT AGREEMENT
The following describes the material provisions of the Support Agreement, a copy of which is attached as Annex D to this proxy statement and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Support Agreement. This summary does not purport to be complete and may not contain all of the information about the Support Agreement that is important to you. Parent and MLP encourage you to read carefully the Support Agreement in its entirety before making any decisions regarding the Merger.
On May 25, 2022, MLP entered into the Support Agreement with Parent. Under the Support Agreement, Parent has agreed to appear at the Special Meeting and vote in favor of the Merger Agreement and transactions contemplated thereby, including the Merger, and against any competing proposals, subject to the qualifications set forth below. Parent owns 15,257,498 Common Units (representing 45.7% of the Common Units issued and outstanding as of the record date for the Special Meeting).
Support Covenants
Parent has agreed that, prior to the earliest of (x) Unitholder Approval being obtained, (y) the termination of the Merger Agreement or (z) the termination of the Support Agreement by the written consent of the parties thereto and the Conflicts Committee (such earliest date, the “Termination Date”), at any meeting of Common Unitholders (whether annual or special and whether or not an adjourned or postponed meeting), however called, Parent will appear at such meeting or otherwise cause the Sponsor Units to be counted as present at such meeting for purpose of establishing a quorum and vote, or cause to be voted at such meeting, all Sponsor Units:
•
in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger;

•
against any agreement, transaction or proposal that relates to any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Merger or matters contemplated by the Merger Agreement;

•
against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or any of its subsidiaries contained in the Merger Agreement;

•
against any action or agreement that would result in any condition to the consummation of the Merger or the transactions contemplated by the Merger Agreement not being fulfilled; and

•
against any other action that would reasonably be expected to materially impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or the Support Agreement.

Further, Parent has agreed that from the date of the Support Agreement until the Termination Date it will (i) not transfer any Sponsor Units, (ii) not deposit any Sponsor Units into a voting trust or enter into a voting agreement or arrangement with respect to the Sponsor Units or grant any proxy (except as otherwise provided in the Support Agreement) or power of attorney with respect thereto, and (iii) not purchase or otherwise acquire any additional Common Units other than the 15,257,498 Common Units of which it is the beneficial owner as of the date of the Support Agreement.
Termination
The Support Agreement terminates on the Termination Date.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MLP
The SEC allows MLP to “incorporate by reference” information into this proxy statement. This means that MLP can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that MLP later files with the SEC may update and supersede the information incorporated by reference. The audited consolidated financial statements of MLP for the two years ended December 31, 2021 and 2020 are incorporated herein by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “2021 Form 20-F”), originally filed on April 25, 2022 (see page F-1 of the 2021 Form 20-F and the following pages).
The following tables present selected consolidated financial and operating information for MLP. MLP’s summary of consolidated statements of income presented below for the years ended December 31, 2021 and 2020 and MLP’s consolidated balance sheets presented below as of December 31, 2021 and 2020 have been derived from MLP’s audited consolidated financial statements, which are included in MLP’s 2021 Form 20-F (see page F-1 and the following pages). MLP’s summary of consolidated statements of income presented below for the six months ended June 30, 2022 and 2021 and MLP’s summary of consolidated balance sheets presented below as of June 30, 2022 have been derived from MLP’s financial results from the quarter ended June 30, 2022, which are included in MLP’s Form 6-K furnished to the SEC on August 24, 2022. You should read the following data in conjunction with the consolidated financial statements and the related notes thereto set forth in MLP’s 2021 Form 20-F and in conjunction with the financial results from the quarter ended June 30, 2022 included in MLP’s Form 6-K furnished to the SEC on August 24, 2022, each of which is incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
MLP’s historical results do not necessarily indicate results expected for any future periods. The selected consolidated financial and operating information below should be read in conjunction with, and is qualified in its entirety by reference to, MLP’s audited consolidated financial statements and the related notes and other financial information, which are also incorporated into this proxy statement by reference. See “Where You Can Find More Information.”
Summary Consolidated Balance Sheet
(All amounts expressed in thousands of U.S. Dollars)
	As of
	June 30, 2022 (unaudited)	December 31, 2021 (audited)	December 31, 2020 (audited)
Non-current assets	$940,608	$932,728	$926,652
Current assets	76,228	71,280	55,158
Total assets	1,016,836	1,004,008	981,810
8.75% Series A preferred units:	176,078	176,078	167,760
Common units public:	330,976	317,515	308,850
Common units Parent:	66,990	52,626	46,277
Accumulated other comprehensive income (loss)	4,608	(15,699)	(29,572)
Total equity	578,652	530,520	493,315
Current liabilities	94,986	76,209	77,808
Non-current liabilities	343,198	397,279	410,687
Total liabilities	438,184	473,488	488,495
Total equity and liabilities	$1,016,836	$1,004,008	$981,810

Summary of Consolidated Statements of Income
(All amounts expressed in thousands of U.S. Dollars, except per unit data)
	Six Months Ended		Year Ended
	June 30, 2022 (unaudited)	June 30, 2021 (unaudited)	December 31, 2021 (audited)	December 31, 2020 (audited)
Total Revenues	$72,251	$69,472	$141,260	$143,095
Total Operating Expenses	(34,632)	(28,023)	(61,673)	(54,749)
Equity in earnings (losses) of joint ventures	13,154	14,341	25,836	6,420
Operating income (loss)	50,773	55,790	105,423	94,766
Total financial income (expense), net	(11,320)	(16,373)	(29,138)	(26,057)
Income before tax	39,453	39,417	76,285	68,709
Income tax benefit (expense)	(6,234)	(12,939)	(16,290)	(5,564)
Net income (loss)	$33,219	$26,478	$59,995	$63,145
Preferred unitholders’ interest in net income	7,754	7,754	15,508	14,802
Limited partners’ interest in net income (loss)	$25,465	$18,724	$44,487	$48,343
Earnings per unit
Common unit public (basic and diluted)	$0.76	$0.55	$1.32	$1.40
Common unit Parent (basic and diluted)	$0.76	$0.58	$1.35	$1.51
Book Value per Common Unit
As of June 30, 2022, the book value per Common Unit was $11.92. Book value per Common Unit is computed by dividing total Common Unitholder equity of $398.0 million as of June 30, 2022, which does not include any allocation of accumulated other comprehensive income, by the total Common Units outstanding on that date of 33,373,002 Common Units.

COMMON UNIT MARKET PRICE AND DISTRIBUTION INFORMATION
Common Units trade on the NYSE under the symbol “HMLP.” On May 24, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, the reported closing price of Common Units on the NYSE was $6.85 per Common Unit. On August 24, 2022, the most recent practicable date before the printing of this proxy statement, high and low reported sales prices of Common Units were $9.24 and $9.20, respectively, and there were approximately 4 Common Unitholders, including beneficial owners of Common Units held in “street name.”
The following table shows the high and low closing prices per Common Unit as well as the cash distribution paid per Common Unit, as reported by the NYSE, for the periods indicated.
	Common Unit Price Ranges		Cash Distribution Paid Per Common Unit
	High	Low
Period from July 1, 2022 to August 24, 2022	$9.23	$8.97	$
Quarter Ended June 30, 2022	$9.10	$6.06		$0.01
Quarter Ended March 31, 2022	$7.89	$4.22		$0.01
Year Ended December 31, 2021
Quarter Ended December 31, 2021	$5.43	$3.93		$0.01
Quarter Ended September 30, 2021	$18.06	$4.28		$0.01
Quarter Ended June 30, 2021	$17.95	$14.81		$0.01
Quarter Ended March 31, 2021	$17.02	$14.49		$0.44
Year Ended December 31, 2020
Quarter Ended December 31, 2020	$14.98	$10.93		$0.44
Quarter Ended September 30, 2020	$11.82	$9.21		$0.44
Quarter Ended June 30, 2020	$13.13	$5.35		$0.44
Quarter Ended March 31, 2020	$16.72	$5.10		$0.44
Distribution Policy
Other than those cash distributions disclosed above, MLP has not declared or paid any cash distributions with respect to Common Units from the quarter ended March 31, 2020 to date.
Under the terms of the Merger Agreement, MLP shall declare and pay regular quarterly cash distributions to the holders of each of the Common Units and the Preferred Units, respectively, consistent with past practice; provided that, in no event shall the regular quarterly cash distributions declared or paid by MLP to the holders of Common Units and Preferred Units be less than $0.01 per Common Unit and $0.546875 per Preferred Unit, respectively.

UNIT OWNERSHIP
MLP’s voting securities consist of the Common Units. The Preferred Units generally have no voting rights except (i) with respect to amendments to the Partnership Agreement that would have a material adverse effect on the existing terms of the Preferred Units or (ii) in the event MLP proposes to issue Parity Securities (as defined in the Partnership Agreement), if the cumulative dividends payable on outstanding Preferred Units are in arrears, or Senior Securities (as defined in the Partnership Agreement).
The Common Unit ownership amounts below contain certain information about Common Unitholders whom MLP believes are the “beneficial” owners of more than five percent (5%) of the outstanding Common Units. Except as described below, MLP knows of no person that beneficially owns more than five percent (5%) of the outstanding Common Units, based solely on filings made with the SEC.
The percentage of beneficial ownership is calculated on the basis of 33,373,002 Common Units outstanding as of August 25, 2022. The amounts and percentage of Common Units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined the “beneficial owner” of a security to include any person who, directly or indirectly, has or shares voting power and/or investment power over such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.
The percentages reflect beneficial ownership as of August 25, 2022, as determined in accordance with Rule 13d-3 under the Exchange Act. The address for each director and executive officer of MLP and for each executive officer and member of the Parent Board is Canon’s Court, 22 Victoria Street, Hamilton, HM 12 Bermuda, except as otherwise noted.
The following table sets forth the beneficial ownership of all Common Units as of August 25, 2022, by each of MLP’s officers and directors and by each person known to beneficially own more than 5.0% of Common Units. The number of Common Units beneficially owned by each person is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose.
Common Units Beneficially Owned
Name of Beneficial Owner	Number	Percent
Höegh LNG Holdings Ltd.(1)	15,257,498	45.7%
John V. Veech (Chairman of the Board of Directors)	*	*
David Spivak	*	*
Kathleen MacAllister	*	*
Robert G. Shaw	*	*
Timothy Faries	*	*
Alberto Donzelli	*	*
Carlo Ravizza	*	*
Håvard Furu (Chief Financial Officer & interim Chief Executive Officer)	*	*
All directors and executive officers as a group (8 persons)	45,370	*

*
Less than 1%

(1)
As of August 22, 2022, MLP had 2 Common Unitholders of record located in the United States. One of those Common Unitholders was Cede & Co., a nominee of The Depository Trust Company, which held in aggregate 18,108,825 Common Units, representing 54.3% of the outstanding Common Units. MLP believes that the Common Units held by Cede & Co. include Common Units beneficially owned by both holders in the United States and non-U.S. beneficial owners.

Each outstanding Common Unit is entitled to one vote on matters subject to a vote of Common Unitholders, subject to the Cutback. In order to preserve MLP’s ability to claim an exemption from U.S. federal income tax under Section 883 of the Code, if at any time any person or group owns beneficially more than 4.9% of any class of Common Units then outstanding, any units beneficially owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of Common Unitholders, calculating required votes (except for purposes of nominating a person for election to the MLP Board), determining the presence of a quorum or for other similar purposes under the Partnership Agreement, unless otherwise required by law. The voting rights of any such Common Unitholders in excess of 4.9% will effectively be redistributed pro rata among the other Common Unitholders holding less than 4.9% of the voting power of the Common Units. The General Partner, its affiliates and persons who acquired Common Units with the prior approval of the MLP Board will not be subject to this 4.9% limitation except with respect to voting their Common Units in the election of the elected directors.

CERTAIN PURCHASES AND SALES OF COMMON UNITS
There have been no sales in the last 60 days in the Common Units by MLP, the General Partner, Merger Sub or Parent or any executive officer, director, associate or majority-owned subsidiary of the foregoing parties or by any pension, profit-sharing or similar plan of the foregoing parties.
Purchases by MLP
MLP has not repurchased any Common Units at any time within the past two years.
COMMON UNITHOLDER PROPOSALS
Under the Partnership Agreement, a special meeting of the limited partners may be called by the general partner, the MLP Board or by limited partners owning 20% or more of the outstanding units of the class or classes for which a meeting is proposed. Such limited partners may call a special meeting by delivering to the MLP Board one or more requests in writing stating that the signing limited partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called, it being understood that the purposes of such special meeting may only be to vote on matters that require the vote of the unitholders pursuant to the Partnership Agreement. However, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business, and affairs of MLP so as to jeopardize the limited partners’ limited liability under Marshall Islands law or the law of any other jurisdiction in which MLP is qualified to do business. Only those record holders of the units on the record date shall be entitled to notice of and to vote at the meeting of limited partners or to act with regard to matters as to which the holders of the outstanding units have the right to vote.
DELISTING AND DEREGISTRATION
If the Merger is completed, Common Units will be delisted from the NYSE and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a discussion of the material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of the exchange of Common Units for merger consideration pursuant to the Merger. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to Common Unitholders.
This discussion is based upon provisions of the Code, applicable U.S. Treasury regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this proxy statement and all of which are subject to change or differing interpretation, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of the Merger to vary substantially from the consequences described below.
The following discussion applies only to beneficial owners of Common Units that own the Common Units as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes). Moreover, this discussion does not address certain categories of Common Unitholders that may be subject to special tax rules, such as:
•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
tax-exempt organizations;

•
mutual funds;

•
qualified pension, profit sharing or other retirement trusts, retirement plans or individual retirement accounts;

•
former citizens or long-term residents of the United States;

•
persons that hold their Common Units as part of a straddle, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
persons that have a functional currency other than the U.S. dollar;

•
persons that acquired their Common Units pursuant to an exercise of employee options, in connection with employee incentive plans, or otherwise as compensation or in connection with services;

•
persons subject to the alternative minimum tax;

•
regulated investment companies and real estate investment trusts;

•
traders in securities who elect to apply a mark-to-market method of accounting for their securities;

•
persons that also own (directly, indirectly, or constructively) any equity interests in Parent;

•
any persons that, at any time, own (directly, indirectly, or constructively) 10% or more of the voting power or total value of our equity; and

•
S corporations, entities treated as partnerships for U.S. federal income tax purposes, and other pass-through entities and their owners.

If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our Common Units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Entities treated as partnerships for U.S. federal income tax purposes holding our Common Units and their owners are urged to consult their tax advisors regarding the tax consequences to them of the Merger.
No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Merger. Accordingly, the statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.
This discussion does not contain information regarding any U.S. state or local, estate, gift, net investment income or alternative minimum tax considerations concerning the Merger. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each unitholder is urged to consult its tax advisor regarding the U.S. federal, state, local and other tax consequences of the Merger.
U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of Common Units that is:
•
an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes);

•
a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

General.   Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss on the exchange of Common Units for merger consideration pursuant to the Merger in an amount equal to the difference, if any, between (i) the merger consideration received by the U.S. Holder and (ii) the U.S. Holder’s adjusted tax basis in such Common Units. Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the exchange. If a U.S. Holder acquired different blocks of Common Units at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of such Common Units. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.
PFIC Status and Significant Tax Consequences.   Adverse U.S. federal income tax rules may apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our Common Units, either:
•
at least 75% of our gross income (including our proportionate share of the gross income of our subsidiaries in which we own at least 25% (by value) of the equity interests) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property, and rents derived other than in the active conduct of a rental business); or

•
at least 50% of the average value of the assets held by us (including our proportionate share of the assets of our subsidiaries in which we own at least 25% (by value) of the equity interests) during such taxable year produce, or are held for the production of, passive income.

Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income for PFIC purposes. By contrast, rental income generally would constitute “passive income” unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.
Our PFIC status is based on our income, assets, and activities for the entire taxable year, and it is therefore not possible to finally determine whether we will be characterized as a PFIC for the current taxable year until after the close of such year. Based on our gross income, assets, and method of operation, we believe that we were not a PFIC for any prior taxable year. However, there are legal uncertainties involved in determining whether the income derived from our time-chartering activities constitutes rental income or income derived from the performance of services. While there is legal authority supporting our conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a “foreign sales corporation” provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the court’s holding in the Tidewater case and, at the same time, announced the position of the IRS that the marine time charter agreements at issue in that case should be treated as service contracts.
Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time chartering operations. Thus, it is possible that the IRS or a court could disagree with our position. If we are or were a PFIC for any taxable year during which a U.S. Holder owned Common Units, we would generally continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder owned the Common Units, even if we ceased to meet the threshold requirements for PFIC status.
As discussed more fully below, if we were to be treated as a PFIC with respect to a U.S. Holder, then such U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder has in effect (i) an election to treat us as a “qualified electing fund,” which we refer to as a “QEF election” or (ii) a “mark-to-market” election with respect to our Common Units. Because we believe that we were not a PFIC for any prior taxable year, we have not provided and do not intend to provide any U.S. Holder with the information necessary to make a QEF election. Accordingly, this summary does not address the U.S. federal income tax consequences of the Merger to U.S. Holders that have made a QEF election with respect to our Common Units.
Taxation of U.S. Holders Making a “Mark-to-Market” Election.   If we were to be treated as a PFIC and our Common Units are treated as “marketable stock,” a U.S. Holder may make an election to “mark to market” its Common Units. If a U.S. Holder has in effect a valid “mark-to-market” election with respect to our Common Units, then, in lieu of being subject to the PFIC tax and interest charge rules discussed below, such U.S. Holder generally would recognize gain or loss on the exchange of Common Units for merger consideration pursuant to the Merger equal to the difference, if any, between (i) the merger consideration received by the U.S. Holder and (ii) the U.S. Holder’s adjusted tax basis (which would reflect any income or loss recognized by the U.S. Holder as a result of the “mark-to-market” election) in the Common Units. Gain on the exchange of Common Units for merger consideration generally would be treated as ordinary income, and any loss on such exchange generally would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. If a U.S. Holder has made a valid mark-to-market election, such election is effective for the taxable year for which the election was made and for all subsequent taxable years unless our Common Units cease to be treated as “marketable stock” or the IRS consents to the revocation of the election.
Taxation of U.S. Holders Not Making a Timely QEF or “Mark-to-Market” Election.   If we were to be treated as a PFIC with respect to a U.S. Holder that does not have in effect either a QEF election or a “mark-to-market” election (a “Non-Electing Holder”), then such Non-Electing Holder would be subject to special rules with respect to any gain realized on the exchange of Common Units for merger consideration pursuant to the Merger. Under these special rules:
•
the gain would be allocated ratably over each day of the Non-Electing Holder’s aggregate holding period for the Common Units;

•
the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Non-Electing Holders would not be able to offset any gain recognized in the Merger with capital losses.
Non-U.S. Holders
A beneficial owner of Common Units that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. Holder is referred to as a “Non-U.S. Holder.”
In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the exchange of Common Units for merger consideration in the Merger, provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event such gain is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). Gain described in the preceding sentence will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from exchange of Common Units for merger consideration in the Merger if they are present in the United States for 183 days or more during the taxable year in which the Merger closes and meet certain other requirements. Gain described in the preceding sentence will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses, if any, of the Non-U.S. Holder.
Backup Withholding and Information Reporting
In general, the payment of the merger consideration to a non-corporate U.S. Holder will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:
•
fails to provide an accurate taxpayer identification number;

•
is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

The backup withholding rate is currently 24%. Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable.
Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.
THE GENERAL SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR COMMON UNITHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATIONS. ALL COMMON UNITHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER APPLICABLE TO THEM, INCLUDING THE EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. TAX LAWS.

MATERIAL NON-UNITED STATES TAX CONSIDERATIONS
Marshall Islands Tax Considerations
The following discussion is applicable only to persons who are not citizens of, and do not reside in, maintain offices in or carry on business or conduct transactions or operations in the Republic of the Marshall Islands.
Because we and our subsidiaries do not, and we and our subsidiaries will not, maintain offices or carry on business or conduct transactions or operations in the Republic of the Marshall Islands, and because all documentation related to this offering has been and will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law unitholders that are not citizens of, and do not reside in, maintain offices in or carry on business or conduct transactions or operations in the Republic of the Marshall Islands, will not be subject to Marshall Islands stamp, capital gains or other taxes on the disposition of our Common Units pursuant to the Merger.
It is the responsibility of each Common Unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of the disposition of our Common Units pursuant to the Merger. Accordingly, each Common Unitholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each Common Unitholder to file any Marshall Islands tax returns that may be required of such Common Unitholder.
Norway Tax Consequences
The following is a discussion of the material Norwegian tax consequences that may be relevant to unitholders who are persons not resident in Norway for taxation purposes, which we refer to as “Non-Norwegian Holders.”
There should be no Norwegian taxation, nor filing obligations, triggered at the hand of any Non-Norwegian Holders.
Bermuda Tax Considerations
The following is a discussion of the material Bermuda tax considerations that are applicable to the parties to the Merger.
Bermuda at present imposes no taxes by withholding or otherwise on Common Unitholders on income or capital gains on the disposition of our Common Units pursuant to the Merger nor any taxes on the members in the nature of estate duty, inheritance or capital transfer tax other than members ordinarily resident in Bermuda, if any.
Parent, the General Partner and MLP have each received from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 (as amended by the Exempted Undertakings Tax Protection Amendment Act 2011) assurance that, in the event of there being enacted in Bermuda any legislation imposing any such taxes, such taxes shall not until March 31, 2035 be applicable to Parent, the General Partner and MLP.

INFORMATION CONCERNING PARENT, THE GENERAL PARTNER AND MERGER SUB
Parent is a fully integrated LNG infrastructure company offering LNG transportation services, LNG regasification, terminal solutions and in-house ship management services. Parent owns and operates a global fleet of five floating LNG import terminals known as FSRUs (not including the FSRUs owned by MLP or its joint ventures) enabling energy security and the transition to green energy. Parent is incorporated in Bermuda and Parent and its affiliates have an established presence in Norway, Singapore, UK, USA, Indonesia, Lithuania, Egypt, Colombia, Philippines and China. Parent owns the General Partner and 15,257,498 Common Units, which represents approximately 45.7% of all of the Common Units issued and outstanding as of August 22, 2022, and all of the Incentive Distribution Rights.
The General Partner is the general partner of MLP and holds the non-economic general partner interest in MLP. The General Partner is wholly owned by Parent. Under the Partnership Agreement, the General Partner has irrevocably delegated to the MLP Board the power to oversee and direct the operations of, manage and determine the strategies and policies of MLP.
Parent formed Merger Sub on May 23, 2022 and is its sole member. Merger Sub was formed solely for the purpose of effecting the Merger. Merger Sub has not conducted any activities other than those incident to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable filings relating to the Merger.
The business address and telephone number of each of Parent, the General Partner and Merger Sub is Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda and +1 441 298 3300.
At the closing of the Merger, Merger Sub will merge with and into MLP, the separate existence of Merger Sub will cease and MLP will survive and continue to exist as a Marshall Islands limited partnership. The General Partner will remain the sole general partner of MLP.
During the past five years, none of the entities described above have been (1) convicted in a criminal proceeding or (2) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

INFORMATION CONCERNING MLP
MLP is a publicly traded limited partnership formed in 2014 under the laws of the Republic of the Marshall Islands to own, operate and acquire FSRUs, LNG carriers and other LNG infrastructure assets under long-term charters. On August 12, 2014, MLP sold 11,040,000 Common Units (including 1,440,000 Common Units sold pursuant to the exercise in full by the underwriters of their option to purchase additional Common Units) in MLP’s initial public offering.
Parent owns 15,257,498 Common Units and 100% of the Incentive Distribution Rights and owns the General Partner, which holds the non-economic general partner interest in MLP.
Common Units trade on the NYSE under the symbol “HMLP,” and the Preferred Units are listed on the NYSE under the ticker symbol “HMLP-PRA.” MLP’s mailing address is Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda and its telephone number is +1 441 298 3300. A detailed description of MLP’s business is contained in the 2021 Form 20-F and in the other documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
During the past five years, MLP has not been (1) convicted in a criminal proceeding or (2) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

PROPOSAL NO. 2. POSSIBLE ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES,
IF NECESSARY OR APPROPRIATE
Common Unitholders are being asked to approve a proposal that will give the MLP Board authority to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting. If this proposal is approved, the Special Meeting could be adjourned to any date. If the Special Meeting is adjourned, Common Unitholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the approval of the Merger Agreement but do not indicate a choice on the Adjournment Proposal, your Common Units will be voted in favor of the Adjournment Proposal. But if you indicate that you wish to vote against the approval of the Merger Agreement, your Common Units will only be voted in favor of the Adjournment Proposal if you indicate that you wish to vote in favor of that proposal. Subject to the Cutback, holders of at least a majority of the outstanding Common Units entitled to vote and present in person or by proxy at the Special Meeting, including those held by Parent, must vote in favor of the Adjournment Proposal. Common Units held by Parent are not subject to the Cutback.
Accordingly, abstentions will have the same effect as votes “AGAINST” approval and if you fail to give voting instructions to your broker, bank or other nominee and are otherwise represented in person or by proxy, it will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The MLP Board unanimously recommends that you vote “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION
This proxy statement incorporates documents by reference which are not presented in or delivered with this proxy statement. You should rely only on the information contained in this proxy statement and in the documents that MLP has incorporated by reference into this proxy statement. MLP has not authorized anyone to provide you with information that is different from or in addition to the information contained in this document or incorporated by reference into this proxy statement.
MLP files annual and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including MLP, at www.sec.gov. You may also access the SEC filings and obtain other information about MLP through the website maintained by MLP, which is www.hoeghlngpartners.com. The information contained in that website is not incorporated by reference in this proxy statement.
MLP “incorporates by reference” into this proxy statement information that it filed with the SEC. This means that MLP can disclose important information to you without actually including the specific information in this proxy statement by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement.
The following documents, which were filed or furnished by MLP with the SEC (SEC File No. 001-36588), are incorporated by reference into this proxy statement:
•
Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed on April 25, 2022.

•
Report on Form 6-K for the quarter ended June 30, 2022 filed on August 24, 2022.

•
Reports on Form 6-K furnished on May 16, 2022, May 25, 2022, May 25, 2022, May 26, 2022 and June 9, 2022.

•
All subsequent Reports on Form 6-K furnished prior to the date of the Special Meeting that MLP identifies in such Reports as being incorporated by reference into the proxy statement.

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The description of the Common Units contained in the Registration Statement filed on Form 8-A/A filed on November 14, 2017, and including any subsequent amendments or reports filed for the purpose of updating such description.

As a foreign private issuer, MLP is exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and MLP’s executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, MLP is not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
MLP has supplied all information contained or incorporated by reference in this proxy statement about MLP.
You can also obtain the documents incorporated by reference in the proxy statement and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by requesting them in writing or by telephone from the appropriate company at the addresses and telephone numbers listed below. To obtain timely delivery, you must request the information no later than five (5) business days before you must make your investment decision.

Höegh LNG Holdings Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12, Bermuda Attention: Corporate Secretary Phone: +1 441 298 3300	Höegh LNG Partners LP Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda Attention: Corporate Secretary Phone: +1 441 298 3300
In addition, if you have questions about the Merger or the Special Meeting, or if you need to obtain copies of the accompanying proxy statement, proxy cards, election forms or other documents incorporated by reference in the proxy statement, you may contact the appropriate contact listed above. You will not be charged for any of the documents you request.
In order for you to receive timely delivery of the documents in advance of the Special Meeting, MLP should receive your request no later than five (5) business days before the date of the Special Meeting. This means that Common Unitholders requesting documents must do so by September 13, 2022 in order to receive them before the Special Meeting.
This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement by reference or in the affairs of MLP since the date of this proxy statement.

ANNEX A
AGREEMENT AND PLAN OF MERGER
Dated as of May 25, 2022
among
HÖEGH LNG HOLDINGS LTD.,
HOEGH LNG MERGER SUB LLC,
HÖEGH LNG PARTNERS LP,
and
HÖEGH LNG GP LLC

A-i

A-ii

INDEX OF DEFINED TERMS
Defined Term	Where used
Adverse Recommendation Change	Section 5.3(a)
Affiliate	Section 8.13
Agreement	Preamble
Antitrust Laws	Section 8.13
Book-Entry Units	Section 2.1(f)
business day	Section 8.13
Certificate	Section 2.1(f)
Certificate of Merger	Section 1.3
Charter Documents	Section 8.13
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(h)
Common Unit	Section 8.13
Common Unitholders	Section 8.13
Conflicts Committee	Recitals
Contract	Section 8.13
COVID-19	Section 8.13
COVID-19 Measures	Section 8.13
Effective Time	Section 1.3
Exchange Act	Section 3.4
Exchange Fund	Section 2.2(b)
Financial Advisor	Section 3.7
GAAP	Section 8.13
General Partner	Preamble
General Partner Approval	Recitals
General Partner Board	Recitals
General Partner Charter Documents	Section 8.13
General Partner Interest	Section 8.13
Governmental Authority	Section 8.13
HSR Act	Section 8.13
Incentive Distribution Right	Section 8.13
Indemnified Person	Section 5.8(a)
Knowledge	Section 8.13
Law	Section 8.13
Liens	Section 8.13
Long-Term Incentive Plan	Section 8.13
Marshall Islands LLC Act	Section 8.13
Marshall Islands LP Act	Section 8.13
Material Contract	Section 8.13
Maximum Amount	Section 5.8(c)
Measurement Date	Section 3.2(a)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble

A-iii

Defined Term	Where used
MLP	Preamble
MLP Board	Recitals
MLP Board Recommendation	Section 5.1(b)
MLP Charter Documents	Section 8.13
MLP Disclosure Schedule	Article III
MLP Material Adverse Effect	Section 8.13
MLP Notice Period	Section 5.3(b)(ii)
MLP SEC Documents	Section 8.13
NYSE	Section 8.13
Outside Date	Section 7.1(b)(i)
Parent	Preamble
Parent Board	Recitals
Partnership Agreement	Section 8.13
Partnership Interest	Section 8.13
Party	Preamble
Paying Agent	Section 2.2(a)
Permit	Section 8.13
Person	Section 8.13
Proceeding	Section 8.13
Proxy Statement	Section 3.4
Representatives	Section 5.1(a)
Required Regulatory Approvals	Section 6.1(b)
Restraints	Section 6.1(c)
Schedule 13E-3	Section 5.1(a)
SEC	Section 8.13
Securities Act	Section 8.13
Series A Preferred Unit	Section 8.13
Series A Preferred Unitholders	Section 8.13
Special Approval	Section 8.13
Sponsor Entities	Preamble
Sponsor Units	Section 2.1(d)
Subordinated Units	Section 8.13
Subsidiary	Section 8.13
Support Agreement	Recitals
Surviving Entity	Section 1.1
Tax	Section 8.13
Tax Return	Section 8.13
Taxes	Section 8.13
Unaffiliated Unitholders	Section 8.13
Unitholder	Section 8.13
Unitholder Approval	Section 6.1(a)
Unitholders Meeting	Section 5.1(b)

A-iv

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of May 25, 2022 (this “Agreement”), is by and among Höegh LNG Partners LP, a Marshall Islands limited partnership (“MLP”), Höegh LNG GP LLC, a Marshall Islands limited liability company and the general partner of MLP (the “General Partner”), Höegh LNG Holdings Ltd., a Bermuda exempted company (“Parent”), and Hoegh LNG Merger Sub LLC, a Marshall Islands limited liability company and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent and the General Partner, the “Sponsor Entities”). Each of MLP, the General Partner, Parent and Merger Sub are referred to herein individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, the Board of Directors of the General Partner (the “General Partner Board”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the General Partner and declared it advisable to consent to and enter into this Agreement and (ii) consented to and approved this Agreement and the transactions contemplated hereby, including the Merger (as defined herein) (the “General Partner Approval”);
WHEREAS, the Conflicts Committee (“Conflicts Committee”) of the Board of Directors of MLP (the “MLP Board”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), are fair to and in the best interests of MLP and the Unaffiliated Unitholders (as defined herein), (ii) approved this Agreement and the transactions contemplated hereby, including the Merger (the foregoing constituting Special Approval (as defined herein)), (iii) recommended to the MLP Board that the MLP Board approve this Agreement and the transactions contemplated hereby, including the Merger, and (iv) recommended to the MLP Board that the MLP Board recommend approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Common Unitholders;
WHEREAS, upon the receipt of such approval and recommendation of the Conflicts Committee, the MLP Board, acting upon the recommendation of the Conflicts Committee, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Common Unitholders;
WHEREAS, the Board of Directors of Parent (the “Parent Board”) (i) has determined that this Agreement and the Support Agreement (as defined below) and the transactions contemplated hereby and thereby, including the Merger, are in the best interests of Parent and (ii) approved this Agreement and the Support Agreement and the transactions contemplated hereby and thereby, including the Merger;
WHEREAS, Parent owns 100% of the issued and outstanding limited liability company interests in Merger Sub;
WHEREAS, Parent, in its capacity as the sole member of Merger Sub, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Merger Sub and declared it advisable to enter into this Agreement and (ii) approved the adoption of this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger; and
WHEREAS, MLP has required, as a condition to its willingness to enter into this Agreement, that Parent simultaneously herewith enter into a support agreement, dated as of the date hereof (as may be amended, the “Support Agreement”), pursuant to which, among other things, Parent agrees, in its capacity as a limited partner of MLP, to vote its Common Units in favor of this Agreement and the transactions contemplated hereby, including the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Marshall Islands LP Act and the Marshall Islands LLC Act, at the Effective Time (as defined herein), Merger Sub shall be merged with and into MLP (such transaction, the “Merger”), the separate limited liability company existence of Merger Sub will cease and MLP will continue its existence as a limited partnership under Marshall Islands law as the surviving entity in the Merger (the “Surviving Entity”).
Section 1.2   Closing.   Subject to the provisions of Article VI, the closing of the Merger (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002 at 9:00 a.m., local time, on the second business day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as MLP and Parent shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, a certificate of merger effecting the Merger, executed in accordance with the relevant provisions of the Marshall Islands LP Act and the Marshall Islands LLC Act (the “Certificate of Merger”), will be duly filed with the Registrar of Corporations of the Republic of the Marshall Islands by the Partnership. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Registrar of Corporations of the Republic of the Marshall Islands or at such later date as may be agreed by MLP and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
Section 1.4   Effects of the Merger.   The Merger shall have the effects set forth herein, in the Partnership Agreement (as defined herein) and in the applicable provisions of the Marshall Islands LP Act and the Marshall Islands LLC Act.
Section 1.5   Organizational Documents of the Surviving Entity.
(a)   At the Effective Time, the certificate of limited partnership of MLP as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided by Law (as defined herein), consistent with the obligations set forth in Section 5.8.
(b)   At the Effective Time, the Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the agreement of limited partnership of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided therein or by Law, in each case consistent with the obligations set forth in Section 5.8.
ARTICLE II
EFFECT ON INTERESTS
Section 2.1   Effect of Merger.   At the Effective Time, by virtue of the Merger and without any action on the part of the General Partner, MLP, Parent or the holder of any securities of MLP or Merger Sub:
(a)   Conversion of Common Units.   Subject to Section 2.3, each Common Unit (as defined herein) issued and outstanding as of immediately prior to the Effective Time, other than the Sponsor Units (as defined herein), shall be converted into the right to receive $9.25 per Common Unit in cash without any interest thereon (collectively, the “Merger Consideration”).
(b)   Preferred Units.   Each Series A Preferred Unit (as defined herein) issued and outstanding as of immediately prior to the Effective Time will be unaffected by the Merger and shall be unchanged and remain outstanding, and no consideration shall be delivered in respect thereof.

(c)   General Partner Interest.   The General Partner Interest issued and outstanding immediately prior to the Effective Time shall remain outstanding in the Surviving Entity and the General Partner shall continue as the sole general partner of the Surviving Entity and the sole record and beneficial owner of the general partner interest in the Surviving Entity.
(d)   Parent-Owned Common Units and Incentive Distribution Rights.   Any Common Units that are owned immediately prior to the Effective Time by Parent (“Sponsor Units”) shall not be canceled, shall not be converted into the Merger Consideration and shall remain outstanding as common units representing limited partner interests in the Surviving Entity. Any Incentive Distribution Rights that are owned immediately prior to the Effective Time by Parent shall automatically be cancelled at the Effective Time and shall cease to exist. No consideration will be delivered in exchange for such cancellation.
(e)   Conversion of the Membership Interests in Merger Sub.   The limited liability company interests in Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of common units representing limited partner interests in the Surviving Entity equal to the number of Common Units converted into the Merger Consideration pursuant to this Agreement. Parent shall continue as a Common Unitholder of the Surviving Entity and shall be the only Common Unitholder of the Surviving Entity. At the Effective Time, the books and records of MLP (as the Surviving Entity) shall be revised to reflect that Parent is the only Common Unitholder of the Surviving Entity and the simultaneous withdrawal of all other Common Unitholders from MLP. For the avoidance of doubt, at the Effective Time, Series A Preferred Unitholders shall remain Series A Preferred Unitholders.
(f)   Certificates.   All Common Units converted into the Merger Consideration pursuant to this Article II shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Common Unit certificate (or an effective affidavit of loss in lieu thereof) (a “Certificate”) or evidence of Common Units in book-entry form (“Book-Entry Units”) that immediately prior to the Effective Time represented any such Common Units shall cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with Section 2.2(c), without interest, and (ii) any distributions with respect to Common Units declared by MLP with a record date prior to the Closing Date.
Section 2.2   Payment of Merger Consideration.
(a)   Paying Agent.   Prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to MLP (the “Paying Agent”) for the purpose of exchanging Certificates or Book-Entry Units for the Merger Consideration. As soon as reasonably practicable after the Effective Time, but in no event more than three business days following the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of record of Common Units as of the Effective Time (and, to the extent commercially practicable, to make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by such holder of record), whose Common Units were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or Book-Entry Units to the Paying Agent) in such form as MLP and Parent may reasonably agree, including, as applicable, instructions for use in effecting the surrender of Certificates or Book-Entry Units to the Paying Agent in exchange for the Merger Consideration.
(b)   Deposit.   At or prior to the Closing, Parent shall cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration issuable upon due surrender of the Certificates or Book-Entry Units pursuant to the provisions of this Article II. All cash deposited with the Paying Agent shall be referred to in this Agreement as the “Exchange Fund.” The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article II out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(c)   Surrender of Common Units.   Each holder of Common Units that have been converted into the right to receive the Merger Consideration upon surrender to the Paying Agent of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, a Book-Entry Unit or a Certificate and such other documents as may reasonably be required by the Paying Agent, will be entitled to receive in exchange therefor a check denominated in U.S. dollars in the amount of cash equal to, subject to Section 2.2(h), the product of (i) the number of Common Units represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Units multiplied by (ii) the Merger Consideration. Until so surrendered, each such Certificate or Book-Entry Unit shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and any distributions with respect to Common Units declared by MLP with a record date prior to the Closing Date. The Merger Consideration paid upon surrender of Certificates or Book-Entry Units shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Units, as the case may be, formerly represented by such Certificates or Book-Entry Units (other than the right to receive any distributions with respect to Common Units declared by MLP with a record date prior to the Closing Date).
(d)   Other Payees.   If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Unit is registered, it shall be a condition to the registration thereof that the surrendered Certificate or Book-Entry Unit shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Paying Agent any transfer, documentary, sales, use, stamp, registration or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or Book-Entry Unit or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.
(e)   No Further Transfers.   From and after the Effective Time, there shall be no further registration on the books of MLP of transfers of Common Units. From and after the Effective Time, the holders of Certificates or Book-Entry Units representing Common Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Units are presented to the Paying Agent or Parent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with, the procedures set forth in this Article II.
(f)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains unclaimed by the holders of Common Units 12 months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such holder’s Common Units for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder’s Common Units. Notwithstanding the foregoing, Parent and MLP shall not be liable to any Common Unitholder for any Merger Consideration duly delivered to a public official pursuant to applicable abandoned property Laws. Any Merger Consideration remaining unclaimed by Common Unitholders immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority (as defined herein) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(g)   Lost, Stolen or Destroyed Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Common Units represented by such Certificate as contemplated by this Article II.
(h)   Withholding Taxes.   Parent, its Subsidiaries (as defined herein) and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to a Common Unitholder such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), the rules and regulations promulgated thereunder and under any provisions of applicable state, local or foreign Tax Law. To the extent amounts are so withheld and timely paid over to the appropriate Tax authority in accordance with applicable Law, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former Common Unitholder in respect of whom such withholding was made. Parent, its Subsidiaries, the Paying Agent and the MLP shall reasonably cooperate in order to reduce or eliminate any amounts that would otherwise be required to be deducted or withheld from payments made pursuant to this Agreement under applicable Law in respect of Taxes.
(i)   Tax Characterization of the Merger.   For U.S. federal income tax purposes (and for purposes of any applicable state, local or foreign Tax that follows the U.S. federal income tax treatment), the Parties agree to treat the Merger as a taxable acquisition by Parent of the Common Units, other than the Sponsor Units. The Parties will prepare and file all applicable Tax Returns (as defined herein) consistent with the foregoing and will not take any inconsistent position on any such Tax Return, or during the course of any related audit, litigation or other Proceeding with respect to Taxes (each as defined herein), except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.
Section 2.3   Adjustments.   Notwithstanding any provision of this Article II to the contrary (but without in any way limiting the covenants in Section 5.2), if between the date of this Agreement and the Effective Time the number of outstanding Common Units shall have been changed into a different number of units or a different class by reason of the occurrence or record date of any unit or share distribution or dividend, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect fully the effect of such unit or share distribution or dividend, subdivision, reclassification, recapitalization, split, split-up, combination, exchange of units or shares or similar transaction and to provide the holders of Common Units the same economic effect as contemplated by this Agreement prior to such event.
Section 2.4   No Dissenters’ Rights.   No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MLP
Except as disclosed in (i) the MLP SEC Documents filed with the SEC on or after December 31, 2021 and prior to the date of this Agreement (but excluding any disclosure contained in any such MLP SEC Documents under the heading “Risk Factors” or “Forward-Looking Statements” or similar heading) or (ii) the disclosure letter delivered by MLP to Parent (the “MLP Disclosure Schedule”) prior to the execution of this Agreement, provided that disclosure in any section of such MLP Disclosure Schedule will be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section, MLP hereby represents and warrants to Parent and Merger Sub as follows:
Section 3.1   Organization, Standing and Power.
(a)   MLP has been duly formed and is validly existing and in good standing as a limited partnership under the laws of its jurisdiction of organization, with requisite power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. MLP is in good standing under the laws of each other jurisdiction which requires such qualification, except where the failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect (as defined herein).
(b)   MLP is duly qualified to transact business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect.

Section 3.2   Capitalization.
(a)   As of the close of business on May 24, 2022 (the “Measurement Date”), MLP has no partnership interests or other equity interests issued and outstanding and no Common Units held in treasury, other than: (i) 33,373,002 Common Units; (ii) 7,089,325 Series A Preferred Units; (iii) the General Partner Interest; and (iv) the Incentive Distribution Rights. At the close of business on the Measurement Date, there were no Subordinated Units (as defined herein) outstanding. All of the outstanding Partnership Interests have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as set forth in the Partnership Agreement or as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act) and, except as set forth in the Partnership Agreement, free of preemptive rights. Except (A) as set forth above in this Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.2, as of the date of this Agreement there are not, and, as of the Effective Time there will not be, any partnership interests, voting securities or other equity interests of MLP issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any partnership interests, voting securities or other equity interests of MLP, including any representing the right to purchase or otherwise receive any of the foregoing.
(b)   Except as set forth in the MLP Charter Documents (as defined herein), as in effect as of the date of this Agreement, there are no outstanding obligations of MLP to repurchase, redeem or otherwise acquire any partnership interests, shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any partnership interests, shares of capital stock, voting securities or equity interests) of MLP.
Section 3.3   Authority; Noncontravention; Voting Requirements.
(a)   MLP has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger, subject to obtaining the Unitholder Approval (as defined herein). The execution, delivery and performance by MLP of this Agreement, and the transactions contemplated hereby, including the Merger, have been duly authorized by the MLP Board and approved by each of the Conflicts Committee and the MLP Board, and the MLP Board, acting upon the recommendation of the Conflicts Committee, has, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of MLP and the Unaffiliated Unitholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to a vote of the Common Unitholders, and (iv) recommended approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Common Unitholders. Except for obtaining the Unitholder Approval, no other entity action on the part of MLP is necessary to authorize the execution, delivery and performance by MLP of this Agreement and the transactions contemplated hereby, including the Merger. This Agreement has been duly executed and delivered by MLP and, assuming due authorization, execution and delivery of this Agreement by the other Parties, constitutes the legal, valid and binding obligation of MLP, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding or at law or in equity).
(b)   Neither the execution and delivery of this Agreement by MLP nor the consummation by MLP of the transactions contemplated hereby nor compliance by MLP with any of the terms or provisions of this Agreement will, (i) assuming that the Unitholder Approval is obtained, conflict with or violate any provision of the MLP Charter Documents, or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Unitholder Approval are obtained and the filings referred to in Section 3.4 are made, violate any Law, judgment, writ or injunction of any Governmental Authority applicable to MLP or any of its properties or assets, except, in the case of clause (ii), for such violations as would not reasonably be expected to have an MLP Material Adverse Effect.

(c)   Except for the General Partner Approval, the Unitholder Approval is the only vote or approval of the holders of any class or series of partnership interests, equity interests or capital stock of MLP or any of its Subsidiaries which are necessary to approve this Agreement and to consummate the transactions contemplated hereby.
Section 3.4   Governmental Approvals.   Except for (i) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and the Securities Act (as defined herein), including the filing of a proxy statement with the SEC in connection with the Merger (the “Proxy Statement”), (ii) the filing of the Certificate of Merger with the Registrar of Corporations of the Republic of the Marshall Islands, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and other Antitrust Laws (as defined herein) or (iv) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE (as defined herein), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by MLP and the consummation by MLP of the transactions contemplated hereby, other than, in the case of this clause (iv), such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect.
Section 3.5   Legal Proceedings.   As of the date of this Agreement, there is no pending Proceeding, and, to the Knowledge (as defined herein) of MLP, no Person has threatened to commence any Proceeding, against MLP that challenges, or that would reasonably be expected to have the effect of making illegal, restraining, enjoining or otherwise prohibiting or preventing the Merger.
Section 3.6   Information Supplied.   None of the information supplied (or to be supplied) in writing by or on behalf of MLP specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to Common Unitholders, and at the time of the Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, MLP makes no representation or warranty with respect to information supplied by or on behalf of Parent or its Affiliates for inclusion or incorporation by reference in any of the foregoing documents.
Section 3.7   Opinion of Financial Advisor.   The Conflicts Committee has received the opinion of Evercore Group L.L.C. (the “Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the Merger Consideration is fair to MLP and the Unaffiliated Unitholders. MLP has been authorized by the Financial Advisor to permit the inclusion of such fairness opinion in the Proxy Statement.
Section 3.8   Brokers and Other Advisors.   Except for the Financial Advisor, the fees and expenses of which will be paid by MLP, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Merger or the transactions contemplated hereby based on arrangements made by or on behalf of the Conflicts Committee. MLP has heretofore made available to Parent a correct and complete copy of its engagement letter with the Financial Advisor, which letter describes all fees payable to the Financial Advisor in connection with the transactions contemplated hereby and all agreements under which any such fees or any expenses are payable and all indemnification and the other agreements with the Financial Advisor, entered into in connection with the transactions contemplated hereby.
Section 3.9   No Other Representations or Warranties.   Except for the representations and warranties set forth in this Article III, neither MLP nor any other Person makes or has made any express or implied representation or warranty with respect to MLP or its Subsidiaries or with respect to any other information provided to Parent in connection with the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, neither MLP nor any other Person will have or be subject to any liability or other obligation to Parent or any other Person resulting from the distribution to Parent (including its Representatives), or Parent’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to Parent in certain “data rooms” or management presentations in expectation of the Merger.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SPONSOR ENTITIES
Each Sponsor Entity hereby represents and warrants, jointly and severally, to MLP as follows:
Section 4.1   Organization, Standing and Power.
(a)   Parent has been duly organized and is validly existing as an exempted company under Bermuda law. Merger Sub has been duly organized and is validly existing as a limited liability company under Marshall Islands law. The General Partner has been duly organized and is validly existing and in good standing as a limited liability company under Marshall Islands law.
(b)   Parent owns all of the issued and outstanding interests in Merger Sub, and such equity interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of Merger Sub and are fully paid (to the extent required under the limited liability company agreement of Merger Sub) and nonassessable (except as set forth in the limited liability company agreement of Merger Sub or as such nonassessability may be affected by Sections 20, 31, 40, and 49 of the Marshall Islands LLC Act); and Parent owns such equity interests free and clear of all Liens. Merger Sub has not conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.
Section 4.2   Authority; Noncontravention; Voting Requirements.
(a)   Each of Parent, the General Partner and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Support Agreement, as applicable, and to consummate the transactions contemplated hereby and thereby, as applicable, including the Merger and the payment of the Merger Consideration, as applicable. The execution, delivery and performance by the Sponsor Entities of this Agreement, and the transactions contemplated hereby, including the Merger and the payment of the Merger Consideration, as applicable, have been duly authorized and approved by the Parent Board, the General Partner Board and the sole member of Merger Sub. The Parent Board has (i) determined that this Agreement and the Support Agreement and the transactions contemplated hereby and thereby, including the Merger, are in the best interests of Parent and (ii) approved this Agreement and the Support Agreement and the transactions contemplated hereby and thereby, including the Merger. Parent, in its capacity as the sole member of Merger Sub, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Merger Sub and declared it advisable to enter into this Agreement and (b) approved the adoption of this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger. Parent, in its capacity as the sole member of the General Partner, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the General Partner and declared it advisable to enter into this Agreement and (b) approved the adoption of this Agreement, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Merger. The General Partner Board has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the General Partner and declared it advisable to consent to and enter into this Agreement and (ii) consented to and approved this Agreement and the transactions contemplated hereby, including the Merger.
(b)   Neither the execution and delivery of this Agreement or the Support Agreement by a Sponsor Entity, nor the consummation by the Sponsor Entities of the transactions contemplated hereby or thereby, nor compliance by the Sponsor Entities with any of the terms or provisions of this Agreement or the Support Agreement, will (i) conflict with or violate any provision of the Charter Documents of the Sponsor Entities, and (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Sponsor Entities or any of their respective properties or assets.
(c)   Simultaneously with the execution of this Agreement, Parent has executed and delivered the Support Agreement.
Section 4.3   Governmental Approvals.   Except for (i) filings required under, and compliance with other applicable requirements of, the Securities Act, the Exchange Act, other applicable foreign securities law and state securities, takeover and “blue sky” laws, as may be required in connection with this Agreement or the Support Agreement and the transactions contemplated hereby and thereby, (ii) the filing of the Certificate of Merger with the Registrar of Corporations of the Republic of the Marshall Islands, or (iii) any filings required under, and compliance with other applicable requirements of, the HSR Act and other Antitrust Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement or the Support Agreement by the Sponsor Entities and the consummation by the Sponsor Entities of the transactions contemplated hereby and thereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to materially impede or delay the ability of the Sponsor Entities to consummate the Merger.
Section 4.4   Legal Proceedings.   As of the date of this Agreement, there is no pending Proceeding, and, to the Knowledge of Parent, no Person has threatened to commence any Proceeding, against Parent, General Partner or Merger Sub that challenges, or that would reasonably be expected to have the effect of making illegal, restraining, enjoining or otherwise prohibiting or preventing the Merger.
Section 4.5   Sufficiency of Funds.   Parent has available to it sufficient funds to pay the aggregate Merger Consideration and all other cash amounts payable pursuant to this Agreement. Parent, General Partner and Merger Sub expressly acknowledge and agree that their obligations hereunder, including their obligations to consummate the Merger, are not subject to, or conditioned on, receipt of financing.
Section 4.6   Information Supplied.   None of the information supplied (or to be supplied) in writing by or on behalf of the Sponsor Entities specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to Common Unitholders, and at the time of the Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Sponsor Entities make no representation or warranty with respect to information supplied by or on behalf of MLP for inclusion or incorporation by reference in any of the foregoing documents.
Section 4.7   Ownership of Partnership Interests.
(a)   As of the date of this Agreement, Parent is the record owner of 15,257,498 Common Units, which represent all of the Common Units held of record or beneficially by Parent or any of its Subsidiaries, and the holder of the Incentive Distribution Rights; such Common Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and Parent owns such Common Units and Incentive Distribution Rights free and clear of all Liens, except for (i) the pledge of such Common Units pursuant to a Pledge Agreement, dated March 22, 2022, between Parent, as pledgor, and Nordic Trustee AS (“Nordic Trustee”), as bond trustee, assignee and secured party, in connection with (A) the bond agreement, dated January 30, 2017, between Parent, as borrower, and Nordic Trustee, as bond trustee; and (B) the bond agreement, dated January 28, 2020, between Parent, as borrower, and Nordic Trustee, as bond trustee and (ii) restrictions on transferability contained in the Partnership Agreement.
(b)   The General Partner is the sole general partner of MLP and owner of the General Partner Interest; such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement.
Section 4.8   No Other Representations or Warranties.   Except for the representations and warranties set forth in this Article IV, neither Parent nor the General Partner nor Merger Sub nor any other Person makes or has made any express or implied representation or warranty with respect to the Sponsor Entities or with respect to any other information provided to MLP in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, neither Parent nor the General Partner nor Merger Sub nor any other Person will have or be subject to any liability or other obligation to MLP or any other Person resulting from the distribution to MLP (including its Representatives), or MLP’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to MLP in any “data rooms” or management presentations in expectation of the Merger.
ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS
Section 5.1   Preparation of the Proxy Statement and the Schedule 13E-3; Unitholders Meeting.
(a)   As soon as practicable following the date of this Agreement, MLP and Parent shall prepare and file with the SEC the Proxy Statement and the Rule 13e-3 transaction statement on Schedule 13E-3 (as amended or supplemented, the “Schedule 13E-3”). MLP shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Common Unitholders as promptly as practicable following the date of this Agreement. No filing of, or amendment or supplement to, including by incorporation by reference, the Proxy Statement or the Schedule 13E-3 will be made by any Party without providing the other Parties a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to MLP or Parent, or any of their respective Affiliates, directors or officers, is discovered by MLP or Parent that should be set forth in an amendment or supplement to either the Proxy Statement or the Schedule 13E-3, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be jointly prepared and promptly filed with the SEC and, to the extent required by Law, disseminated to the Common Unitholders. The Parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to either of the Proxy Statement or the Schedule 13E-3 or for additional information and shall supply each other with copies of all correspondence between it or any of its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (“Representatives”), on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement and the Schedule 13E-3 or the transactions contemplated by this Agreement.
(b)   MLP shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Common Unitholders (the “Unitholders Meeting”) for the purpose of obtaining the Unitholder Approval. Subject to Section 5.3, the MLP Board shall, acting upon the recommendation of the Conflicts Committee, recommend to the Common Unitholders approval of this Agreement (the “MLP Board Recommendation”), and MLP shall use its commercially reasonable efforts to solicit from the Common Unitholders proxies in favor of the Merger and to take all other action necessary or advisable to secure the Unitholder Approval. The Proxy Statement shall include, subject to Section 5.3, the MLP Board Recommendation. Once the Unitholders Meeting has been called and noticed, MLP shall not postpone or adjourn the Unitholders Meeting without the consent of Parent (other than (i) in order to obtain a quorum of the Common Unitholders or (ii) as reasonably determined by MLP to comply with applicable Law); provided that in no event shall the Unitholders Meeting be adjourned or postponed for longer than 10 days without the prior written consent of Parent. In no event shall any matter be submitted to the Common Unitholders at the Unitholders Meeting other than the matters specifically contemplated by this Agreement without the prior written consent of Parent.
(c)   Unless this Agreement is validly terminated in accordance with Article VII, MLP shall submit this Agreement to the Unitholders for approval at the Unitholders Meeting even if the Conflicts Committee shall have effected an Adverse Recommendation Change.

Section 5.2   Conduct of Business.   Except (i) as expressly permitted by this Agreement, (ii) as set forth in Section 5.2 of the MLP Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided for or contemplated by any Material Contract in effect as of the date of this Agreement (including the Partnership Agreement) or (v) as agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Effective Time, MLP shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the ordinary course of business consistent with past practice, (B) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, (C) use commercially reasonable efforts to keep in full force and effect all material Permits and all material insurance policies maintained by MLP and its Subsidiaries, other than changes to such policies made in the ordinary course of business, and (D) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Material Contracts; provided that, in each case, MLP and its Subsidiaries may continue any necessary changes in their respective business practices adopted prior to the date hereof that are reasonably required by any COVID-19 Measures and, after the date hereof, may take further actions in good faith that are reasonably required to respond to COVID-19 by any COVID-19 Measures. MLP shall not, and MLP shall cause its Subsidiaries and use its reasonable best efforts to cause its Representatives not to, directly or indirectly solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing confidential information) or knowingly induce or take any other action intended to lead to any inquiries or any proposals that constitute or could reasonably be expected to lead to any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent, its Subsidiaries, and their Affiliates, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of MLP and its Subsidiaries, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of any class of equity securities of MLP, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning any class of equity securities of MLP, or (D) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving MLP or any of its Subsidiaries, other than the transactions contemplated hereby and other than in the ordinary course of business. During the period from the date of this Agreement until the Effective Time, if permitted by applicable Law, MLP shall declare and pay regular quarterly cash distributions to the holders of each of the Common Units and the Series A Preferred Units, respectively, consistent with past practice; provided that, in no event shall the regular quarterly cash distributions declared or paid by MLP to the holders of Common Units and Preferred Units be less than $0.01 per Common Unit and $0.546875 per Preferred Unit, respectively. Without limiting anything in this Section 5.2, it is understood that violations of Section 5.2 caused by or at the direction of Parent or any of its Affiliates shall not be a violation or breach of this Section 5.2 by MLP.
Section 5.3   Adverse Recommendation Change.
(a)   Except as permitted by Section 5.3(b), MLP shall not, and shall cause its Subsidiaries not to, and the foregoing shall use their commercially reasonable efforts to cause their respective Representatives not to, directly or indirectly (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the MLP Board Recommendation or (ii) fail to include the MLP Board Recommendation in the Proxy Statement (the taking of any action described in clauses (i) or (ii) being referred to as an “Adverse Recommendation Change”). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by MLP’s Subsidiaries, or MLP’s Representatives, other than any violation caused by or at the direction of Parent, shall be deemed to be a breach of this Section 5.3 by MLP.
(b)   Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Unitholder Approval, and subject to compliance in all material respects with this Section 5.3(b), the Conflicts Committee may make an Adverse Recommendation Change on behalf of the MLP Board, provided, however, that the Conflicts Committee may not effect an Adverse Recommendation Change unless:
(i)   the Conflicts Committee determines in good faith, after consultation with its outside legal counsel, that failure to effect an Adverse Change Recommendation would be adverse to the interests of the Unaffiliated Unitholders or would otherwise be a breach of its duties under the Partnership Agreement and applicable Law;
(ii)   the Conflicts Committee has provided prior written notice to Parent at least five days in advance of its intention to take such action, unless at the time such notice is otherwise required to be given there are less than five days prior to the Unitholders Meeting, in which case the Conflicts Committee shall provide as much notice as is practicable (the period inclusive of all such days, the “MLP Notice Period”); and
(iii)   during the MLP Notice Period, the Conflicts Committee has negotiated, and has used its commercially reasonable efforts to cause its financial advisors and outside legal counsel to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to effect such Adverse Recommendation Change would not be adverse to the interests of the Unaffiliated Unitholders or would not otherwise be a breach of its duties under the Partnership Agreement and applicable Law, provided, however, that the Conflicts Committee shall take into account all changes to the terms of this Agreement proposed by Parent in determining whether to make an Adverse Recommendation Change.
Section 5.4   Commercially Reasonable Efforts.
(a)   Subject to the terms and conditions of this Agreement (including Section 5.4(d)), Parent and the General Partner, on the one hand, and MLP, on the other hand, shall cooperate with the other and use (and shall cause their respective Subsidiaries to use) commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date (as defined herein)) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated hereby, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby or seek to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iv) obtain all necessary consents, approvals or waivers from third parties.
(b)   In furtherance and not in limitation of the foregoing, (i) each Party (including by their respective Subsidiaries) agrees to make an appropriate filing (if required) of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 business days after the date of this Agreement (unless a later date is mutually agreed to by the Parties) and to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and use its commercially reasonable efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of any applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date); and (ii) MLP and Parent shall each use its commercially reasonable efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the transactions contemplated hereby and (B) if any state takeover statute or similar Law becomes applicable to any of the transactions contemplated hereby, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the transaction.

(c)   Each of the Parties shall use (and shall cause their respective Subsidiaries to use) its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby, including by providing the other Parties a reasonable opportunity to review and comment thereon, and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, including any proceeding initiated by a private Person, (ii) promptly inform each other Party of (and supply to the other Parties) any communication received by such Party from, or given by such Party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and any material communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated hereby, (iii) permit each other Party to review in advance and incorporate the other Parties’ reasonable comments in any communication to be given by it to any Governmental Authority with respect to obtaining any clearances required under any Antitrust Law in connection with the transactions contemplated hereby, and (iv) consult with each other Party in advance of any meeting or teleconference with any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person and, to the extent not prohibited by the Governmental Authority or other Person, give each other Party the opportunity to attend and participate in such meetings and teleconferences. Parent shall have the principal responsibility for devising and implementing the strategy for obtaining any clearances required under any Antitrust Law in connection with the transactions contemplated hereby and shall take the lead in all meetings and communications with any Governmental Authority in connection with obtaining such clearances, provided, however, that Parent shall consult in advance with MLP and in good faith take MLP’s views into account regarding the overall strategy. Subject to Section 5.6(b), the Parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.4 in a manner so as to preserve the applicable privilege.
(d)   Parent and MLP (including by causing their respective Subsidiaries) agree to use their commercially reasonable efforts to (i) resolve any objections that a Governmental Authority or other Person may assert under any Antitrust Law with respect to the transactions contemplated hereby, and (ii) avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby, in each case, so as to enable the Closing to occur as promptly as practicable and in any event no later than the Outside Date. Notwithstanding the foregoing, nothing in this Agreement shall impose any requirement on Parent, MLP or their respective Affiliates to dispose, transfer, separate or encumber any assets, businesses or operations or agree to any such disposition, transfer or separation of, or any encumbrance (behavioral or otherwise) on or any remedial action with respect to, any assets, businesses or operations, to avoid or eliminate any impediment under any Antitrust Law.
Section 5.5   Public Announcements.   The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and MLP. Thereafter, except in connection with an Adverse Recommendation Change, neither MLP nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated hereby without the prior consent of each other Party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with the NYSE or other relevant securities exchange as determined in the good faith judgment of the Party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with each other Party); provided, however, that each Party and their respective controlled Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Parent or MLP in compliance with this Section 5.5.
Section 5.6   Access to Information; Confidentiality.
(a)   Upon reasonable notice and subject to applicable Laws relating to the exchange of information, MLP shall, and shall cause each of its Subsidiaries to, afford to Parent and its

Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries’ properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. Each Party shall furnish promptly to each other Party a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by such Party from the SEC concerning compliance with securities Laws.
(b)   This Section 5.6 shall not require either Party to permit any access, or to disclose any information, that in the reasonable, good-faith judgment (after consultation with counsel, which may be in-house counsel) of such Party would reasonably be expected to result in (i) any violation of any contract or Law to which such Party or its Subsidiaries is a party or is subject or cause any privilege (including attorney-client privilege) that such Party or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege could in such Party’s good-faith judgment (after consultation with counsel, which may be in-house counsel) adversely affect in any material respect such Party’s position in any pending or, what such Party believes in good faith (after consultation with counsel, which may be in-house counsel) could be, future litigation, or (ii) if such Party or any of its Subsidiaries, on the one hand, and each other Party or any of their Subsidiaries, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto; provided that, in the case of clause (i), the Parties shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (A) would not (in the good-faith belief of the Party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) reasonably be likely to result in the violation of any such contract or Law or reasonably be likely to cause such privilege to be undermined with respect to such information or (B) could reasonably (in the good-faith belief of the Party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which appropriately designated Representatives of each other Party shall be provided access to such information; provided, further, that the Party being requested to disclose the information shall (1) notify each other Party that such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any such contract or Law or are reasonably likely to cause such privilege to be undermined, (2) communicate to each other Party in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with the first proviso in this Section 5.6(b)), and (3) in the case where such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any contract, use reasonable commercial efforts to seek consent from the applicable third party to any such contract with respect to the disclosures prohibited thereby (to the extent not otherwise expressly prohibited by the terms of such contract).
(c)   No investigation, or information received, pursuant to this Section 5.6 will modify any of the representations and warranties of the Parties.
Section 5.7   Notification of Certain Matters.   MLP shall give prompt notice to Parent, and Parent shall give prompt notice to MLP, of (i) any notice or other communication received by such Party from any Governmental Authority in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain such consent is reasonably likely to be material to MLP or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries and that relate to the transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in Article VI and (iv) any material failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in Article VI; provided that, in the case of clauses (iii) and (iv), the failure to comply with this Section 5.7 shall not result in the failure to be satisfied of any of the conditions to the

Closing in Article VI, or give rise to any right to terminate this Agreement under Article VII, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.
Section 5.8   Indemnification and Insurance.
(a)   For purposes of this Section 5.8,”Indemnified Person” means any Person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of MLP or any of its Subsidiaries, and also with respect to any such Indemnified Person, in his or her capacity as a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with MLP) serving at the request of or on behalf of MLP or any of its Subsidiaries, together with such Indemnified Person’s heirs, executors or administrators.
(b)   From and after the Effective Time, to the fullest extent that MLP or any applicable Subsidiary thereof would be permitted to indemnify an Indemnified Person, (i) Parent shall indemnify and hold harmless against any cost or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any Proceeding, and provide advancement promptly, and in any event within 10 days after any written request, of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) the Surviving Entity shall honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the MLP Charter Documents and the Charter Documents of any Subsidiary of MLP immediately prior to the Effective Time and ensure that the organizational documents of the Surviving Entity shall, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and agents of MLP and its Subsidiaries than are presently set forth in the MLP Charter Documents. Any right of indemnification of an Indemnified Person pursuant to this Section 5.8(b) shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein.
(c)   The Surviving Entity shall maintain in effect for six years from the Effective Time MLP’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided that, with the written consent of Parent obtained prior to the Effective Time, the Surviving Entity may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the Surviving Entity be required to expend pursuant to this Section 5.8(c) more than an amount per year equal to 300% of current annual premiums paid by MLP or the General Partner for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, the Surviving Entity would be required to expend more than the Maximum Amount, the Surviving Entity shall obtain the maximum amount of such insurance as is available for the Maximum Amount. MLP shall, prior to the Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such.
(d)   The rights of any Indemnified Person under this Section 5.8 shall be in addition to any other rights such Indemnified Person may have under the organizational documents of MLP, the Surviving Entity, Parent, the Marshall Islands LP Act or the Marshall Islands LLC Act. The provisions of this Section 5.8 shall survive the consummation of the transactions contemplated hereby for a period of six years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 5.8 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of the Surviving Entity shall assume the obligations of the Surviving Entity forth in this Section 5.8.
Section 5.9   Securityholder Litigation.   MLP shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against MLP and/or its officers and directors relating to the transactions contemplated hereby; provided that MLP shall in any event control such defense and/or settlement and shall not be required to provide information if doing so would be reasonably expected to threaten the loss of any attorney-client privilege or other applicable legal privilege.
Section 5.10   Tax Matters.   Based on reasonable diligence, MLP believes, as of the date of this Agreement, that neither MLP nor any of its Subsidiaries was a “passive foreign investment company” within the meaning of section 1297 of the Code (a “PFIC”) for the 2021 Tax year or any prior Tax year, and based on its current and projected methods of operation, MLP expects, as of the date of this Agreement, that neither MLP nor any of its Subsidiaries will be a PFIC for the 2022 Tax year. After the Effective Time, unless otherwise required by applicable Law, Parent shall not, and shall cause its Affiliates (including MLP) not to, make or change any election for Taxes or amend any Tax Return, in each case relating to a period of MLP (or portion thereof) ending prior to the Effective Time to the extent such action would have a material adverse impact on MLP, its Subsidiaries, the holders of the Common Units or the holders of the Series A Preferred Units. Except as provided in Section 2.2(d), Parent shall pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes payable by MLP or its Subsidiaries in connection with the transactions pursuant to this Agreement.
Section 5.11   Performance by the General Partner and MLP.   Parent shall cause the General Partner and MLP and its Subsidiaries, to comply with the provisions of this Agreement. Notwithstanding the foregoing, it is understood and agreed that actions or inactions by MLP, the General Partner and their respective Subsidiaries shall not be deemed to be breaches or violations or failures to perform by MLP, the General Partner and their respective Subsidiaries of any of the provisions of this Agreement if such action or inaction was or was not taken, as applicable, at the direction of Parent or its Representatives.
Section 5.12   Conflicts Committee.   Prior to the Effective Time, neither the General Partner nor Parent nor their Representatives shall, without the consent of the Conflicts Committee, cause or take any action that would cause the elimination of the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee or remove or cause the removal of any director of the MLP Board that is a member of the Conflicts Committee either as a member of the MLP Board or the Conflicts Committee, without the affirmative vote of the Conflicts Committee. For the avoidance of doubt, this Section 5.12 shall not apply to the filling of any vacancies caused by the death, incapacity or resignation of any director in accordance with the provisions of the Partnership Agreement.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Unitholder Approval.   The affirmative vote or consent of the holders of at least a majority of the outstanding Common Units approving this Agreement and the transactions contemplated hereby, including the Merger, shall be obtained at the Unitholders Meeting or any adjournment or postponement thereof (the “Unitholder Approval”).
(b)   Regulatory Approval.   Any authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations or terminations of waiting periods required from, any Governmental Authority set forth on Section 6.1(b) of the MLP Disclosure Schedule shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the expiration or termination of all such waiting periods being referred to as the “Required Regulatory Approvals”), and all such Required Regulatory Approvals shall be in full force and effect.
(c)   No Injunctions or Restraints.   No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated hereby or making the consummation of the transactions contemplated hereby illegal.
Section 6.2   Conditions to Obligations of the Sponsor Entities to Effect the Merger.   The obligations of the Sponsor Entities to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of MLP contained in Section 3.3(a) and Section 3.3(c) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of MLP contained in Section 3.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of MLP set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “MLP Material Adverse Effect” set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect. Parent shall have received a certificate signed on behalf of MLP by an executive officer of MLP to such effect.
(b)   Performance of Obligations of MLP.   MLP shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of MLP by an executive officer of MLP to such effect.
(c)   No MLP Material Adverse Effect.   Since the date of this Agreement there shall not have been any MLP Material Adverse Effect.
(d)   Consents.   MLP shall have obtained the consents listed on Section 6.2(d) of the MLP Disclosure Schedule.
Section 6.3   Conditions to Obligations of MLP to Effect the Merger.   The obligations of MLP to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Sponsor Entities contained in Section 4.2(a) shall be true and correct in all respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) all other representations and warranties of the Sponsor Entities set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth in any individual such representation or warranty) does not, and would not reasonably be expected to, individually or in the aggregate, prevent or materially impede, interfere with or hinder the consummation of the transactions contemplated by this Agreement, including the Merger. MLP shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.
(b)   Performance of Obligations of the Sponsor Entities.   The Sponsor Entities shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and MLP shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.
Section 6.4   Frustration of Closing Conditions.   Neither MLP nor Parent may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, or other breach of or noncompliance with this Agreement.
ARTICLE VII
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time:
(a)   by the mutual written consent of MLP and Parent duly authorized by each of the Conflicts Committee and the Parent Board, respectively;
(b)   by either of Parent or, following authorization by the Conflicts Committee, MLP:
(i)   if the Closing shall not have been consummated on or before November 23, 2022 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available (i) to a Party if the inability to satisfy such condition was due to the failure of such Party or its Affiliates to perform any of its obligations under this Agreement or (ii) to a Party if any other Party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 8.8;
(ii)   if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a Party if such Restraint was due to the failure of such Party to perform any of its obligations under this Agreement; or
(iii)   if the Unitholders Meeting shall have concluded and the Unitholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to a terminating Party if the failure to obtain the Unitholder Approval shall have been caused by the action or failure to act of such Party and such action or failure to act constitutes a breach by such Party of this Agreement;
(c)   by Parent:
(i)   if an Adverse Recommendation Change shall have occurred; or
(ii)   if MLP shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of MLP set forth in this Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) is incapable of being cured, or is not cured by MLP within 30 days following receipt of written notice from Parent of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if Parent, the General Partner or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or
(d)   by MLP if a Sponsor Entity shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Sponsor Entities set forth in this Agreement shall fail to be true), which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (ii) is incapable of being cured, or is not cured by the applicable Sponsor Entity within 30 days following receipt of written notice from MLP of such breach or failure; provided that MLP shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) (A) if MLP is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and (B) without such termination first being authorized by the Conflicts Committee.
Section 7.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in this Section 7.2 and Section 7.3, and the provisions in Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of MLP or Parent or their respective directors, officers and Affiliates, except (i) MLP, Parent and/or Merger Sub may have liability as provided in Section 7.3, and (ii) nothing shall relieve any Party from any liability or damages for any failure to consummate the Merger and the other transactions contemplated hereby when required pursuant to this Agreement or any Party from liability for fraud or a willful breach of any covenant or other agreement contained in this Agreement.
Section 7.3   Fees and Expenses.
(a)   Whether or not the Merger is consummated, all reasonable, documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of the Unitholder Approval, and all other matters, including costs and expenses of litigation, related to the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses; provided that expenses relating to the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of the Unitholder Approval shall be paid 50% by Parent and 50% by MLP. This Section 7.3 shall survive any termination of this Agreement.
ARTICLE VIII
MISCELLANEOUS
Section 8.1   No Survival, Etc.   Except as otherwise provided in this Agreement, the representations, warranties and agreements of each Party shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Party, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Section 5.8 and any other agreement in this Agreement that contemplates performance after the Effective Time shall survive the Effective Time and those set forth in Section 7.2, Section 7.3 and this Article VIII shall survive termination of this Agreement.
Section 8.2   Amendment or Supplement.   At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Unitholder Approval by written agreement of the Parties; provided, however, that (i) following approval of the Merger and the other transactions contemplated hereunder by the Common Unitholders, there shall be no amendment or change to the provisions of this Agreement which by Law would require further approval by the Common Unitholders without such approval and (ii) MLP may not, without the prior written approval of the Conflicts Committee, agree to any amendment or modification of this Agreement. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of MLP is required pursuant to this Agreement, such determination, decision, approval or consent must be authorized by the Conflicts Committee.
Section 8.3   Extension of Time, Waiver, Etc.   At any time prior to the Effective Time, any Party may, subject to applicable Law, (i) waive any inaccuracies in the representations and warranties of any other Party, (ii) extend the time for the performance of any of the obligations or acts of any other Party or (iii) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions; provided, however, that MLP may not make or authorize any such waiver or extension without the prior approval of the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by MLP or Parent in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 8.4   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.
Section 8.5   Counterparts.   This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
Section 8.6   Entire Agreement; No Third-Party Beneficiaries.   This Agreement, the Support Agreement and the MLP Disclosure Schedule (i) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and thereof and (ii) shall not confer upon any Person other than the Parties any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (ii), (A) the provisions of Section 5.8 and Section 8.12 and (B) the right of the Common Unitholders to receive the Merger Consideration after the Closing (a claim by the Common Unitholders with respect to which may not be made unless and until the Closing shall have occurred).
Section 8.7   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement and all disputes and controversies arising hereunder or related hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflicts of laws that would apply any other law.
(b)   Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Parties or their successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.7, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and, to the fullest extent permitted by Law, agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.9 or in such other manner as may be permitted by applicable Laws shall be valid and sufficient service thereof.
(c)   EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT,

TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 8.8   Specific Enforcement.   The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8.8 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 8.9   Notices.   All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or electronic transmission, or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:
If to Parent, to:
Höegh LNG Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Attention.:
Thor Jørgen Guttormsen, Interim President and Chief Executive Officer

Email:
thor.jorgen.guttormsen@Hoeghlng.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:
Sean T. Wheeler, P.C.
Enoch Varner

Email:
sean.wheeler@kirkland.com;
enoch.varner@kirkland.com

If to MLP, to:
Höegh LNG Partners LP
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Attention:
Håvard Furu, Interim Chief Executive Officer and Chief Financial Officer

Email:
havard.furu@Hoeghlng.com

with a copy to each of (which shall not constitute notice) to:
Baker Botts L.L.P.
700 K Street, NW
Washington, DC 20001
Attention:
Catherine Gallagher
Michael Swidler

Email:
catherine.gallagher@bakerbotts.com;
michael.swidler@bakerbotts.com

Richards, Layton & Finger, P.A.
One Rodney Square, 920 North King Street
Wilmington, DE 19801
Attention:
Kenneth Jackman
Srinivas M. Raju

Email:
jackman@rlf.com;
raju@rlf.com

or such other address or facsimile number as such Party may hereafter specify by like notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the succeeding business day in the place of receipt.
Section 8.10   Severability.   If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 8.11   Interpretation.
(a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
(b)   The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

Section 8.12   Non-Recourse.   No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Party or any of their respective Affiliates (unless such Affiliate is expressly a Party) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 8.12 shall limit any liability of the Parties to this Agreement or the parties to the Support Agreement for breaches of the terms and conditions of this Agreement and the Support Agreement, as applicable.
Section 8.13   Definitions.   As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, however, that for purposes of this Agreement, unless expressly provided otherwise, MLP and its Subsidiaries shall not be considered Affiliates of Parent or any of Parent’s other Affiliates, nor shall Parent or any of Parent’s Affiliates be considered Affiliates of MLP or its Subsidiaries.
“Antitrust Laws” means the HSR Act and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
“business day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.
“Charter Documents” means, with respect to any entity at any time, in each case as amended, modified and supplemented at that time, (i) the articles and, where relevant, the memorandum of association or certificate of formation, incorporation, partnership or organization (or the equivalent organizational documents) of that entity, (ii) the bylaws, partnership agreement or limited liability company agreement or regulations (or the equivalent governing documents) of that entity, and (iii) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that entity’s equity interests or of any rights in respect of that entity’s equity interests.
“Common Unit” means a Common Unit as defined in the Partnership Agreement.
“Common Unitholders” mean the holders of the Common Units.
“Contract” means a debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation.
“COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions, mutations or additional waves thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, shelter in place, stay at home, social distancing, shut down, closure or sequester order or any other Law, in each case by a Governmental Authority in connection with or in response to COVID-19.
“Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other environmental media or natural resource), (ii) pollution, (iii) human or worker health and safety (regarding Hazardous Substances), or (iv) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at or prior to the Closing Date.
“GAAP” means generally accepted accounting principles in the United States.

“General Partner Charter Documents” means, collectively, the certificate of formation of the General Partner, and the Amended and Restated Limited Liability Company Agreement of the General Partner, as amended or supplemented from time to time.
“General Partner Interest” has the meaning set forth in the Partnership Agreement.
“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, tribal, foreign or multinational.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Incentive Distribution Right” has the meaning set forth in the Partnership Agreement.
“Knowledge” means, with respect to MLP, the actual knowledge of those individuals listed on Section 8.13 of the MLP Disclosure Schedule and, with respect to Parent, the actual knowledge of Håvard Furu and Camilla Nyhus-Møller.
“Law” means any federal, state, local or foreign or provincial law, statute, tariff, ordinance, rule, regulation, judgment, order, injunction, writ, stipulation, determination, award or decree or agency requirement of or undertaking to any Governmental Authority, including common law.
“Liens” means, collectively, liens, pledges, charges, mortgages, encumbrances, options, rights of first refusal or other preferential purchase rights, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer, except for such transfer restrictions of general applicability as provided under the Securities Act and the “blue sky” laws of the various states of the United States).
“Long-Term Incentive Plan” means the 2014 Höegh LNG Partners LP Long-Term Incentive Plan, filed with the SEC on April 24, 2015, as amended from time to time and including any successor or replacement plan or plans.
“Marshall Islands LLC Act” means the Marshall Islands Limited Liability Company Act of 1996, as amended.
“Marshall Islands LP Act” means the Marshall Islands Limited Partnership Act, as amended.
“Material Contract” means any written contract or other agreement which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to MLP.
“Measurement Date” has the meaning set forth in Section 3.2(a).
“MLP Charter Documents” means MLP’s certificate of limited partnership and the Partnership Agreement.
“MLP Material Adverse Effect” means, when used with respect to MLP, any change, effect, event or occurrence that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of MLP and its Subsidiaries, taken as a whole, or (ii) prevents or materially impedes, interferes with or hinders the consummation of the transactions contemplated hereby, including the Merger, on or before the Outside Date; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been an MLP Material Adverse Effect: (A) changes, effects, events or occurrences generally affecting the economies in which the MLP or its Subsidiaries operate or the global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which the MLP or its Subsidiaries operate; (B) the announcement or pendency of this Agreement or the transactions contemplated hereby or the performance of this Agreement (including, for the avoidance of doubt, performance of the Parties’ obligations under Section 5.5) (provided that the exception in this clause (B) shall not be deemed to apply to references to “MLP Material Adverse Effect” in Section 3.3(b)); (C) any change in the market price or trading volume of the limited partnership interests or other equity securities of MLP (it being understood and agreed that the foregoing shall not preclude any other Party from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of MLP Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be an MLP Material Adverse Effect); (D) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events or pandemics (including COVID-19) or epidemics; (E) changes in any Laws or regulations applicable to MLP or its Subsidiaries or applicable accounting regulations or principles or the interpretation thereof that materially affect this Agreement or the transactions contemplated hereby; (F) any legal proceedings commenced by or involving any current or former member, partner or stockholder of MLP or its Subsidiaries (on their own or on behalf of MLP or its Subsidiaries) arising out of or related to this Agreement or the transactions contemplated hereby; (G) changes, effects, events or occurrences generally affecting the prices of natural gas, refined petroleum products, liquefied natural gas, or other commodities; (H) any failure of MLP to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude any other Party from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of MLP Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, an MLP Material Adverse Effect); (I) the taking of any action required by this Agreement; and (J) a mutually negotiated settlement between MLP (or one of its subsidiaries) and a charterer; provided, however, that changes, effects, events or occurrences referred to in clauses (A), (D), (E) and (G) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be an MLP Material Adverse Effect if and to the extent such state of affairs, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on MLP and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries and geographic areas in which MLP and its Subsidiaries operate.
“MLP SEC Documents” means, collectively, all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed or furnished by MLP and its Subsidiaries since December 31, 2019, including all exhibits and schedules thereto and documents incorporated by reference therein.
“NYSE” means the New York Stock Exchange.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Höegh LNG Partners LP, as amended or supplemented from time to time.
“Partnership Interest” has the meaning set forth in the Partnership Agreement.
“Permit” means franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
“Proceeding” means any actual or threatened claim (including a claim of a violation of Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case, whether, civil, criminal, administrative, investigative, or otherwise, and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding results in a formal civil or criminal litigation or other action.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder).
“Series A Preferred Unit” means a Series A Preferred Unit as defined in the Partnership Agreement.
“Series A Preferred Unitholders” mean the holders of the Series A Preferred Units.
“Special Approval” means “Special Approval” as defined in the Partnership Agreement.

“Subordinated Units” has the meaning set forth in the Partnership Agreement.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partner interests or, in the case of a limited liability company, the limited liability company interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. When used with respect to Parent and the General Partner, the term “Subsidiary” shall not include MLP or its Subsidiaries unless otherwise provided specifically in this Agreement.
“Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, margin, profits, net proceeds, alternative or add-on minimum, inventory, goods and services, capital stock, license, registration, leasing, user, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, property, unclaimed property, fuel, excess profits, premium, windfall profit, deficiency and estimated taxes, customs duties, fees, assessments and similar charges, in each case, in the nature of a tax and imposed by any Governmental Authority, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with respect thereto.
“Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).
“Unaffiliated Unitholders” means Common Unitholders other than Parent and its Affiliates.
“Unitholder Approval” has the meaning set forth in Section 6.1(a).
“Unitholders Meeting” has the meaning set forth in Section 5.1(b).
[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.
PARENT:
HÖEGH LNG HOLDINGS LTD.
By:
/s/ Camilla Nyhus-Møller

Name:
Camilla Nyhus-Møller

Title:
Authorised Signatory

MERGER SUB:
HOEGH LNG MERGER SUB LLC
By:
/s/ Thor Jørgen Guttormsen

Name:
Thor Jørgen Guttormsen

Title:
Authorised Signatory

[Signature Page to Agreement and Plan of Merger]

MLP:
HÖEGH LNG PARTNERS LP
By:
/s/ Håvard Furu

Name:
Håvard Furu

Title:
Authorised Signatory

GENERAL PARTNER:
HÖEGH LNG GP LLC
By:
/s/ Thor Jørgen Guttormsen

Name:
Thor Jørgen Guttormsen

Title:
Authorised Signatory

[Signature Page to Agreement and Plan of Merger]

ANNEX B
May 24, 2022
The Conflicts Committee of the Board of Directors
Höegh LNG Partners LP
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Members of the Conflicts Committee:
We understand that Höegh LNG Partners LP (the “MLP”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Höegh LNG GP LLC, the general partner of the MLP (the “General Partner”), Höegh LNG Holdings Ltd. (“Parent”), and Höegh LNG Merger Sub LLC, a wholly owned subsidiary of Parent (the “Merger Sub” and, together with Parent and the General Partner, the “Sponsor Entities”), pursuant to which the Merger Sub will merge with and into the MLP, with the MLP being the surviving entity as a subsidiary of Parent (the “Merger”). As a result of the Merger, each Common Unit (as defined in the Merger Agreement) of the MLP, other than the Sponsor Units (as defined in the Merger Agreement), will be converted into the right to receive $9.25 per Common Unit in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Conflicts Committee of the Board of Directors of the MLP (the “Conflicts Committee”) has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Common Units other than the Sponsor Entities and their affiliates in the Merger is fair, from a financial point of view, to the MLP and to such holders.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to the MLP that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain internal projected financial data relating to the MLP, reflecting seven management cases (the “Management Cases”), in each case prepared and furnished to us by management of the MLP as approved for our use by the Conflicts Committee (the “Forecasts”);

(iii)
reviewed certain third-party charter free vessel appraisals of the vessels of the MLP furnished to us by management of the MLP as approved for our use by the Conflicts Committee (the “Appraisals”);

(iv)
reviewed certain reports prepared for the Conflicts Committee by Poten & Partners, Inc.;

(v)
discussed with the Conflicts Committee and management of the MLP their assessment of the past and current operations of the MLP, the current financial condition and prospects of the MLP, and the Forecasts under each of the Management Cases;

(vi)
reviewed the reported prices and the historical trading activity of the Common Units;

(vii)
compared the financial performance of the MLP and its stock market trading multiples with those of certain other publicly traded master limited partnerships and other companies that we deemed relevant;

(viii)
compared the financial performance of the MLP and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(ix)
reviewed the financial terms and conditions of a draft, dated May 24, 2022, of the Merger Agreement; and

(x)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the MLP that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the MLP as to the future financial performance of the MLP under each of the Management Cases, as applicable, and that each of the Management Cases reflects the good faith judgment of management as to a reasonably likely alternative with respect to the maters reflected therein. We express no view as to the Forecasts or the Appraisals, or the assumptions on which they are based, as applicable, including the assumptions reflected in the Management Cases. We have relied, at your direction, without independent verification, upon the assessments of the management of the MLP as to the future operational performance of the MLP, including but not limited to, charter revenues, commissions, operating expenses, administrative expenses and other fees and expenses.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the MLP or the consummation of the Merger or reduce the contemplated benefits to the holders of Common Units of the Merger. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the MLP, Parent or the Merger.
We have not conducted a physical inspection of the properties, facilities or vessels of the MLP and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the MLP, nor have we been furnished with any such valuations or appraisals (other than the Appraisals), nor have we evaluated the solvency or fair value of the MLP or any of its vessels under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the MLP and to the holders of the Common Units (other than the Sponsor Entities and their affiliates), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the MLP, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the MLP, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the MLP, nor does it address the underlying business decision of the MLP to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of Common Units or any business combination or other extraordinary transaction involving the MLP. Our opinion does not constitute a recommendation to the Conflicts Committee or to any other persons in respect of the Merger, including as to how any holder of Common Units should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which Common Units will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the MLP or the Merger or as to the impact of the Merger on the solvency or viability of the MLP or the ability of the MLP to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the MLP and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Conflicts Committee in connection with the Merger and have received an initial fee for our services and will receive an additional fee all of which is payable upon rendering this opinion. The MLP has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Conflicts Committee of the MLP and received fees for the rendering of these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to affiliates of Parent and received fees for the rendering of these services. We may provide financial advisory or other services to the MLP and the Sponsor Entities and their respective affiliates in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the MLP, the Sponsor Entities, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the MLP or the Sponsor Entities.
Our financial advisory services and this opinion are provided for the information and benefit of the Conflicts Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except (i) as provided by our engagement letter with the Conflicts Committee, dated December 22, 2021, or (ii) with our prior written approval, except the MLP may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the MLP to its unit holders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Common Units other than the Sponsor Entities and their affiliates in the Merger is fair, from a financial point of view, to the MLP and to such holders.
Very truly yours,
EVERCORE GROUP L.L.C.
By:
/s/ Mark Friedman

Mark Friedman

ANNEX C
HöEGH LNG PARTNERS LPCANON’S COURT22 VICTORIA STREETHAMILTON, HM 12BERMUDA SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Time the day before the cut-off dateor meeting date. Follow the instructions to obtain your records and to create anelectronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD89017-S52152For Against Abstain! ! !! ! !HöEGH LNG PARTNERS LPCANON’S COURT22 VICTORIA STREETHAMILTON, HM 12BERMUDAPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.HöEGH LNG PARTNERS LP (HMLP)1. The Merger Proposal — To approve the Agreement and Plan of Merger, dated as of May 25, 2022 (the "Merger Agreement"), by and amongHöegh LNG Partners LP ("MLP"), Höegh LNG GP LLC, Höegh LNG Holdings Ltd. ("Parent") and Höegh LNG Merger Sub LLC, a direct wholly ownedsubsidiary of Parent ("Merger Sub"), as such agreement may be amended from time to time, and the transactions contemplated thereby, including themerger of Merger Sub with and into MLP, with MLP surviving as a Marshall Islands limited partnership and as a subsidiary of Parent (the "Merger").2. The Adjournment Proposal — To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if thereare not sufficient votes to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at thetime of the Special Meeting.THE BOARD OF DIRECTORS OF HöEGH LNG PARTNERS LP UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:NOTE: The proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

C-1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.D89018-S52152 HöEGH LNG PARTNERS LPTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFHöEGH LNG PARTNERS LPFOR THE SPECIAL MEETING OF COMMON UNITHOLDERS TO BE HELD ONSEPTEMBER 20, 2022The undersigned hereby appoints Håvard Furu, Camilla Nyhus-Møller, Timothy Faries and Lorina Taylor (the "Proxies"), and each of them independently, with full power of substitution and re-substitution, as proxies to vote all of the common units of Höegh LNG Partners LP ("MLP") that the undersigned is entitled to vote (the "Common Units") at the special meeting of common unitholders of MLP to be held at Canon's Court, 22 Victoria Street, Hamilton, HM12, Bermuda on September 20, 2022 at 12:00 noon (local time), and at any and all adjournments and/or postponements thereof. Such Common Units shall be voted as indicated with respect to the Proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.THE COMMON UNITS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED COMMON UNITHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, BUT IF A DIRECTION TO VOTE "AGAINST" PROPOSAL 1 IS GIVEN ON THE REVERSE SIDE AND NO SPECIFIC DIRECTION IS GIVEN WITH RESPECT TO PROPOSAL 2, THIS PROXY WILL NOT BE VOTED "FOR" PROPOSAL 2.PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.(Continued and to be marked, dated and signed on reverse side)

C-2

ANNEX D
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of May 25, 2022 (the “Agreement”), is by and between Höegh LNG Holdings Ltd., a Bermuda exempted company (“Parent”), and Höegh LNG Partners LP, a Marshall Islands limited partnership (“MLP”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and MLP have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, Höegh LNG GP LLC, a Marshall Islands limited liability company and the general partner of MLP (the “General Partner”), Höegh Merger Sub LLC, a Marshall Islands limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and MLP, pursuant to which, upon the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into MLP (the “Merger”), with MLP surviving the Merger as a subsidiary of Parent;
WHEREAS, Parent is the Beneficial Owner (as defined below) of 15,257,498 MLP common units (the “Common Units”);
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to MLP entering into the Merger Agreement, Parent is entering into this Agreement with respect to the Common Units; and
WHEREAS, Parent is willing, subject to the limitations herein, not to Transfer (as defined below) any of its Common Units, and to vote its Common Units in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GENERAL
Section 1.1   Definitions.   This Agreement is the “Support Agreement” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.
(a)   “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.
(b)   “Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.
(c)   “Transfer” means any direct or indirect offer, sale, assignment, pledge, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, pledge, disposition or other transfer (by operation of law or otherwise), of any Common Units owned by Parent, including in each case through the Transfer of any Person or any interest in any Person.
ARTICLE II
AGREEMENT TO RETAIN COMMON UNITS
Section 2.1   Transfer and Encumbrance of Common Units.
(a)   From the date of this Agreement until the earliest of (i) Unitholder Approval being obtained, (ii) the termination of the Merger Agreement pursuant to and in compliance with the terms thereof or

(iii) the termination of this Agreement by the written consent of the parties hereto and the Conflicts Committee (such earliest date, the “Termination Date”), Parent shall not, with respect to any Common Units Beneficially Owned by Parent, (x) Transfer any such Common Units or (y) deposit any such Common Units into a voting trust or enter into a voting agreement or arrangement with respect to such Common Units or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.
(b)   Notwithstanding Section 2.1(a), Parent may Transfer any Common Units to any Person that (1) is a party to an agreement with MLP with substantially similar terms as this Agreement or (2) as a condition to such Transfer, agrees in a writing, reasonably satisfactory in form and substance to MLP, to be bound by this Agreement, and delivers a copy of such executed written agreement to MLP prior to the consummation of such transfer.
(c)   Nothing in this Agreement shall restrict direct or indirect Transfers of equity or other interests in Parent (it being understood that Parent shall remain bound by this Agreement).
Section 2.2   Additional Purchases.   From the date of this Agreement until the Termination Date, Parent agrees that it will not purchase or otherwise acquire any additional MLP common units other than the 15,257,498 Common Units of which it is the Beneficial Owner as of the date hereof.
Section 2.3   Unpermitted Transfers; Involuntary Transfers.   Any Transfer or attempted Transfer of any Common Units in violation of this Article II shall, to the fullest extent permitted by applicable Law, be null and void ab initio. If any involuntary Transfer of any of Parent’s Common Units shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Common Units subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.
ARTICLE III
AGREEMENT TO VOTE
Section 3.1   Agreement to Vote.   Prior to the Termination Date, Parent irrevocably and unconditionally agrees that it shall, at any Unitholders Meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Common Units to be counted as present at such meeting for purpose of establishing a quorum and vote, or cause to be voted at such meeting, all Common Units it owns:
(a)   in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger; and
(b)   against (i) any agreement, transaction or proposal that relates to any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Merger or matters contemplated by the Merger Agreement; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent or any of its Subsidiaries contained in the Merger Agreement; (iii) any action or agreement that would result in any condition to the consummation of the Merger or the transactions contemplated by the Merger Agreement set forth in Article VI of the Merger Agreement not being fulfilled; and (iv) any other action that would reasonably be expected to materially impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. Any attempt by Parent to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Common Units in contravention of this Section 3.1 shall be null and void ab initio.
Notwithstanding anything to the contrary in this Agreement, Parent shall remain free to vote (or execute consents or proxies with respect to) the Common Units with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner Parent deems appropriate.
Section 3.2   Proxy.   Parent hereby irrevocably appoints as its proxy and attorney-in-fact, the chairman of the Conflicts Committee and any person designated in writing by the chairman of the

Conflicts Committee, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Common Units as indicated in Section 3.1 above. Parent intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by Parent with respect to the Common Units (and Parent hereby represents that any such proxy is revocable). The proxy granted by Parent (i) shall be automatically revoked upon the occurrence of the Termination Date and (ii) may be terminated at any time by MLP (and the Conflicts Committee, on behalf of MLP) in its sole election by written notice provided to Parent.
ARTICLE IV
ADDITIONAL AGREEMENTS
Section 4.1   Waiver of Litigation.   Parent agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against MLP or any of its affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the MLP Board (or the Conflicts Committee) in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.
Section 4.2   Further Assurances.   Parent agrees that from and after the date of this Agreement and until the Termination Date, it shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its covenants and agreements under this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT
Section 5.1   Representations and Warranties.   Parent hereby represents and warrants as follows:
(a)   Ownership.   Parent has, with respect to the Common Units, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Common Units. The Common Units constitute all of the common units of MLP owned of record or beneficially by Parent as of the date of this Agreement.
(b)   Authority.   Parent has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by MLP) constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and no other action is necessary to authorize the execution and delivery by Parent or the performance of Parent’s obligations hereunder.
(c)   No Violation.   The execution, delivery and performance by Parent of this Agreement will not (i) violate any provision of any Law applicable to Parent; (ii) violate any order, judgment or decree applicable to Parent; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which Parent is a party or any term or condition of its Charter Documents, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on Parent’s ability to satisfy its obligations hereunder.
(d)   Consents and Approvals.   The execution and delivery by Parent of this Agreement does not, and the performance of Parent’s obligations hereunder, require Parent to obtain any consent, approval,

authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.
(e)   Absence of Litigation.   To the knowledge of Parent, as of the date of this Agreement, there is no action pending against, or threatened in writing against Parent that would prevent the performance by Parent of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.
ARTICLE VI
MISCELLANEOUS
Section 6.1   Termination.   This Agreement shall terminate on the Termination Date. Neither the provisions of this Section 6.1 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve Parent from any liability arising out of or in connection with a breach of this Agreement.
Section 6.2   Notices.   All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or electronic transmission, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
if to Parent to:
Höegh LNG Holdings Ltd.
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Attention.:
Thor Jørgen Guttormsen, Interim President and Chief Executive Officer

Email:
thor.jorgen.guttormsen@Höeghlng.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:
Sean T. Wheeler, P.C.
Enoch Varner

Email:
sean.wheeler@kirkland.com;
enoch.varner@kirkland.com

if to MLP, to:
Höegh LNG Partners LP
Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
Attention:
Håvard Furu, Interim Chief Executive Officer and Chief Financial Officer

Email:
havard.furu@Höeghlng.com

with a copy to each of (which shall not constitute notice) to:
Baker Botts L.L.P.
700 K Street, NW
Washington, DC 20001

Attention:
Catherine Gallagher
Michael Swidler

Email:
catherine.gallagher@bakerbotts.com;
michael.swidler@bakerbotts.com

Richards, Layton & Finger, P.A.
One Rodney Square, 920 North King Street
Wilmington, DE 19801
Attention:
Kenneth Jackman
Srinivas M. Raju

Email:
jackman@rlf.com;
raju@rlf.com

Section 6.3   Amendment; Waiver.
(a)   This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties; provided, however, that, MLP may not, without the prior written approval of the Conflicts Committee, agree to any amendment, modification or waiver of this Agreement.
(b)   No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any party to exercise, and no delay by any party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.
Section 6.4   Counterparts; Electric Signatures.   This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures to this Agreement transmitted by electronic mail in.pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. No party shall be bound until such time as the other party has executed counterparts of this Agreement.
Section 6.5   Assignment and Binding Effect.   Except in connection with a permitted Transfer pursuant to Article II, no party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, permitted transferees and permitted assigns. Except as expressly set forth in the prior sentence, (a) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto or any of their Affiliates, and (b) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other party hereto.
Section 6.6   Conspicuous & Headings.   THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE OR ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 6.7   Entire Agreement.   This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the parties with respect to such subject matter. No agreements or understandings exist among the parties other than those set forth or referred to herein or therein.

Section 6.8   Severability.   If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties. In the event the parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration.
Section 6.9   No Partnership, Agency or Joint Venture.   This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
Section 6.10   Governing Law; Venue; Waiver of Jury Trial.
(a)   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b)   EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR RESULTING FROM THIS AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.10.
(c)   THE PARTIES HEREBY AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER RELATING TO, ARISING OUT OF OR RESULTING FROM OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF SUCH COURT DOES NOT HAVE JURISDICTION, IN ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE ONLY, AND THAT ANY CAUSE OF ACTION RELATING TO, ARISING OUT OF OR RESULTING FROM THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY

SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH ACTION MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(d)   Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 6.2 or in such other manner as may be permitted by law.
Section 6.11   Expenses.   All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Section 6.12   Non-Recourse.   This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more party under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.
Section 6.13   Injunctive Relief.   The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 6.1, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 6.13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at applicable Law or in equity. Each party accordingly agrees (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement and will not plead in defense thereto that there are adequate remedies under applicable Law, all in accordance with the terms of this Section 6.13. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 6.14   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in MLP any direct or indirect ownership or incidence of ownership of or with respect to the Common Units. All rights, ownership and economic benefits of and relating to the Common Units shall remain vested in and belong to Parent, and MLP shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority over Parent in the voting or disposition of any Common Units, except as otherwise expressly provided herein.
Section 6.15   Disclosure.   Parent consents to and authorizes the publication and disclosure by MLP of the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement, and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

Section 6.16   Interpretation.   The parties have participated jointly in negotiating and drafting this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the “knowledge” of Parent means the actual knowledge of any officer of Parent after due inquiry.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
HÖEGH LNG HOLDINGS LTD.
By:
/s/ Camilla Nyhus-Møller

Name:
Camilla Nyhus-Møller

Title:
Authorised Signatory

[Signature Page to Voting and Support Agreement]

HÖEGH LNG PARTNERS LP
By:
/s/ Håvard Furu

Name:
Håvard Furu

Title:
Authorised Signatory

[Signature Page to Voting and Support Agreement]